Filed pursuant to Rule 424(b)(3)

Registration No. 333-264418

PROSPECTUS SUPPLEMENT NO. 2

(to the Prospectus dated September 8, 2022)

Swvl Holdings Corp

98,573,233 CLASS A ORDINARY SHARES

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated September 8, 2022 (as supplemented to date, the “Prospectus”), which forms a part of a registration statement on Form F-1 (Registration No. 333-264418), related to the offer and sale from time to time by B. Riley Principal Capital, LLC of up to 98,573,233 Class A Ordinary Shares. Specifically, this prospectus supplement is being filed to update and supplement the information included in the Prospectus with the information contained in our Reports of Foreign Private Issuer on Form 6-K submitted to the Securities and Exchange Commission (the “SEC”) on: November 4, 2022; November 14, 2022; November 25, 2022; December 6, 2022; December 14, 2022; December 30, 2022; January 10, 2023; January 17, 2023; and January 25, 2023.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this prospectus supplement and any amendments or supplements carefully before you make your investment decision.

Our Class A Ordinary Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”), under the trading symbol “SWVL”. On January 24, 2023, the closing price for our Class A Ordinary Shares on Nasdaq was $0.17.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of the Prospectus before you make an investment in the securities.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated January 25, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2022

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒             Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

CONTENTS

On November 4, 2022, Swvl Holdings Corp issued a press release announcing the receipt of a letter from the Nasdaq Stock Market LLC. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release entitled “Swvl Reports Receipt of Nasdaq Minimum Bid Price Notification”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: November 4, 2022	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

Exhibit 99.1

Swvl Reports Receipt of Nasdaq Minimum Bid Price Notification

Dubai, United Arab Emirates – November 4, 2022 – Swvl Holdings Corp (“Swvl” or the “Company”) (Nasdaq: SWVL), a global provider of transformative tech-enabled mass transit solutions, today reported that the Company received a letter (the “Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is currently not in compliance with Nasdaq Rule 5450(a)(1), as the Company’s closing bid price for its Class A ordinary shares (the “Ordinary Shares”) was below $1.00 per share for the last 30 consecutive business days.

The Nasdaq Stock Market Rules provide the Company a period of 180 calendar days to regain compliance. According to the Letter, the Company has until May 1, 2023, to regain compliance with the minimum bid price requirement. The Company will regain compliance, if at any time during this 180-day period, the closing bid price of its Ordinary Shares is at least $1.00 for a minimum period of ten consecutive business days, in which case the Company will be provided with a written confirmation of compliance from Nasdaq and this matter will be closed.

If the Company does not demonstrate compliance prior to the end of the 180-day period ending May 1, 2023, the Nasdaq’s staff will notify the Company that its Ordinary Shares will be subject to delisting.

However, the Company may then be eligible for additional time to regain compliance, of up to a further 180 calendar days, if it meets the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for the Nasdaq Global Market, with the exception of the bid price requirement. To be eligible, the Company will also need to provide further written notice of its intention to cure the deficiency during the second compliance period.

It is noted that Swvl’s continued listing on Nasdaq remains a key priority for the Company. Should the situation not resolve itself over the above-mentioned timeframe, the Company intends to consider available options to cure the deficiency and regain compliance with the minimum bid requirement within the compliance period, including by potentially approving a reverse share split.

The Letter from Nasdaq has no immediate effect on the Company’s Nasdaq listing or the trading of its Ordinary Shares on Nasdaq, and during the aforementioned cure period, as may be extended, the Company’s Ordinary Shares will continue to trade on the Nasdaq Global Market under the symbol “SWVL”.

About Swvl

Swvl is a global provider of transformative tech-enabled mass transit solutions, offering intercity, intracity, B2B and B2G transportation across more than 135 cities in more than 20 countries. The Company’s platform provides complimentary semi-private alternatives to public transportation for individuals who cannot access or afford private options. Every day, Swvl’s parallel mass transit systems are empowering individuals to go where they want, when they want – making mobility safer, more efficient, accessible, and environmentally friendly. Customers can book their rides on an easy-to-use proprietary app with varied payment options and 24 / 7 access to high-quality private buses and vans.

Swvl was co-founded by Mostafa Kandil, who began his career at Rocket Internet, where he launched the car sales platform Carmudi in the Philippines, which became the largest car classifieds company in the country in just six months. He then served as Rocket Internet’s Head of Operations. In 2016, Kandil joined Careem, a ride-sharing company and the first unicorn in the Middle East. He supported the platform’s expansion into multiple new markets.

For additional information about Swvl, please visit www.swvl.com.

Forward Looking Statements

This press release contains “forward-looking statements” relating to future events. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events and other statements that are not historical facts.

These statements are based on the current expectations of Swvl’s management and are not predictions of actual performance. For example, Swvl is using forward-looking statement in this press release when it discusses its ability to regain compliance under the Nasdaq’s Listing Qualification requirements including by potentially approving a reverse share split to regain the $1.00 minimum bid compliance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Swvl. These statements are subject to a number of risks and uncertainties regarding Swvl’s business, and actual results may differ materially. In addition, forward-looking statements provide Swvl’s expectations, plans or forecasts of future events and views as of the date of this communication. Swvl anticipates that subsequent events and developments could cause Swvl’s assessments and projections to change. However, while Swvl may elect to update these forward-looking statements in the future, Swvl specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Swvl’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon any forward-looking statements.

Contact

Youssef Salem

Swvl CFO

Investor.relations@swvl.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2022 (Report No. 2)

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

CONTENTS

Attached hereto and incorporated by reference herein is Swvl Holdings Corp’s (“Swvl”) Notice of Meeting and Proxy Card for the 2022 Annual Meeting of Shareholders to be held on December 13, 2022 (the “Meeting”). Only shareholders of record who hold Class A Ordinary Shares of Swvl at the close of business on November 9, 2022, will be entitled to vote at the Meeting and any postponement or adjournments thereof.

This Report on Form 6-K is incorporated by reference into Swvl’s Registration Statement on Form S-8 (Registration No. 333-265464), filed with the Securities and Exchange Commission, to be a part thereof from the date on which this Report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Notice of Meeting for the 2022 Annual Meeting of Shareholders to be held on December 13, 2022.
99.2	Proxy Card for the 2022 Annual Meeting of Shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: November 14, 2022	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

Exhibit 99.1

SWVL HOLDINGS CORP

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

11 November, 2022

Dear Shareholder:

You are cordially invited to attend our 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) to be held on 13 December, 2022, at 8 a.m. Eastern at the corporate offices of Swvl Holdings Corp located at The Offices 4, One Central, Dubai World Trade Centre, Dubai, United Arab Emirates.

If you owned our Class A Ordinary Shares, par value $0.0001 (“Ordinary Shares”) at the close of business on 9 November, 2022 (the “Record Date”), you are entitled to vote on the matters which are listed in the Notice of 2022 Annual Meeting of Shareholders.

The Board of Directors recommends a vote “FOR” each of the proposals listed as Items 1 and 2 in the Notice.

You may vote via the Internet, by telephone or by completing and mailing the proxy card you received in the mail. If you attend the 2022 Annual Meeting of Shareholders, you may vote your shares virtually, even if you have previously voted your proxy. Your vote is important, regardless of the number of Ordinary Shares you own or whether or not you plan to attend the 2022 Annual Meeting of Shareholders. Accordingly, whether or not you plan to attend the 2022 Annual Meeting of Shareholders, after reading the enclosed Notice and accompanying proxy statement, please sign, date and mail the enclosed proxy card in the envelope provided or vote by telephone or over the Internet in accordance with the instructions on your proxy card or your voting instructions form to ensure that your shares will be represented and voted at the 2022 Annual Meeting of Shareholders.

We are proud that you have chosen to invest in Swvl Holdings Corp. On behalf of our management and directors, thank you for your continued support and confidence. We look forward to seeing you at our 2022 Annual Meeting of Shareholders.

Sincerely,

/s/ Mostafa Kandil
Mostafa Kandil Director, Chief Executive Officer and Chairman

IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN
THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE

SWVL HOLDINGS CORP

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

11 November, 2022

TIME AND DATE	8 a.m. Eastern time, 13 December, 2022

PLACE	The Offices 4, One Central, Dubai World Trade Centre, Dubai, United Arab Emirates

ITEMS OF BUSINESS

Item	Board Vote Recommendation
1. To appoint three Class I directors to hold office until the annual meeting of shareholders to be held in 2025.	“FOR”
2. To ratify the appointment of Grant Thornton Audit and Accounting Limited (Dubai Branch) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	“FOR”
3. To transact such other business as may properly come before the 2022 Annual Meeting of Shareholders.	“N/A”

The accompanying proxy statement describes these items in more detail. As of the date of this Notice of 2022 Annual Meeting of Shareholders (the “Notice”), we have not received notice of any other matters that may be properly presented at the 2022 Annual Meeting.

RECORD DATE	The record date for the determination of the shareholders entitled to vote at the 2022 Annual Meeting, or any adjournments or postponements thereof, was the close of business on 9 November, 2022.

INSPECTION OF LIST OF SHAREHOLDERS OF RECORD VOTING	A list of the shareholders of record as of 9 November, 2022 will be available for inspection at the 2022 Annual Meeting.

We strongly encourage you to vote. Please vote as soon as possible, even if you plan to attend the 2022 Annual Meeting in person. You can submit your vote prior to the date of the Annual Meeting by: Internet, telephone, or mail in accordance with instructions on your proxy card or your voting instructions form.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD.

A proxy statement describing the matters to be voted upon at the 2022 Annual Meeting along with a proxy card enabling the shareholders to indicate their vote will be mailed on or about 13 November, 2022, to all shareholders entitled to vote at the 2022 Annual Meeting. Such proxy statement will also be furnished to the U.S. Securities and Exchange Commission (the “SEC”) under cover of Form 6-K and will be available on our website at www.investors.swvl.com on or about November 11, 2022. If you plan to attend the 2022 Annual Meeting and your shares are not registered in your own name, please ask your broker, bank or other nominee that holds your shares to provide you with evidence of your share ownership. Such proof of share ownership will be required to gain admission to the 2022 Annual Meeting.

Whether or not you plan to attend the 2022 Annual Meeting, it is important that your shares be represented and voted at the 2022 Annual Meeting. Accordingly, after reading the Notice and accompanying proxy statement, please sign, date and mail the enclosed proxy card in the envelope provided or vote by telephone or over the Internet in accordance with the instructions on your proxy card. The proxy card must be received by Continental Stock Transfer & Trust Company or at our office located at The Offices 4, One Central, Dubai World Trade Centre, Dubai, United Arab Emirates not later than 11:59 p.m. Eastern time on 12 December, 2022, to be validly included in the tally of shares voted at the 2022 Annual Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the proxy card.

By Order of the Board of Directors of Swvl Holdings Corp /s/ Mostafa Kandil
Mostafa Kandil Director, Chief Executive Officer and Chairman

TABLE OF CONTENTS

Page

GENERAL INFORMATION	1
PROPOSAL 1 ELECTION OF DIRECTORS	3
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	8
DOCUMENTS ON DISPLAY	10
OTHER MATTERS	10

i

PROXY STATEMENT
SWVL HOLDINGS CORP 2022 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The Board of Directors (the “Board”) of Swvl Holdings Corp, a British Virgin Islands company (“we,” “us,” “Swvl” or the “Company”), is soliciting proxies to be used at the 2022 Annual Meeting of the Company to be held at The Offices 4, One Central, Dubai World Trade Centre, Dubai, United Arab Emirates at 8 a.m. Eastern time and any postponement or adjournment thereof.

This proxy statement (the “Proxy Statement”) and the accompanying notice and form of proxy are first being distributed to shareholders on or about November 13, 2022. The Board is requesting that you permit your Ordinary Shares to be represented at the 2022 Annual Meeting by the persons named as proxies for the 2022 Annual Meeting.

The proxy solicitation materials, including the Notice of 2022 Annual Meeting of Shareholders, this Proxy Statement, and the proxy card (collectively, the “Proxy Materials”), are being furnished to the holders of our Ordinary Shares, in connection with the solicitation of proxies by the Board for use in voting at the 2022 Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the 2022 Annual Meeting. Please read all of the Proxy Materials carefully.

Voting Rights and Outstanding Shares

The Board has fixed the close of business on 9 November, 2022 as the Record Date for the determination of the shareholders entitled to receive notice and to vote at the 2022 Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 135,125,060 Ordinary Shares issued and outstanding. Each shareholder of record on the Record Date is entitled to one vote per share on all matters to be voted on by shareholders. The Ordinary Shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the 2022 Annual Meeting or any adjournment(s) or postponement(s) thereof. Any proxies returned without instructions will be voted FOR the proposals set forth in the Notice of the 2022 Annual Meeting.

A quorum of a majority of the voting power of the Ordinary Shares entitled to vote as of the Record Date, present in person or by proxy, will be required to conduct the 2022 Annual Meeting. Ordinary Shares that abstain or for which the authority to vote is withheld on certain matters (so-called “broker non-votes”) will be treated as present for quorum purposes on all matters. If you choose to have your shares represented by proxy at the 2022 Annual Meeting, you will be considered part of the quorum. If a quorum is not present at the 2022 Annual Meeting, the Meeting shall be adjourned to a later date in accordance with our memorandum and articles of association. If an adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

The Ordinary Shares are listed on the Nasdaq Stock Market LLC under the symbol “SWVL”.

Revocability of Proxies

A shareholder giving a proxy may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Company at the Company’s Dubai office, The Offices 4, One Central, Dubai World Trade Centre, Dubai, United Arab Emirates, a written notice of revocation by a duly executed proxy bearing a later date, provided that such proxy shall be dated no later than, and received by the Company prior to, the 2022 Annual Meeting.

Proxy Solicitation Costs

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the 2022 Annual Meeting, will be borne by the Company. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card.

Voting Results

We plan to announce preliminary voting results at the 2022 Annual Meeting, and we will report the final results in a Current Report on Form 6-K, which we will furnish to the SEC.

2

PROPOSAL 1
ELECTION OF DIRECTORS

Our memorandum and articles of association provide that the Board is comprised of nine directors and is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. Directors appointed to the Board serve until the annual general meeting of shareholders three years after their appointment or until the third succeeding annual general meeting after their appointment. Our Board has determined that each member of the Swvl Board, other than Mostafa Kandil and Ahmed Sabbah, qualifies as independent under the listing standards of the Nasdaq Stock Market.

Our Board has nominated for election the individuals identified below for appointment as Class I directors at the 2022 Annual Meeting, each of whom is a current director of the Company. Each of these directors will hold office until the annual meeting of shareholders in 2025, and/or until his/her respective successor has been appointed and duly qualified. The director nominees set forth below have consented to being named in this Proxy Statement as nominees for election as directors and have agreed to serve as directors if appointed.

We are soliciting proxies in favor of the appointment of the nominees identified below. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the director nominees named below. If any nominee becomes unable to serve or for good cause will not serve as a director, an event that the Company does not currently anticipate, it is intended that proxies will be voted for any substitute nominee designated by the Board to fill the vacancy or the Board may elect to reduce its size. As of the date of this Proxy Statement, the Board has no reason to believe that the persons named below will be unable or unwilling to serve as directors, if elected.

Biographical information concerning the nominees and other directors appears below.

Name	Age	Position
Esther Dyson	71	Independent Director(1)
Ahmed Sabbah	29	Director
Gbenga Oyebode	63	Independent Director(2)

(1)   Member of the Nominating and Corporate Governance Committee.

(2)   Member of the Audit Committee.

Director Nominees

Information concerning the three nominees for Class I director of the Company is set forth below.

3

Esther Dyson has served on the Swvl Board since its admission to Nasdaq in March 2022 and on the board of Swvl's subsidiary, Swvl Inc, since April 2018. Ms. Dyson is the active executive founder of the nonprofit project Wellville and is a leading angel investor focused on technology and other core sectors, with notable investments including 23andMe (former board member), Evernote (former board member), Flickr, Ilara Health, Meetup (former board member), Omada Health, ProofPilot, Square, WPP Group (former board member) and Yandex (board member). Ms. Dyson is also an accomplished journalist, author, commentator, and philanthropist. Ms. Dyson was Founding Chair of ICANN (Internet Corporation for Assigned Names and Numbers) from 1998 to 2000 and currently sits on the boards of the Long Now Foundation, Open Corporates and The Commons Project. Ms. Dyson’s prior experience also includes working as a securities analyst for New Court Securities and then Oppenheimer & Co. from 1977 to 1982, where she covered companies in technology and logistics, including the startup Federal Express. Ms. Dyson is also author of the bestselling, widely translated 1996 book “Release 2.0: A Design for Living in the Digital Age.”

Ahmed Sabbah was a co-founder of Swvl Inc, serving on its board since 2017 and has served on the Swvl Board since its admission to Nasdaq in March 2022. Between 2017 and January 2021, Mr. Sabbah was the Chief Technology Officer of Swvl Inc. In February 2021, Mr. Sabbah co-founded Telda, a financial technology company aimed at improving the payment and peer-to-peer money transfer experience in the Middle East and North Africa. Mr. Sabbah currently serves as the Managing Director and Chief Executive Officer of Telda. Mr. Sabbah is a graduate of The German University in Cairo.

Gbenga Oyebode has served on the Swvl Board since its admission to Nasdaq in March 2022. Mr. Oyebode is the co-founder and former chairman of Aluko & Oyebode, one of the largest law firms in Nigeria. Mr. Oyebode currently serves on the boards of Nestlé Nigeria Plc, Lafarge Africa Plc, Socfinaf SA, Okomu Oil Palm Company and PZ Cussons Nigeria PLC. In addition, Mr. Oyebode embodies a spirit of philanthropy through his service as the chairman of Teach for Nigeria, director of Teach for All and as a member of the Global Advisory Council of the African Leadership Academy. Mr. Oyebode also sits on the boards of Jazz at the Lincoln Center, the African Philanthropy Forum, Carnegie Hall and the Ford Foundation. Mr. Oyebode has previously served on the boards of Access Bank Plc and MTN Nigeria Plc. Mr. Oyebode holds bachelor of laws degrees from the University of Ife and the Nigerian Law School and a master of laws degree from the University of Pennsylvania. He also holds one of Nigeria’s highest honors, the Member of the Order of the Federal Republic of Nigeria, and is a recipient of the Belgian royal honor of Knight of the Order of Leopold.

Directors Not Standing For Election at the 2022 Annual Meeting

Mostafa Kandil is Swvl Inc’s co-founder, serving on the board of Swvl Inc since 2017 and has served on the Swvl Board and as its Chief Executive Officer and Chairman since it's admission to Nasdaq in March 2022. Prior to founding Swvl Inc, Mr. Kandil held several leadership positions in the ridesharing and technology industries. Mr. Kandil began his career at Rocket Internet, where he launched the car sales platform Carmudi in the Philippines, which became the largest car classifieds company in the country in just six months. He then served as Rocket Internet’s Head of Operations. In 2016, Mr. Kandil joined Careem, a ridesharing company and the first unicorn in the Middle East. He supported the platform’s expansion into multiple new markets. Careem is now a subsidiary of Uber, based in Dubai, with operations across 100 cities and 15 countries. Mr. Kandil graduated from the American University in Cairo in 2014 with a Bachelor’s Degree in Petroleum and Energy Engineering.

4

Dany Farha has served on the board of Swvl Inc since February 2018 and on the Swvl Board since its admission to Nasdaq in March 2022. Mr. Farha is the co-founder,  CEO and Managing Partner at BECO Capital Investment LLC, a venture capital firm that provides early stage growth capital and hands-on  operational support for technology companies in the Middle East and North Africa. At BECO Capital, he is responsible for investment decisions, fundraising and general management of the firm. Mr. Farha also currently serves as a director on the boards of Kitopi, PropertyFinder International Ltd., North Ladder and DrBridge Holding Ltd. Mr. Farha is a graduate of UCL in London in Management Sciences and Finance.

W. Steve Albrecht has served on the Swvl Board since March 2022. He was the Gunnel Endowed Professor in the Marriott School of Management at Brigham Young University until his retirement in 2017, where he also previously served as Associate Dean. He previously was a professor at Stanford University and the University of Illinois. He is a Certified Public Accountant, Certified Internal Auditor, and Certified Fraud Examiner. He currently serves on the Board and as Chair of the Audit & Finance Committee of SkyWest, Inc. (Nasdaq: SKYW). Previously he was Chairman of Cypress Semiconductor Corporation (Nasdaq: CY) when it was acquired by Infineon Technologies AG (OTCMKTS: IFNNY) for $10 billion in 2020 and Director and Chair of the Audit Committee of RedHat, Inc. (NYSE: RHT) when it was acquired by IBM (NYSE: IBM) for $35 billion, Director of Sun Power Corporation until it was acquired by the French energy company, Total, and CoreLogic, Inc. until it was sold to two private equity firms. Mr. Albrecht is a former President of the American Accounting Association and Association of Certified Fraud Examiners. He has served as a trustee of both COSO, the organization that establishes internal control standards for public companies, and the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board (FASB), the accounting rule-making body in the U.S. He has also been an expert witness in some of the largest financial statement fraud cases in the U.S.

Victoria Grace has served on the Swvl Board since March 2022. Ms. Grace was formerly the SPAC’s Chief Executive Officer. Ms. Grace is a founding partner of Colle Capital Partners I, LP, an opportunistic, early stage technology venture fund and Chief Executive Officer and Director of Queen’s Gambit Growth Capital II. Prior to founding Colle Capital, Ms. Grace was a partner at Wall Street Technology Partners LP, a mid-stage technology fund, from November 2000 to February 2014, and a director of Dresdner Kleinwort Wasserstein Private Equity Group from November 2000 to October 2004. In addition, Ms. Grace co-founded, co-managed and served as President of Work It, Mom! LLC, a network site for professional moms with an advertising revenue model from 2007 until its merger with another content company in 2012. She also served on the board of directors of VNV Global Ltd., an investment company with a focus on companies with network effects. Ms. Grace has worked with, and made investments in a broad range of companies, including enterprise software, wireless technologies, medical devices, health IT, FinTech, hardware, virtual reality and D2C retail companies. Notable investments that Ms. Grace either led or worked closely with include Apriso (acquired by Dassault Systemes), AZA Group (formerly BitPesa Ltd.), Lon, Inc. (d/b/a Bread) (acquired by Alliance Data Systems Operations), CargoX Ltd., Concourse Global Enrollment, Inc., Health Platforms Inc. (Doctor.com) (acquired by Press Ganey Associates LLC), EnsoData Inc., Hyliion Inc. (NYSE: HYLN), Maven Clinic Co., MaxBone, Inc., MetaStorm Inc. (acquired by OpenText Corporation), Netki, Inc., Numan, Parkside Securities, Inc., QMerit, Inc., Radar, Sensydia Corporation, Skopenow, Inc., Swiftmile, Inc., Syft (acquired by Recruit Holdings Co Ltd., owner of indeed.co.uk) and Vergent Bioscience, Inc. Ms. Grace received her Bachelor of Arts in economics and biochemistry from Washington University in St. Louis in 1997.

5

Lone Fønss Schrøder has served on the Swvl Board since March 2022. Ms. Fønss Schrøder was one of the SPAC’s independent directors and currently serves as the Chief Executive Officer at Concordium AG, the world’s first blockchain with protocol-level identity mechanism, as of February 2019. Ms. Fønss Schrøder is a director nominee of Queen’s Gambit Growth Capital II and currently sits on the boards of directors of IKEA Group, Volvo Car Group, Aker Group (comprised of Akastor ASA and Aker Solutions ASA which merged with Kvaerner ASA in November 2020), the CSL Group Inc. and Geely Sweden Holdings. She previously served as Chairman of Saxo Bank A/S from 2014 to 2018, Audit Committee Chairman of Valmet Oy from 2014 to 2018, a member of the Credit & Audit Committee of Handelsbanken AB from 2009 to 2014, a member of the Audit Committee of Vattenfall AB from 2005 to 2012 and a member of the Audit Committee of Yara ASD from 2006 to 2011. Ms. Fønss Schrøder co-founded the fintech company Cashworks, Inc. in 2016, and formerly served as President and Chief Executive Officer of Wallenius Lines from 2005 to 2010. Additionally, Ms. Fønss Schrøder spent 22 years at A.P. Moller Maersk, where she held several senior management positions, and founded Maersk Procurement and Star Air where she was responsible for the Car Carriers and Bulk division. She was also a Senior Advisor for Credit Suisse from 2014 to 2018 and a former partner of CMC Biologics A/S (which was acquired by AGC Biologics, Inc. in 2016). Ms. Fønss Schrøder received a Masters of Science in Law from the University of Copenhagen in 1987 and a Masters of Science in Economics from the Copenhagen Business School in 1984.

Bjorn von Sivers the board of Swvl Inc since June 2019 and on the Swvl Board since it's admission to Nasdaq in March 2022. Mr. von Sivers has been an Investment Manager and Head of Investor Relations at VNV Global AB in Stockholm, Sweden since 2012. During the period 2014-2017 he was also an investment analyst at Vostok Emerging Finance Ltd and Pomegranate Investment AB. Mr. von Sivers received a Master of Science degree in Finance and Investment from The University of Edinburgh Business School in 2012 and a Bachelor of Science degree in Business and Economics from Lund University in 2011.

Required Vote

Approval of Proposal 1 (Appointment of Directors) will require the affirmative vote of a majority of the votes present in person or by proxy at the 2022 Annual Meeting and voting on the proposal. Pursuant to our memorandum and articles of association, holders of Ordinary Shares who are present but do not vote, blanks and abstentions shall not be counted for purposes of determining if a majority has been obtained.

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Pursuant to the Shareholders’ Agreement, dated July 28, 2021, by and between the Company and Mahmoud Nouh Mohamed Mohamed Nouh, Mostafa Essa Mohamed Mohamed Kandil, Ahmed Mahmoud Ismail Mohamed Sabbah, Digame Africa, VNV (Cyprus) Limited, Memphis Equity Ltd., Badia Impact Fund C.V., Blu Stone Ventures 1 Limited, Alcazar Fund 1 SPV 4, Lux Capital Partners Offshore Master Fund, LP, Luxor Capital Partners, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP, until the completion of the Company’s 2024 annual meeting of shareholders, the shareholders party to such agreement are committed to vote in favor of the appointment of the Company designees to the Company Board at any shareholder meeting.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE

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PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”), which is composed entirely of independent directors, has selected Grant Thornton Audit and Accounting Limited (Dubai Branch) (“Grant Thornton”), independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. Ratification of the selection of Grant Thornton by shareholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the shareholders for ratification at the 2022 Annual Meeting. If the shareholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Grant Thornton, but may, in their discretion, retain Grant Thornton. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives from Grant Thornton have been invited and may be in attendance at the 2022 Annual Meeting via teleconference to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table sets forth, for each of the years indicated, the fees expensed by our independent registered public accounting firm:

	For the Year Ended December 31,
	2021	2020
Audit fees(1)	$1,038,512	$874,650
Audit related fees	-	-
Tax fees	-	-

(1)     “Audit fees” means the aggregate fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements and the review of our comparative interim financial statements.

Pre-Approval Policy

Our Audit Committee pre-approves all auditing services and permitted non-audit services to be performed for the Company by our independent auditor, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee pre-approved all audit services provided to us during the periods listed above.

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Required Vote

Approval of Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) will require the affirmative vote of a majority of the votes present in person or by proxy at the 2022 Annual Meeting and voting on the proposal. Pursuant to our memorandum and articles of association, holders of Ordinary Shares who are present but do not vote, blanks and abstentions shall not be counted for purposes of determining if a majority has been obtained.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GRANT THORNTON AUDIT AND ACCOUNTING LIMITED (DUBAI BRANCH) AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

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DOCUMENTS ON DISPLAY

The Company’s Annual Report on Form 20-F filed with the SEC on April 15, 2022 is available for viewing and downloading on the SEC’s website at www.sec.gov as well as on the Investor Relations section of the Company’s website at www.investors.swvl.com.

The Company is subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. The Company fulfills these requirements by filing reports with the SEC. The Company’s filings with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The Company’s SEC filings are also available to the public on the SEC’s website at www.sec.gov. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. The circulation of this Proxy Statement should not be taken as an admission that the Company is subject to those proxy rules.

OTHER MATTERS

We know of no other matters to be submitted at the 2022 Annual Meeting. If any other matters properly come before the 2022 Annual Meeting, it is the intention of the proxy holders to vote the shares they represent in accordance with their best judgment, unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2022 Annual Meeting, we urge you to submit your signed proxy promptly.

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Exhibit 99.2

SWVL HOLDINGS CORP FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature_________________________________ Signature, if held jointly_________________________________ Date___________2022.Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please markyour voteslike thisX21274 SWVL Holdings Corp. Proxy Card Rev2 Front CONTROL NUMBERPROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET – www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 12, 2022..YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailVote by Internet - QUICK EASY FORAGAINSTABSTAIN1. Election of Directors (1) Esther Dyson (2) Ahmed Sabbah (3) Gbenga Oyebode 2 . Ratification of the appointment of Grant Thornton Audit and Accounting Limited (Dubai Branch) as independent registered public accounting firm for the fiscal year ending December 31, 2022. FOR WITHHOLD AUTHORITY FOR WITHHOLD AUTHORITY FOR WITHHOLD AUTHORITYFORALLWITHHOLD ALL

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSSWVL HOLDINGS CORP21274 SWVL Holdings Corp. Rev2 Back The undersigned appoints Mostafa Kandil and Youssef Salem, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the Class A Ordinary Shares of Swvl Holdings Corp held of record by the undersigned at the close of business on November 9, 2022 at the Annual Meeting of Shareholders of Swvl Holdings Corp to be held on December 13, 2022, or at any adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.(Continued and to be marked, dated and signed on the other side)Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of ShareholdersThe 2022 Proxy Statement and our 2021 Annual Report to Shareholders are available at: https://www.cstproxy.com/swvl/2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2022 (Report No. 3)

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

CONTENTS

On November 25, 2022, Swvl Holdings Corp’s (“Swvl”)  issued a press release titled: “Swvl Reports Further Steps in its Portfolio Optimization Program.” A copy of this press release is furnished herewith as Exhibit 99.1.

This Report on Form 6-K is incorporated by reference into Swvl’s Registration Statement on Form S-8 (Registration No. 333-265464) filed with the Securities and Exchange Commission, to be a part thereof from the date on which this Report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release titled: “Swvl Reports Further Steps in its Portfolio Optimization Program.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: November 25, 2022	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

Exhibit 99.1

Swvl Reports Further Steps in its Portfolio Optimization Program

Dubai, United Arab Emirates – November 25, 2022 – Swvl Holdings Corp (“Swvl” or the “Company”) (Nasdaq: SWVL), a global provider of transformative tech-enabled mass transit solutions, today reported that it is implementing further measures as part of its previously announced and ongoing portfolio optimization program to reduce costs.

These further measures will include the following:

•	Focus on the largest markets which contribute the majority of Swvl’s revenues, primarily in Egypt and Mexico

•	Evaluation of strategic alternatives for smaller countries of operations which can include potential sale, scale back or discontinuation of these operations

•	Reduction in headcount by over 50%
•	Reduction in operating expenses across central costs as well as all markets. These include aggressive cost cutting in discretionary spending such as marketing expenses and other third-party services.

Swvl is taking these measures amid the continuing uncertainty in the global economic environment and volatility in capital markets, which potentially impact Swvl’s ability to generate sufficient cash from operating activities and external financings to fund working capital and service its commitments.

About Swvl

Swvl is a global provider of transformative tech-enabled mass transit solutions, offering intercity, intracity, B2B and B2G transportation. The Company’s platform provides complimentary semi-private alternatives to public transportation for individuals who cannot access or afford private options. Every day, Swvl’s parallel mass transit systems are empowering individuals to go where they want, when they want – making mobility safer, more efficient, accessible, and environmentally friendly. Customers can book their rides on an easy-to-use proprietary app with varied payment options and access to high-quality private buses and vans.

For additional information about Swvl, please visit www.swvl.com.

Forward Looking Statements

This press release contains “forward-looking statements” relating to future events. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events and other statements that are not historical facts.

These statements are based on the current expectations of Swvl’s management and are not predictions of actual performance. For example, Swvl is using forward-looking statement in this press release when it discusses certain measures it is taking with respect to its portfolio optimization program and the potential the continuing uncertainty in the global economic environment and volatility in capital markets may impact its ability to generate sufficient cash from operating activities and external financings to fund working capital and service its commitments. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Swvl. These statements are subject to a number of risks and uncertainties regarding Swvl’s business, and actual results may differ materially. In addition, forward-looking statements provide Swvl’s expectations, plans or forecasts of future events and views as of the date of this communication. Swvl anticipates that subsequent events and developments could cause Swvl’s assessments and projections to change. However, while Swvl may elect to update these forward-looking statements in the future, Swvl specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Swvl’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon any forward-looking statements.

Contact

Youssef Salem

Swvl CFO

Investor.relations@swvl.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2022

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

CONTENTS

On November 29, 2022, Swvl Holdings Corp’s (“Swvl”) issued a total of 1,928,759 Class A Ordinary Shares in connection with a series of acquisitions by Swvl , consisting of up to (a) 1,663,121 Class A Ordinary Shares issued to certain investors pursuant to that certain Sale and Purchase Agreement, dated April 29, 2022, by and among Swvl Global FZE, Swvl, Volt Lines B.V. and the additional parties listed therein, and that certain Deviation Agreement, dated November 21, 2022, by and among Swvl , Swvl Global FZE and Southeast Europe Equity Fund II, LP; (b)  50,000 Class A Ordinary Shares issued to certain investors pursuant to that certain Stock Purchase Agreement, dated November 16, 2021, by and among Swvl Inc., Swvl Global FZE and Viapool Inc. and the additional parties listed therein; (c) 115,638 Class A Ordinary Shares issued to certain investors pursuant to that certain Sale and Purchase Agreement, dated March 24, 2022, by and between Swvl Inc., Swvl Germany GmbH and Door2Door GmbH and the additional parties listed therein; and (d) 100,000 Class A Ordinary Shares issued to certain investors pursuant to that certain Sale and Purchase Agreement, dated August 18, 2021, by and between Swvl Global FZE, Swvl Inc. and Shotl Transportation, S.L. and the additional parties listed therein. The Class A Ordinary Shares described in clauses (a) – (d) of the prior sentence were issued as equity consideration pursuant to Swvl’s acquisitions of Volt Lines B.V. and Door2Door GmbH and acquisitions of controlling interests in Viapool Inc. and Shotl Transportation, S.L. an equity consideration value of $10 per share.

The issuance of the Class A Ordinary Shares did not involve a public offering and was exempt from the requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation S promulgated under the Securities Act.

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Sale and Purchase Agreement, dated April 29, 2022, by and between Mohamad Ali Al Halabi, Khaleej 1 Ltd, HEDEF ARAÇ KİRALAMA VE SERVİS A.Ş., March Holding Limited, Stichting DAI & Members, Stichting Turkish Investors, Stichting MEVP Investors, Lill CVC SAPI de CV, Wamda Seed Limited, Stichting Volt Lines ESOP, Commoditynet Holding B.V., WSH Ltd., Southeast Europe Equity Fund II, LP, Swvl Global FZE, Swvl Inc. and Volt Lines B.V. (incorporated by reference to Exhibit 10.25 to Swvl’s Shell Company Report on Form 20-F (File No. 333-264418) filed with the Securities and Exchange Commission on March 27, 2022).
10.2	Deviation Agreement, dated November 21, 2022, by and among Swvl Inc., Swvl Global FZE and Southeast Europe Equity Fund II, LP.
10.3	Sale and Purchase Agreement, dated November 16, 2021, by and between Alejandro Taubas, Alejo Matías Miragaya, Lionel Fridman, Diego Nomberg, Clin Fondo de Inversión Privado, AVP Seed Fund I, Angel Ventures Pacific Alliance Fund II Limited Partnership, Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, acting as trustee of Irrevocable Trust F/4862, designated AV Pacific Alliance Trust II, CMPL Angel Seed Fund LP and Swvl Inc., Swvl Global FZE, with Swl Inc. as an obliged delegee of the Buyer Viapool Inc.
10.4	Sale and Purchase Agreement, dated March 24, 2022, by and between Rivertree Beteiligungsgesellschaft mbH, Dr. Günther Lamperstorfer, KfW, Social Media Enterprises GmbH, Ariel Luedi, Dr. Tom Kirschbaum, Maxim Nohroudi, Blirz B22-203 GmbH and Swvl Inc. (incorporated by reference to Exhibit 4.23 to Swvl’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the Securities and Exchange Commission on March 31, 2022).
10.5	Agreement for the Sale and Purchase of Shares of Shotl Transportation, S.L., dated as of August 18, 2021, by and among Swvl Global FZE, Swvl, Marfina, S.L., Camina Lab, S.L., Mr. Osvald Martret Martinez and Mr. Gerard Martret Martinez (incorporated by reference to Exhibit 10.8 to Amendment No. 7 of Swvl’s Registration Statement on Form F-4 (File No. 333-259800) filed with the Securities and Exchange Commission on March 11, 2022).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: December 6, 2022	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

Exhibit 10.2

THIS DEVIATION AGREEMENT IS DATED 21 November 2022 AND MADE BETWEEN:

I.	SOUTHEAST EUROPE EQUITY FUND II, LP, a Cayman Islands limited partnership, having its registered office at the address of c/o Interest Trustees (Cayman) Ltd, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands KYI-9005, and having certificate of good standing of a partnership numbered OG 16589 issued by Registrar of Limited Partnerships Cayman Islands (“SEEF”);

II.	Swvl GLOBAL FZE, a Limited Liability Free Zone Establishment duly incorporated and validly existing under the DTCA (as defined in the SPA) Company Rules and Regulations under Dubai law No 9 of 2015, registered with the Mercantile Registrar of Companies of Dubai World Trade Center Authority under number 0361, having its registered office at Office No:02.08 the offices 4 at One Central, Dubai World Trade Centre and without tax identification code since there is no corporate income tax in UAE (the “Swvl Global”), [duly represented by Mr. Mostafa Essa Mohamed Mohamed Kandil, a citizen of The Arab Republic of Egypt, of legal age, with professional domicile in Office No :02.08 the offices 4 at One Central, Dubai World Trade Centre, and holder of valid Passport of his nationality number A-18493071, who is duly authorized to sign and execute this Agreement in his capacity as CEO of the Buyer;] and

III.	Swvl Holdings Corp, a company duly incorporated and existing under the laws of the territory of the British Virgin Islands, registered with the Registrar of Corporate Affairs of the British Virgin Islands under number 2070410, having its registered office at Maples Corporate Services (BVI) Limited Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (“Swvl Holdings”), [duly represented by Mr. Mostafa Essa Mohamed Mohamed Kandil, a citizen of The Arab Republic of Egypt, of legal age, with professional domicile in Office No :02.08 the offices 4 at One Central, Dubai World Trade Centre, and holder of valid Passport of his nationality number A-18493071, who is duly authorized to sign and execute this agreement in his capacity as CEO and a director of Swvl Holdings;], hereinafter collectively referred to as the “Parties”, and each individually a “Party”.

Recitals:

A.	On 29 April 2022, the agreement for the sale and purchase (the “SPA”) of the entire issued share capital of Volt Lines B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), duly incorporated and validly existing under the laws of the Netherlands, having its registered offices at Jan van Goyenkade 8, 1075 HP Amsterdam, the Netherlands registered with the Trade Register of the Dutch Chamber of Commerce under number 74802992 (the “Company”) was entered into by, amongst others, SEEF as one of the sellers, Swvl Global as the buyer, and Swvl Holdings (in comprehensive: the “Transaction”).

B.	After Closing, the Parties agreed on certain deviations from the SPA which they wish to lay down in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS and interpretations

1.1.	In this Agreement, save where explicitly provided otherwise, capitalised words and expressions have the meaning attributed thereto in the SPA.

1.2.	In this Agreement Parties agree to deviate from certain provisions in the SPA, which deviations shall only relate to the relation between the Parties to this Agreement as of the date the Agreement has been duly executed by all Parties. Except where this Agreement explicitly deviates from the SPA, the stipulations of the SPA and the rights and obligations of the Parties under and in connection with the SPA remain unchanged and in full force and effect.

2.	fixed consideration

2.1.	As part of the Fixed Consideration (Clause 3.2 of the SPA), Swvl Global has the obligation to issue to SEEF 56,650 Svwl shares (Protected Swvl Shares as per Schedule 3 of the SPA). Also, Schedule 5 of the SPA introduces a collar protection mechanism where Swvl Global has a contingent payment obligation towards SEEF in the form of additional Swvl shares to be calculated depending on the share price of a Swvl share at any lock-up expiry date (set as the sixth, twelfth and eighteenth monthiversary of the Closing each applicable to one-third of the total Protected Swvl Shares). Accordingly, the first determination of whether additional Swvl shares would be issued to SEEF would be on 28 November 28 2022 (the sixth monthiversary of the Closing), and would be applicable to one-third of the Protected Swvl Shares of SEEF (i.e. 18,883 shares). If, at that date, the price of a Swvl share were less than $7, such number of Swvl shares would be issued to SEEF so as to bring the total value of 18,883 shares, calculated on the basis of the actual price of a Swvl share as of 28 November 2022, to $132,181.

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2.2.	The Parties agree to implement a provisional mechanism to expedite the issuance of additional Swvl shares ahead of the determination date of 28 November 2022. In this respect, the price of a Swvl share and floor protection are provisionally set at $0.60 (as opposed to the actual on 28 November 2022) and $6 (as opposed to the $7 in Schedule 5). For clarification, the aforementioned mechanism is provisional and is designed to allow expedite share issuance of the additional Swvl shares to SEEF. The actual determination will be done on 28 November 2022 as per Schedule 5 (based on the actual price of a Swvl share, and the floor protection of $7 — or the ceiling of $13 if applicable). Any difference will offset between the Parties. The issuance of Swvl shares pursuant to this Clause 2.2 does not prejudice the issuance of additional Swvl shares in connection with the valuation assessment pursuant to and in accordance with Schedule 5 of the SPA at any later lockup expiry date (i.e. 28 May 2023 and 28 November 2023).

2.3.	Swvl Global and Swvl Holdings (which assumes the payment obligation of Swvl Global for the additional Swvl Shares towards SEEF pursuant to this Clause 2 and Schedule 5 of the SPA, and which payment obligations will be settled in accordance with Clause 3.2.2 applying mutatis mutandis) undertake best efforts to pass a board resolution by Swvl Holding to authorise the issuance of the additional Swvl shares to SEEF and actually issue the Swvl shares to SEEF by 25 November 2022.

3.	CONTINGENT CONSIDERATION

3.1.	Swvl Global has a payment obligation towards SEEF equal to 78,886 Contingent Swvl Shares pursuant to Clause 3 and Schedule 3 of the SPA.

3.2.	All of those Swvl shares will be issued to SEEF immediately and will no longer be subject to the Swvl Shares Restrictions.

3.3.	Swvl Global and Swvl Holdings (which assumes the payment obligation of Swvl Global towards SEEF pursuant to Clause 3.3 of the SPA and which payment obligations will be settled in accordance with Clause 3.3.2 of the SPA) undertake best efforts to pass a board resolution by Swvl Holding to authorise the issuance of these 78,886 Swvl shares to SEEF and actually issue these Swvl shares by 25 November 2022.

4.	Miscellaneous

The provisions set out in Clause 1 (Definitions and Interpretation), Clause 15 (Confidentiality), Clause 16 (Further Assurances), 17 (Assignment of the Agreement), 18 (Taxes and Expenses), 19 (Entire Agreement), 20 (No Implied Waiver), 21 (Variations), 22 (No Recission), 23 (Invalidity), 25 (Notices and Communications) and 27 (Counterparts) of the SPA will apply to this Agreement, and to the extent required are hereby incorporated by reference.

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5.	Governing law and jurisdiction

5.1.	This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

5.2.	Any and all disputes arising from or in connection with this Agreement (and the SPA), or further contracts resulting there from, shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

[Remainder of page intentionally left blank; signature page follows]

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- Signature page deviation agreement -

IN WITNESS WHEREOF, AGREED UPON AND EXECUTED:

/s/ David Mathewson
Southeast Europe Equity fund II, LP
By: Southeast Europe GC LLC
Function: general partner By: David Mathewson Function: Manging Director

/s/ Mostafa Kandil	/s/ Mostafa Kandil
Swvl Global fze	SWVL holdings corp
By: Mostafa Kandil	By: Mostafa Kandil
Function: CEO	Function: CEO

Exhibit 10.3

STOCK PURCHASE AGREEMENT

BY AND AMONG

Mr. ALEJANDRO TAUBAS

Mr. ALEJO MATIAS MIRAGAYA

Mr. LIONEL FRIDMAN

Mr. DIEGO NOMBERG

CLIN FONDO DE INVERSIÓN PRIVADO

AVP SEED FUND

ANGEL VENTURES PACIFIC ALLIANCE FUND II LIMITED PARTNERSHIP

BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO

ACTINVER, ACTING AS TRUSTEE OF IRREVOCABLE TRUST F/4862, DESIGNATED AV

PACIFIC ALLIANCE TRUST II

And

CMPL ANGEL SEED FUND LP

AS SELLERS

And

SWVL GLOBAL FZE

AS BUYER

And

with SWVL INC. as an obligated delegee of the Buyer

And

VIAPOOL INC.

AS THE COMPANY

NOVEMBER 16, 2021

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered as of November 16, 2021 (the “Execution Date”):

BY AND AMONG

(i)	Mr. ALEJANDRO TAUBAS (“Founder 1”), an Argentine citizen, of legal age, married, with domicile at Juan Pedro Echeverría 1200, Talar del Lago 1 L215, General Pacheco, Buenos Aires and holder of Argentine Passport number AAB983389. .

(ii)	Mr. ALEJO MATIAS MIRAGAYA (“Founder 2”), an Argentine citizen, of legal age, married, with domicile at Las Palmas 3, Barrio La Alameda, Nordelta, Buenos Aires and holder of Argentine Passport number AAG731096.

(iii)	Mr. LIONEL FRIDMAN (“Founder 3”), an Argentine citizen, of legal age, married, with domicile at Av. Santa Fe 4026 2nd floor “B”, Ciudad Autónoma de Buenos Aires and holder of Argentine Passport number AAC127493.

(iv)	Mr. DIEGO NOMBERG (“Founder 4”), an Argentine citizen, of legal age, married, with domicile at Armenia 2474 6th floor, Ciudad Autónoma de Buenos Aires and holder of Argentine Passport number AAD198392.

Founder 1, Founder 2, Founder 3 and Founder 4 shall be jointly referred to as the “Founders”.

(v)	Clin Fondo de Inversión Privado (“Investor 1”), a Chilean private investment fund identified by Registration Number 76.766.448-6 of the Registro Unico Tributario, duly represented by its administrator, the Chilean corporation Inversiones Innovadoras S.A., identified by Registration Number 99.591.440-9 of the Registro Unico Tributario, represented by Mr. Sebastián Andrés Acevedo García, Identification Number N° 14.600.489-k, and Mr. Lonnie James Riggs, Identification Number Nº 21.664.927-3, , having its registered office at Parque Antonio Rabat Sur 6165, Comuna de Vitacura, Santiago de Chile.

(vi)	AVP SEED FUND I (“Investor 2”), a company duly incorporated and existing under the laws of Peru, registered with the Registro Unico de Contribuyente under number 20603084951, having its registered office at Calle Jacinto Lara 328, Dept. 501 San Isidro, Lima 27, Peru, managed by Angel Ventures Perú S.A.C.

(vii)	ANGEL VENTURES PACIFIC ALLIANCE FUND II LIMITED PARTNERSHIP (“Investor 3”), a company duly incorporated and existing under the laws of Ontario, Canada, registered with the Ministry of Government Services under number PBI1061115SC6, having its registered office at Montes Urales 620, Piso 1, Col. Lomas de Chapultepec, C.P. 11000, Ciudad de México.

(viii)	BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, ACTING AS TRUSTEE OF IRREVOCABLE TRUST F/4862, DESIGNATED AV PACIFIC ALLIANCE TRUST II (“Investor 4”), a company duly incorporated and existing under the laws of Mexico, registered with the Registro Federal de Contribuyentes under number 260933833, having its registered office at Montes Urales 620, Piso 1, Col. Lomas de Chapultepec, C.P. 11000, Ciudad de México.

(ix)	CMPL ANGEL SEED FUND LP (“Investor 5”), a company duly incorporated and existing under the laws of Canada, registered with the Ministry of Government Services under number 300216967 having its registered office at 1120 Finch Avenue West, Suite 701, Toronto, Ontario, Canada, M3J3HT.

Investor 1, Investor 2, Investor 3, Investor 4 and Investor 5 shall be jointly referred to as the “Investors”. Founders and Investors shall be jointly referred to as the “Sellers”.

(x)	SWVL GLOBAL FZE, a Limited Liability Free Zone Establishment incorporated under the Dubai World Trade Centre Authority (“DWTCA”) Company Rules and Regulations under Dubai law Nr.9 of 2015, registered with the Mercantile Registrar of Companies of Dubai World Trade Center Authority under number 0361, having its registered office at Office No :02.08 the offices 4 at One Central, Dubai World Trade Centre and without tax identification code since there is no corporate income tax in UAE (the “Buyer”).

(xi)	SWVL INC., a company duly incorporated and existing under the laws of the territory of the British Virgin Islands, registered with the Registrar of Corporate Affairs of the British Virgin Islands under number 1945550, having its registered office at Maples Corporate Services (BVI) Limited Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (“SWVL INC”).

(xii)	VIAPOOL INC., is a corporation organized under the laws of the State of Delaware with registered address at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, United States of America, identified by the Delaware Secretary of State by File No. 3176603 and formed under a Certificate of Incorporation recorded by the Delaware Secretary of State on July 2, 2020, which was amended on November 13, 2020 under Document No. SR 20208383561, and also identified by Federal Employer Identification Number (EIN) 32-0632158 (the “Company”).

The Sellers and the Buyer shall hereinafter be individually referred to as a “Party” and jointly as the “Parties”.

RECITALS

A.	VIAPOOL INC., is a corporation organized under the laws of the State of Delaware with registered address at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, United States of America, identified by the Delaware Secretary of State by File No. 3176603 and formed under the Certificate of Incorporation recorded by the Delaware Secretary of State on July 2, 2020, which was amended on November 13, 2020 under Document No. SR 20208383561, and also identified by Federal Employer Identification Number (EIN) 32-0632158 (the “Company”).

The Company’s corporate purpose is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Delaware.

B.	The Company currently owns and/or controls entirely: (i) VIAPOOL S.R.L., a sociedad de responsabilidad limitada organized and existing under the laws of Argentina (“Viapool SRL”); (ii) MOVILIDAD DIGITAL S.A.S., a sociedad anónima simplificada organized and existing under the laws of Argentina (“MD Sas”, and together with Viapool SRL, the “Argentine OpCos” and each, an “Argentine OpCo”); and (iii) VIAPOOL SpA, a sociedad por acciones organized under the laws of Chile (the “Chilean OpCo”, and together with the Argentine Opcos, the “OpCos”).

The OpCos are engaged in the development, implementation and commercialization of new mobility and transport systems, including different services and connecting travelers with buses and private cars, and are the legal owners of the Apps detailed in Section 2.5.2 of SCHEDULE 9 (the “Business”).

C.	The following is the total number of shares of all classes of stock the Company is authorized to issue: (i) 10,765,247 shares of Common Stock, USD 0.00001 par value per share (“Common Stock”) and (ii) 3,166,247 shares of Preferred Stock, USD 0.00001 par value per share (“Preferred Stock”).

As of the Execution Date, the authorized Common Stock and Preferred Stock, issued and un-issued, and the stockholders of the Company are:

Stockholder	Shares	%
Common	7,599,000	70.59%
Alejandro Taubas	2,380,000	22.11%
Alejo Matías Miragaya	2,380,000	22.11%
Lionel Fridman	857,000	7.96%
Diego Nomberg	857,000	7.96%
Stock Plan	1,125,000	10.45%
Issued	0	0.00%
Un-Issued (available)	1,125,000	10.45%

Preferred	3,166,247	29.41%
Clin Fondo de Inversión Privado	1,163,859	10.81%
AVP Seed Fund I	126,649	1.18%
Angel Ventures Pacific Alliance Fund II Limited Partnership	490,347	4.55%
BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, ACTING AS TRUSTEE OF IRREVOCABLE TRUST F/4862, DESIGNATED AV PACIFIC ALLIANCE TRUST II	142,902	1.33%
CMPL Angel Seed Fund LP	379,949	3.53%
Non-purchased	862,541	8.01%

Totals	10,765,247	100.00%

The Founders have full title ownership over 6,474,000 shares of Common Stock representing 60.14% of the Company’s authorized capital stock (the “Capital Stock”) immediately prior to execution of this Agreement, pursuant to:

i.	The Exchange Agreement executed on November 12, 2020, by and among the Company, the Argentine OpCos and the Founders;

ii.	The Restricted Stock Purchase Agreements executed by each of the Founders with the Company on November 12, 2020.

The Investors have full title ownership over 2,303,706 shares of Preferred Stock representing 21.40% of the authorized Capital Stock at the Execution Date (unless the Preferred Stock is converted to Common Stock prior to execution of this Agreement), pursuant to:

i.	The Series A Preferred Stock Purchase Agreement executed on November 13, 2020, by and among the Company and CLIN Fondo de Inversión Privado, as amended on February 11, 2021,

ii.	The Second Amendment to the Series A Preferred Stock Purchase Agreement executed on June 18, 2020 by and among the Company and the Investors.

D.	Buyer’s current capital structure is described under SCHEDULE D.

E.	SWVL INC is engaged in a prospective de-SPAC transaction. Under the proposed transaction the shareholders of SWVL INC will ultimately become shareholders of Pivotal Holdings Corp, a BVI Business Company registered in the Territory of the British Virgin Islands under Registration / File No. 2070410 which the Buyer intends to be listed for trading on the NASDAQ Stock Exchange (“Pivotal Holdings”) (the “de-SPAC Process”). According, to the terms and conditions set forth in this Agreement, SWVL INC will assume certain obligations of the Buyer vis-à-vis the Sellers and, among others, will pay on account of the Buyer the portion of the Purchase Price described under Section 3 below, by transferring to the Seller or causing Pivotal Holdings to issue to the Sellers the Pivotal Holdings Shares as stated herein.

F.	The Buyer has conducted through its advisors, a limited due diligence exercise on the Company and the Business (the “Due Diligence”) based on the information provided by the Sellers.

G.	The Parties wish to set out the terms and conditions under which the Buyer shall purchase and acquire, and the Sellers shall sell and transfer a number of shares representing 51% of the Capital Stock and votes of the Company. Moreover, the Parties acknowledge that their intention is to mutually agree on terms for the future sale and transfer of the entirety of the Company’s Capital Stock. In this regard, the Sellers also acknowledge that during the period of time commencing on the Execution Date and ending six months after Closing, none of the shares of the Company will be offered, sold or otherwise transferred by the Sellers to any third-party or issued by the Company to any of the Sellers or to any third party.

H.	To facilitate the acquisition by the Buyer of 51% of the Company’s issued and outstanding capital stock, the Sellers and the Company are willing to replace the existing capital stock structure consisting of Common Stocks and Preferred Stocks for a structure consisting of a single class of shares.

In consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

CLAUSES

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement and the Schedules unless the context shall otherwise require:

1.1.1	words and expressions shall be interpreted in accordance with and have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by 1 or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

“Agreement” means the present agreement;

“Argentine OpCos” has the meaning set out in Recital B;

“ARRR” has the meaning set out in Section 3.4.1;

“Basket” has the meaning set out in Section 9.6.1.2

“Business” has the meaning set out in Recital B;

“Business Day” means a day, other than a Saturday or a Sunday, in which banks are generally open to the public for ordinary transactions in New York, United States of America;

“Buyer” means SWVL GLOBAL FZE;

“Buyer Representations and Warranties” has the meaning set out in Section 12;

“Capital Stock” has the meaning set out in Recital C;

“Cash” has the meaning set out in in Schedule 4.1.2;

“Chilean OpCo” has the meaning set out in Recital B;

“Claim” has the meaning set out in Section 10.1;

“Company” means VIAPOOL INC;

“Common Stock” has the meaning set out in Recital C;

“Completion of the De-SPAC Process” shall mean the achievement of both of the following two events: (a) the listing of Pivotal Holdings on the NASDAQ index with the relevant ticker changed from Queen’s Gambit Growth Capital (GMBTU) to Swvl Holdings Corp (SWVL) and (b) the merger of Pivotal Merger Sub Company II Limited (BVI Merger Sub) with and into SWVL INC.

“Completion Notice” has the meaning set out in Section 5.3;

“Conditions Precedent” has the meaning set out in Section 5.1;

“Closing Cash Consideration” has the meaning set out in Section 3.2.1.1;

“Confidential Information” has the meaning set out in Section 15.1;

“Closing” has the meaning set out in Section 8.1;

“Closing Date” has the meaning set out in Section 8.1;

“Connected Person to the Sellers” means, in respect of any Seller:

(i)	its Affiliates (excluding the Company); and

(ii)	each of their respective directors and, in case of a Person which is an individual, the persons within its first degree of consanguinity or affinity.

“Contingent Consideration” has the meaning set out in Section 3.3.1;

“Damage” has the meaning set out in Section 9.5;

“de-SPAC Process” has the meaning set out in Recital E;

“Debt, Cash and Working Capital Certificate” has the meaning set out in Section 4.1;

“Deferred Payment” has the meaning set out in Section 3.2.1.2;

“de Minimis Franchise” has the meaning set out in Section 9.6.1.1;

“Due Diligence” has the meaning set out in Recital F;

“Execution Date” has the meaning set out in the preamble of this Agreement;

“Filing Condition” means the Conditions Precedent set forth in Section 5.1(ix) and Section 5.1(x);

“Financial statement” has the meaning set out in section 2.3.1 of the Sellers’ Representations and Warranties.

“Fixed Consideration” means the consideration set forth in Section 3.2.1;

“Founder 1” means Mr. Alejandro Taubas;

“Founder 2” means Mr. Alejo Matías Miragaya;

“Founder 3” means Mr. Lionel Fridman;

“Founder 4” means Mr. Diego Nomberg;

“Founders” means jointly Mr. Alejandro Taubas, Mr. Alejo Matías Miragaya; Mr. Lionel Fridman and Mr. Diego Nomberg;

“Fundamental Representations and Warranties” has the meaning set out in Schedule 9;

“Gross Financial Debt” has the meaning set out in in Schedule 4.1.2;

“Intellectual Property Rights” means any trading names, registered and unregistered trademarks, trademark applications, patents, patents applications, registered and unregistered service marks, service mark applications, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, and other intellectual or industrial property, as well as intellectual property rights on the software and computer programs;

“Interim Period” has the meaning set out in Section 7.1;

“Investor 1” means Chile Global Ventures;

“Investor 2” means AVP Seed Fund I;

“Investor 3” means Angel Ventures Pacific Alliance Fund II Limited Partnership

“Investor 4” means Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, acting as trustee of Irrevocable Trust F/4862, designated AV Pacific Alliance Trust II;

“Investor 5” means CMPL Angel Seed Fund LP;

“Investors” means Investor 1 to Investor 5;

“Lien” means any lien, pledge, security interest, mortgage, deed of trust, security agreement, option, right of first refusal or offer, preemptive right, license or other encumbrance;

“Long Stop Date” means March 31, 2022;

“MD Sas” has the meaning set out in Recital A;

“Net Financial Debt” means the financial debt of the Company on a consolidated basis with the OpCos, calculated as provided in Schedule 4.1.2;

“New Restated Certificate” has the meaning set out in Section 5.1(ii);

“New Shareholders’ Agreement” has the meaning set out in Section 8.3.1.2;

“Opcos” has the meaning set out in Recital A;

“Opcos’ Transfer Documents” means with respect to:

(a)	the transfer of shares of MD Sas the following documents dated November 6, 2020: (i) the sale and purchase of shares offer Nr. 01/2020 sent by Founder 1 and Founder 2 to the Company; (ii) acceptance letter to such offer sent by the Company to Founder 1 and Founder 2; (iii) the notices of transfer of shares in the terms of section 48, of Argentine Law 27,349 executed by the Founder 1 and Founder 2; (iv) the pledge proposal 1/2020 sent by Founder 1 and Founder 2 to the Company; (v) acceptance letter to such proposal sent by the Company to Founder 1 and Founder 2; (vi) the notices of pledge creation in the terms of section 215 of Argentine Law 19,550 executed by the Founder 1 and Founder 2; (viii) the irrevocable power of attorney granted by Founder 1, Founder 2 and his spouse by means of public deed 232, at page 632 of notarial registry 1950; and (ix) receipts and related documents.

(b)	the transfer of quotas of Viapool SRL the following documents dated November 6, 2020: (i) the assignment of quotas offer Nr. 01/2020 sent by the Founders to the Company and MD Sas; (ii) acceptance letters to such offer sent by each of the Company and MD Sas to the Founders; (iii) the notices of transfer of quotas in the terms of section 215 of Argentine Law 19,550 executed by each of the Founders; (iv) the pledge proposal 1/2020 sent by the Founders to the Company and MD Sas; (v) acceptance letters to such proposal sent by each of the Company and MD Sas to the Founders; (vi) the notices of pledge creation in the terms of section 215 of Argentine Law 19,550 executed by the Founders; (viii) the irrevocable power of attorney granted by the Founders and their spouses by means of public deed 231, at page 632 of notarial registry 1950; and (ix) receipts and related documents.

“Payment at Closing” has the meaning set out in Section 3.2.1.1;

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity;

“Pivotal Holdings” has the meaning set out in Recital E;

“Pivotal Shares” has the meaning set out in Section 3.2.1.2;

“Pre-Closing Certificate” has the meaning set out in Section 8.2;

“Preferred Stock” has the meaning set out in Recital C;

“Previous Transaction Agreements” means: (i) the Investors’ Rights Agreement executed on November 13, 2020 among the Company and the Investors and the Founders, (ii) the Right of First Refusal and Co-Sale Agreement executed on November 13, 2020 among the Company and the Investors and the Founders; (iii) the Voting Agreement executed on November 13, 2020 among the Company and the Investors and the Founders, and any other agreement and/or ancillary document executed pursuant and/or in relation to any of those agreements; (iv) the Indemnification Agreements executed between the Company and the directors of the Company designated by the Investors pursuant to the Voting Agreement mentioned herein; and (v) any and all restrictions on the governance of the Company and/or any Lien, repurchase options or restriction to the transfer of the Company’s Capital Stock agreed under that Restricted Stock Purchase Agreements dated November 12, 2020, by and between Company and the Founders (and any other agreement and/or ancillary document executed pursuant and/or in relation thereto);

“Purchase Price” has the meaning set out in Section 3.1;

“Registration Condition” means:

(i)	obtaining the registration of the Company before the Dirección Provincial de Personas Jurídicas of the Province of Buenos Aires, Argentina to act as a foreign shareholder or quotaholder of a company in Argentina pursuant to Section 123 of the Argentine General Corporations Acts Nr. 19,550, as amended;

(ii)	obtaining the registration of change of domicile of both the Argentine OpCos from the City of Buenos Aires to the Province of Buenos Aires before the Dirección Provincial de Personas Jurídicas of the Province of Buenos Aires, Argentina and before the Inspección General de Justicia of the City of Buenos Aires;

(iii)	the registration of the Company as sole shareholder of MD Sas in MD Sas’ digital shareholders ledger; and

(iv)	the registration before the Dirección Provincial de Personas Jurídicas of the Province of Buenos Aires, Argentina of the Company and MD Sas as quotaholders of Viapool SRL with a 95% and 5% participation interest, respectively, including the registration of any quota transfers and bylaw amendments, as applicable;

“Response” has the meaning set out in Section 10.2;

“Roll Over” has the meaning set out in Section 3.2.1.2;

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sellers’ Bank Accounts“ has the meaning set out in Section 3.2.2;

“Sellers Representations and Warranties” has the meaning set out in Section 9.1;

“Shares” means shares representing 51% of the Capital Stock and votes of the Company at the Closing Date, which amount shall be 4,476,630 shares of common stock;

“Sellers” means jointly the Founders and the Investors;

“SWVL INC” means SWVL INC;

“Tax” or “Taxes” means (i) all national, federal, state, local, municipal, foreign or other taxes including, without limitation, taxes, whether direct or indirect, and whether levied by reference to income, profits, gains, net wealth, gross receipts, license, excise, severance, stamp, occupation, premium, franchise, real property, personal property, sales, use, transfer, registration, escheat, unclaimed property, asset values, turnover, value added or other reference and local or municipal imposition, duties, contributions and levies (including employment contributions, payroll taxes and social security contributions), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax otherwise), in respect of the Company, and (ii) any related interest, fines or penalties relating to the foregoing or resulting from a failure to comply with any provisions of any enactment relating to tax;

“Third Party Claim” has the meaning set out in Section 10.3;

“Transaction” means the transfer by the Sellers to the Buyer of the Shares, pursuant to the terms and conditions of this Agreement;

“Transaction Documents” means this Agreement, the New Shareholders’ Agreement and the New Restated Certificate;

“USD” or “$” means American dollars;

“Viapool SRL” has the meaning set out in Recital A;

“Viapool Entities” means the Company together with the OpCos; and each a “Viapool Entity”

“Working Capital” means the difference between assets and liabilities of the Company, on a consolidated basis with the OpCos, at Closing, except to the extent that Section 4 and the DCWC Certificate provide for a different or more detailed calculation of Working Capital in connection with those provisions;

1.1.2	the headings, titles and subtitles, are inserted for convenience only and shall not affect the construction of this Agreement;

1.1.3	references to one gender include all genders;

1.1.4	the expressions “ordinary course of business” or “business in the ordinary course” mean the ordinary and usual course of business of the Company (including the operational and commercial policies, practices and procedures) as conducted by the Company in the twelve months preceding the date hereof and according to the standard practices of the Company;

1.1.5	reference to the singular shall include the plural and vice versa;

1.1.6	where a word or expression is given a particular meaning, other grammatical forms or parts of speech of such word or expression shall bear a corresponding meaning;

1.1.7	unless otherwise stated, reference to Recitals, Clauses, Schedules and Exhibits are to recitals, clauses, schedules and exhibits of and to the Agreement. The Schedules and Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement;

1.1.8	when calculating the period of time, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day, unless the specific provision expressly states otherwise;

1.1.9	the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

1.1.10	references in this Agreement to a statute mean such statute as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder;

1.1.11	the Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements contemplated hereby and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

2.	PURPOSE OF THIS AGREEMENT: SALE AND PURCHASE OF THE SHARES

The purpose of this Agreement is the sale and transfer of the Shares by the Sellers to the Buyer. Therefore, subject to the terms and conditions of this Agreement (including, in particular, the satisfaction or waiver of the Conditions Precedent on the terms set forth therein), at Closing, the Sellers shall sell and transfer to the Buyer, who shall purchase and acquire full title ownership over the Shares free of any Liens, in consideration of the payment of the Purchase Price, which shall be payable in an initial cash payment and by way of future payments, together with any and all rights and benefits attached to them as from Closing Date, including, without limitation, any dividends which may accrue as from such date.

3.	PRICE AND METHOD OF PAYMENT OF THE PRICE

3.1	Purchase Price and Title to the Shares

The total purchase price payable by the Buyer and SWVL INC to the Sellers as consideration for the Shares received by the Buyer shall be equal to (i) the Fixed Consideration, plus (ii) if and to the extent accrued, the Contingent Consideration set out in Section 3.3 below (the “Purchase Price”). Notwithstanding, the sum of the Fixed Consideration together with the maximum Contingent Consideration payable (4 MM plus 0.5 MM), divided by the quantity of Shares (4,476,630) shall be the “Deemed Price Per Share”, which amount equals $1.0052.

3.2	Fixed Consideration

3.2.1	The Buyer and SWVL INC shall pay to the Sellers a fixed amount for the Shares equal to $4,000,000 (the “Fixed Consideration”) which shall be payable as follows:

3.2.1.1	$1,000,000 (hereinafter the “Payment at Closing”) which shall be distributed between the Sellers (pro rata to the Shares that each Seller sells and transfers to the Buyer) as stated in the Pre-Closing Certificate and shall be paid by the Buyer to the Sellers in cash on the Closing Date (the “Closing Cash Consideration”).

3.2.1.2	Additionally, after Closing, a total amount of $ 3,000,000 shall be disbursed by the Buyer or SWVL INC in favor of the Sellers (the “Deferred Payment”) in the following terms:

(i)	SWVL INC undertakes to pay the Sellers on account of the Buyer, an amount of 50,000 common shares of Pivotal Holdings listed in the NASDAQ Stock Exchange, of $10 face value equivalent to $500,000 (the “Pivotal Shares”), through the issuance by Pivotal Holdings of such Pivotal Shares to the Sellers (the “Roll Over”). The Roll Over shall be completed immediately upon the earlier of (a) expiration of a thirty (30) day period following Completion of the De-SPAC Process, and (b) March 31, 2022.

In relation thereto, the Buyer undertakes to have the Sellers informed about the de-SPAC Process and to carry out as many acts as may be necessary or convenient in order to execute the Roll Over as soon as possible after Closing Date.

In the event that the de-SPAC process has been definitively terminated without success prior to March 31, 2022, for any reason, the Sellers shall be entitled to request at their option and sole discretion, that this payment obligation be substituted by (a) payment in cash of $ 500,000 Roll-Over amount to the Sellers, which shall be payable within thirty (30) days as from the date of request of the Sellers, or (b) common shares of SWVL Inc. on the basis of a $350,000,000 (fully diluted) valuation.

(ii)	Upon ten (10) business days counted as from the earlier of (a) March 31, 2022, or (b) the Completion of the de-SPAC Process, an amount of $2,500,000 shall be paid by the Buyer to the Sellers in cash.

For the avoidance of doubt, it is understood that, for each installment (if paid in installments), each Seller shall receive the relevant portion of the applicable payment on a pro rata basis, that is, in proportion to the percentage of Shares sold by each Seller on the Closing Date.

(iii)	If the Buyer fails to make any of the Deferred Payments or to pay any portion of the Contingent Consideration, the Sellers shall have the option in their sole discretion (by vote of the majority of the Founders and the majority of the Investors)to take any of the following acts with respect to the entirety of the Shares or any portion of them:

A.	Sue for damages or specific performance;

B.	Claim title to the not-paid-for Shares and exercise the Sellers repurchase option granted by and consistent with this sub-section. If any portion of the Fixed Consideration is not paid by the final day of the 180-day period following the Closing, then upon notice from the Sellers of their election to recover title to Shares that have not been paid for, the Buyer shall automatically and immediately forfeit in favor of the Sellers, on a pro rata basis, its title to a quantity of the Shares equal to the dollar amount of the unpaid Fixed Consideration divided by the Deemed Price Per Share. Additionally, if the Contingent Consideration is not paid when due consistent with this Agreement, then upon notice from the Sellers of their election to recover title to unpaid-for Shares, the Buyer shall automatically and immediately forfeit in favor of the Sellers, on a pro rata basis, its title to a quantity of the Shares equal to the dollar amount of the unpaid Contingent Consideration divided by the Deemed Price Per Share. Should Sellers elect to claim title to the not-paid-for Shares, Buyer shall cooperate in documenting the automatic forfeiture and transfer of title to the Sellers by executing an acknowledgement of the transfer. Further, in the event of non-payment of the Fixed Consideration within 180 days of the Closing or in the event of non-payment of the Contingent Consideration when due under this Agreement, Sellers shall have the right to repurchase, on a pro rata basis (except any Investors choosing not to participate in this repurchase option shall be excluded from the calculation of any pro rata amount), all paid-for Shares at 50% of the Deemed Purchase Price; or

C.	Require the Buyer to make payment, or to cause SWVL INC (to which payment SWVL INC agrees) to make payment of this deferred payment in shares consistent with the following:

1.	If SWVL INC has achieved Completion of the de-SPAC Process, then the Shares payable shall be common shares of Pivotal Holdings listed on the NASDAQ Stock Exchange which shall be transferred free of any charge to the Sellers. In this instance, the Shares shall value at the lowest average daily value over any 10, 15, 30 or 60-day period in the 60 days preceding the last date of the sixth month following Closing.

2.	If SWVL INC has not achieved Completion of the de-SPAC Process, the Shares payable shall be common shares of SWVL INC, which shall be transferred free of any charge to the Sellers. In this instance, the Shares shall be valued based on the $350,000,000.00 valuation of SWVL INC (fully diluted).

3.2.2	Payments in cash of the Payment at Closing shall be made by means of a swift transfer in immediately available funds to the bank accounts of the Sellers indicated to Buyer in writing in the Pre- Closing Certificate (the “Sellers’ Bank Accounts”), net of any charge or commission.

At Closing, the Buyer shall make the relevant bank transfer payment and the Sellers shall declare in writing, in a form satisfactory to the Buyer, that they have received the portion of the Payment at Closing to their full satisfaction.

3.3	Payments in cash of the Deferred Payment and the Contingent Consideration, if any, shall be made by means of a swift transfer in immediately available funds to the bank accounts of the Sellers included in a certificate to be provided by the Sellers to the Buyer before the payment, net of any charge or commission.

3.4	Contingent Consideration

3.4.1	In the event the Company (including all the OpCos) achieves during the year following the Closing, an Annualized Run-Rate Revenue (“ARRR”), which shall mean the Company’s gross sales from any period of three consecutive months multiplied by 4 in a range between $5,760,000 (the “Floor”) and $7,200,000 (the “Goal”, with the difference between the Goal and the Floor defined as the “Desired Increase”), the Buyer shall pay to the Sellers, on a date no later than thirteenth (13) months after the Closing and only if the Registration Condition was satisfied, contingent consideration on a pro rata basis, the amount of which shall be determined as follows (which amount shall be known as the “Contingent Consideration”):

(i)	ARRR shall be determined based on the Company’s performance during any three-month period in the year following the Closing;

(ii)	If reference to several periods would result in an ARRR above the Floor, the Parties shall determine Contingent Consideration based on the period that would result in the highest ARRR;

(iii)	If an ARRR equal to the Floor is achieved, the contingent consideration shall be $20,000.00 and if an ARRR equal to or greater than the Goal is achieved, the contingent consideration shall be $500,000.00;

(iv)	If the ARRR achieved is above the Floor but below the Goal, the Contingent Consideration payable shall equal the amount of the difference between $500,000 and $20,000 (i.e., $480,000) that is proportional to the amount of the Desired Increase determined by reference to the amount of the Company’s ARRR achieved above the Floor;

(v)	In no event the Contingent Consideration will be greater than $500,000.00.

3.4.2	In the event that the Contingent Consideration has been accrued but the Registration Condition has not been satisfied before the expiration of thirteenth (13) months after the Closing, the payment of the Contingent Consideration shall be postponed until the expiration of a two-week period as from the date in which the Registration Condition is satisfied and such is notified to the Buyer in writing.

3.4.3	The Parties expressly agree that the Contingent Consideration shall be, if finally accrued and payable, a single amount that forms part of the total Purchase Price payable for the transfer of Sellers’ Shares to the Buyer, but that shall in no event constitute or be deemed as a recurrent or regular (annually or otherwise) payment, remuneration or consideration of any nature. With respect to non-tax purposes, none of the Fixed Consideration shall be subject to offset and only any Contingent Consideration payable shall be subject to offset for any Seller’s Liabilities.

3.5	Financial Statements through Closing Date as Condition to Certain Payments

As a condition to payment of the Deferred Payment and of the Contingent Consideration to Sellers, Sellers shall deliver to Buyer unaudited financial statements encompassing all full months of operations preceding the Closing Date.

3.6	Acknowledgement of Sellers

Each Seller acknowledges that the Pivotal Shares have not been registered under the Securities Act or under any state or other applicable securities laws. Each Seller (a) acknowledges that it is acquiring the Pivotal Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Pivotal Shares except in compliance with the terms and conditions set forth in the Pivotal Holdings’ organizational documents, as in effect following Completion of the De-SPAC Process, and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (c) is a sophisticated institutional investor with extensive knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Pivotal Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (e) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Pivotal Shares, (2) has had an opportunity to discuss with Swvl, Pivotal Holdings and its representatives the intended business and financial affairs of Swvl and Pivotal Holdings and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (x) an investment in the Pivotal Shares and (y) a total loss in respect of such investment. Each Seller has knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Pivotal Shares, and to protect its own interest in connection with such investment, and its purchase/acquisition of the Pivotal Shares is not the result of any general solicitation or any general advertising.

4.	DEBT, CASH AND WORKING CAPITAL CERTIFICATE

4.1	The Sellers will provide to the Buyer five (5) Business Days prior to the Closing Date a certificate (the “Debt, Cash and Working Capital Certificate” or the “DCWC Certificate”) stating:

4.1.1	The amount of cash available (and free of disposal and not subject to any encumbrance or restriction) on that date in (i) all of the Company’s and OpCos’ bank accounts, (ii) any bank deposits held by the Company and/or any of the OpCos; and (iii) any other cash equivalent asset that may be included in any cash caption of the annual accounts;

4.1.2	the amount of the Net financial Debt on that date and calculated in accordance with the terms and conditions set forth under SCHEDULE 4.1.2; and

4.1.3	the amount of Working Capital on that date.

4.2	The Debt, Cash and Working Capital Certificate shall be included in the Pre-Closing Certificate set out in Section 8.2. and shall be prepared and issued by the CFO of the Company, according to the terms set forth in this Agreement.

4.3	The net result (i.e., the sum) of the Company’s Debt, Cash and Working Capital positions expressed in the DCWC Certificate shall be used to calculate adjustments to the Purchase Price to be paid to each Seller by the Buyer in accordance with this Agreement. Any negative net balance on the DCWC Certificate shall be offset exclusively from the Contingent Consideration and no adjustments shall be made to the fixed consideration. Any positive net balance on the DCWC Certificate shall be held by the Company to be used as a reserve for payment of any Sellers’ Liabilities (the “Liability Reserve”) incurred in excess of the Contingent Consideration. At the time of expiration of the Sellers’ Liabilities or at the time of Buyers’ future purchase of the 49% position held by the Sellers after the Closing, at the option of the Sellers, any positive balance remaining in the Liability Reserve shall be deemed Property of the Sellers and shall be transferred to the Sellers on a pro rata basis.

5.	CONDITIONS PRECEDENT

5.1	The obligations of the Buyer to complete the Transaction is subject to the satisfaction or waiver on the terms set forth therein of each of the following conditions precedent (the “Conditions Precedent”) prior to the Long Stop Date (upon which date the Buyer’s obligation shall cease):

(i)	The representations and warranties of the Sellers shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date.

(ii)	The Company shall have adopted and filed with the Secretary of State of the State of Delaware on or before the Closing Date the Amended and Restated Certificate of Incorporation substantially in the form of SCHEDULE 5.1(ii) (the “Form of Restated Certificate”).

(iii)	The authorized Capital Stock of the Company shall consist, immediately prior to the Closing Date (assuming the filing of the New Restated Certificate in accordance with Section 5.1(i)), of 8,777,706 shares of common stock, of $ 0.00001 par value per share, issued, outstanding, duly authorized, fully paid, non-assessable and issued in compliance with all applicable federal and state securities laws.

(iv)	The holdings of each Seller in the authorized Capital Stock of the Company shall be, immediately prior to the Closing Date (assuming the filing of the Restated Certificate in accordance with Section 5.1(i)), as follows:

Stockholder	Shares	%
Alejandro Taubas	2,380,000	27.11%
Alejo Matías Miragaya	2,380,000	27.11%
Lionel Fridman	857,000	9.76%
Diego Nomberg	857,000	9.76%
Clin Fondo de Inversión Privado	1,163,859	13.26%
AVP Seed Fund I	126,649	1.44%
Angel Ventures Pacific Alliance Fund II Limited Partnership	490,347	5.59%
BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, ACTING AS TRUSTEE OF IRREVOCABLE TRUST F/4862, DESIGNATED AV PACIFIC ALLIANCE TRUST II	142,902	1.63%
CMPL Angel Seed Fund LP	379,949	4.33%
Totals	8,777,706	100.00%

(v)	The Sellers and the Company shall have terminated and left without effect the Previous Transaction Agreements (and removed any restriction arising thereto), and any other document, agreement or side letter creating and/or imposing any restrictions on the governance of the Company and/or any Lien or restriction to the transfer of the Company’s Capital Stock.

(vi)	Founder 1 and Founder 2 shall waive in writing any fees as managers of Viapool SRL since their appointment until December 31, 2018.

(vii)	The managers and directors of the Argentine OpCos shall have obtained the mandatory guarantee to secure the performance of their duties in such capacity in favor of the Argentine OpCos.

(viii)	The financial statements for the fiscal year ended on December 31, 2020 of the Argentine OpCos shall have been approved.

(ix)	The Company shall have filed before the Dirección Provincial de Personas Jurídicas of the Province of Buenos Aires, Argentina, all the documentation required for purposes of obtaining its registration to act as a foreign shareholder of a company in Argentina pursuant to Section 123 of the Argentine General Corporations Acts Nr. 19,550, as amended.

(x)	The Argentine OpCos shall have (i) approved all corporate resolutions and actions required for purposes of changing their domicile from the city of Buenos Aires to the Province of Buenos Aires; (ii) initiated all necessary filings and procedures before the Dirección Provincial de Personas Jurídicas of the Province of Buenos Aires, Argentina for purposes of obtaining the approval and registration of such of domicile; and (iii) be substantially in compliance with all requirements applicable in accordance with regulations issued by the Inspección General de Justicia for purposes of filing the request for approval of such change of domicile as soon as the registration is issued by the Dirección Provincial de Personas Jurídicas of the Province of Buenos Aires.

(xi)	The Sellers and Buyers approve and agree to any schedule, plan, or supplementary agreement called for by this Agreement but that remains incomplete at the time of Execution of this Agreement.

(xii)	The Sellers provide the Buyer a partial unaudited financial statement covering the period ending October 31 ,2021.

5.2	The obligation of the Sellers to complete the Transaction is subject to the Buyer’s execution of the Executive Employment Agreement, to be effective as of the Closing Date, attached hereto as Schedule 5.2.

5.3	The Sellers undertake to use all reasonable efforts so that the Conditions Precedent are satisfied as soon as possible after the execution of this Agreement. The Sellers undertake to have the Buyer regularly informed about the satisfaction of the Conditions Precedent. The Sellers shall promptly give notice to the Buyer of the Sellers’ satisfaction of the Conditions Precedent (and in any event within 5 Business Days as from such moment) and provide evidence of such satisfaction (the “Completion Notice”).

5.4	The Parties’ obligation to carry out the Closing actions in accordance with Section 8.3 shall be effective from the date on which the Conditions Precedent have been satisfied or waived by the Buyer on the terms set forth herein. If one or more Conditions Precedent have not been satisfied and are waived by the Buyer at its sole discretion, such Conditions Precedents shall be satisfied after Closing and will constitute a condition for payment of the Deferred Payment and the Contingent Consideration.

5.5	This Agreement is effective by means of its execution by the Parties, being therefore binding and enforceable upon them from the date hereof; provided, however, that the completion of the Transaction (meaning the effective transfer of the Shares to the Buyer) is postponed until the Conditions Precedent are satisfied or waived by the Buyer and is subject to the occurrence of the Closing. Upon the satisfaction or waiver by the Buyer of the Conditions Precedent, and the occurrence of the Closing, in each case on the terms set forth herein, the effectiveness of the purchase and sale of the Shares shall be as of the Closing Date.

5.6	The Sellers may not rely on the failure of any Condition Precedent set forth hereto to be satisfied (or to be able to be satisfied) to excuse them from their obligation to effect the Closing.

5.7	If upon satisfaction or waiver by the Buyer of the Conditions Precedent, any and/or all of the Sellers fail to transfer the Shares to the Buyer, the Buyer shall have the option (at is sole discretion) to take any of the following acts:

A.	To require the any and/or all the remaining Sellers (in which case the remainder Sellers will be obliged, pro-rata to their respective stake in the Company at the Closing Date) to sell to the Buyer the amount of shares as necessary to enable Buyer to acquire an aggregate amount of Shares representing 51% of the Capital Stock and votes of the Company at the Closing Date, without prejudice of the right of the Buyer to sue for damages and/or specific performance against the Seller/s that failed to transfer its/their Shares. The Founders shall make their best efforts in order for the Sellers to transfer shares as necessary to enable Buyer to acquire an aggregate amount of Shares representing 51% of the Capital Stock and votes of the Company at the Closing Date, and Founders specifically commit to transfer shares owned by them at the Closing date, even in excess to their pro-rata stake in the Company in the event of failure of any Seller to transfer its shares. The Sellers and the Company irrevocably waive as from the Execution Date any right of first refusal, co-sale, drag along or similar right arising out from the Previous Transaction Documents or any other document that may prevent the Sellers from entering into this Agreement and executing the transfer of shares in favor of the Buyer; and/or

B.	Sue for damages and/or specific performance; and/or

C.	Terminate the Agreement in accordance with Section 6.

6.	TERMINATION

6.1	Termination.

This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i)	by mutual written consent of the Buyer and the Sellers;

(ii)	by Sellers acting jointly, upon written notice to the Buyer, in the event of a breach by the Buyer of any material representation, warranty, covenant or other agreement contained in this Agreement, provided however that that the right to terminate this Agreement under this Section 6.1(ii) shall not be available to the Sellers if any of them is in material breach of its obligations, covenants and undertakings set out in this Agreement; or

(iii)	by the Buyer, upon written notice to the Sellers, in the event: (a) of a breach by any of the Sellers of any material representation, warranty, covenant or other agreement contained in this Agreement, provided however that that the right to terminate this Agreement under this Section 6.1(iii)(a) shall not be available to the Buyer if the Buyer is in material breach of its obligations, covenants and undertakings set out in this Agreement; or (b) any of the Conditions Precedents set forth in Section 5.1 have not been satisfied by Sellers or waived by the Buyer –at its sole discretion- by the Long Stop Date.

6.2	Effect of Termination.

If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect without liability of any Party to the other Party; provided, however, that:

(i)	in the event the Agreement is terminated pursuant to Section 6.1(ii), the termination of the Agreement will not release the Buyer of any responsibility or obligation to compensate and indemnify the Sellers for any damages derived from its breach incurred during the period between execution of this Agreement and the Closing Date, which in any case shall be limited to $50,000.00;

(ii)	in the event the Agreement is terminated pursuant to Section 6.1(iii), the termination of the Agreement will not release the Sellers of any responsibility or obligation to compensate and indemnify the Buyer for any damages derived from their breach incurred during the period between execution of this Agreement and the Closing Date or from the non-fulfilment of any of the Conditions Precedent, which in any case shall be limited to $50,000.00. Provided, however, that (i) there shall be no liability for the Sellers if, after the exercise of its best commercial diligence, cannot satisfy a Condition Precedent because satisfaction of such Condition is not wholly within Sellers’ control.

Upon termination of the Agreement pursuant to Section 6.1; Sections 6.2, and Sections 15 to 24 shall survive any termination hereof.

7.	INTERIM PERIOD

7.1	From the Execution Date, the Sellers undertake to manage and operate the Company and the OpCos in the ordinary course of business in accordance with past practices and in all material respects until the Closing Date (the “Interim Period”) and in particular, during the Interim Period, they undertake that the Company does not:

(i)	make any substantial change to the nature or organization of its Business;

(ii)	discontinue or cease to operate all or a material part of the Business;

(iii)	acquire or agree to acquire any share or other interest in any company, entity, partnership or other venture;

(iv)	dispose of any part of its assets except in the ordinary course of trading;

(v)	enter into any agreement or incur any commitment involving any capital expenditure which, together with all other capital commitments entered into between the date of this Agreement and the Closing Date, exceeds $ 50,000;

(vi)	terminate or adversely change the terms of any material contract;

(vii)	increase the salary of any officer, director or employee of the Company except for increases (i) carried out in accordance with the terms of the employment contracts which are in force as of the date hereof; (ii) carried out in accordance with the terms of collective bargaining agreements, collective agreements or other similar arrangements binding upon the Company, as may be amended during the Interim Period following standard practices in the sector or of the Company;

(viii)	hire any employee with a fixed annual salary in excess of $ 75,000, except to the extent that any such employee is hired to replace another whose fixed annual salary exceeded such amount;

(ix)	grant to, or otherwise enter in to, any loans for the benefit (whether direct or indirect) of any officer, director or employee; or

(x)	pay any employment bonus or any other irregular or non-ordinary course benefit or payment to any officer, director or employee;

(xi)	assign, license, charge or otherwise dispose of any Intellectual Property Rights other than software licenses of use which may be granted in the ordinary course of business;

(xii)	incur any additional borrowings (other than as expressly provided for in this agreement or by bank overdraft or similar facility in the ordinary course of business and within the limits subsisting at the date of this Agreement) or incur any other financial indebtedness;

(xiii)	declare, make or pay any dividend or other kind of distribution (including the reimbursement of contributions) to shareholders;

(xiv)	take part in any merger, spin-off or any other structural change or winding-up or file an application for insolvency or liquidation;

(xv)	make any change in its business structure or organization;

(xvi)	increase or decrease its share capital, issue any new shares, options, warrants, bonds or any other securities or rights granting the right to acquire or subscribe for shares in the Company; and

(xvii)	grant or create any charge over any asset or shares of the Company and/or any of the OpCos, other than charges arising by operation of Law in the ordinary course of business.

7.2	Notwithstanding the provisions of Section 7.1 above, the Sellers may request authorization from the Buyer in order to carry out the actions provided for in such clause, by means of a written notice to the Buyer, in accordance with the terms provided for in Section 22 below and which shall not be unreasonably withheld or delayed by the Buyer. In the event that the Buyer do not respond to the notification of the Sellers within five (5) days from the receipt of the same, the Sellers shall be entitled to carry out such actions.

8.	CLOSING

8.1	Date

On the terms and subject to the conditions set out in this Agreement, completion of the Transaction (“Closing”) shall take place on any date after January 2, 2021 and no later than the 10th Business Day following the date on which the Conditions Precedent have been satisfied or waived on the terms set forth in Section 5 above, or such other time as the Buyer and the Sellers may agree to in writing (the “Closing Date”). The Closing shall be consummated by exchanging documents via e-mail and by making electronic wire transfers to the Sellers’ Bank Accounts as otherwise stated herein.

8.2	Pre-Closing Certificate

The Sellers shall deliver to the Buyer five (5) Business Days prior to Closing Date a certificate (the “Pre-Closing Certificate”) with the following documents and information: (i) the Debt, Cash and Working Capital Certificate; (iii) the distribution of the Payment at Closing between the Sellers; and (iv) the Sellers’ Bank Accounts.

8.3	Actions at Closing

All of the actions indicated below shall be deemed to have taken place simultaneously as a single act carried out at Closing. For the avoidance of doubt, Closing shall not take place until and unless all of the following actions have been carried out:

8.3.1	Actions to be carried out by all Parties:

8.3.1.1	Deed of Closing. The Parties shall execute a deed of transfer of shares pursuant to which, inter alia, the Sellers shall transfer ownership and deliver the Shares to the Buyer and the Buyer, in turn, acquires and receives the Shares.

In the Deed of Closing, specifically, amongst other matters, the Sellers shall:

(i)	Grant the Buyer acknowledgement of receipt of the Payment at Closing received pending due receipt of the transfer of funds;

(ii)	transfer ownership of the Shares to the Buyer according to the relevant proportions; and

(iii)	ratify the Sellers Representations and Warranties;

(iv)	release the Buyer and its Affiliates, including the Company, from any claim the Sellers may have against the Company (or the Buyer and its Affiliates as acquiror of the Company) based on events occurred prior to Closing or based on the Sellers’ prior ownership of the Shares; and

(v)	acknowledge the lack of satisfaction of Conditions Precedents, if any, in which event Section 5.3 shall apply.

Likewise, in the Deed of Closing, amongst other matters, the Buyer shall:

(i)	declare that it has received from the Sellers the Pre-Closing Certificate prior to Closing in accordance with Section 8.2 above; and

(ii)	ratify the Buyer Representations and Warranties.

8.3.1.2	The Parties and the Company shall execute a new shareholders’ agreement of the Company, a draft of which is attached hereto as SCHEDULE 8.3.1.2 (the “New Shareholders’ Agreement”). The Sellers shall provide to the Buyer a written proof of termination of the Previous Transaction Agreements and release of any and all Liens on the Company’s Capital Stock, executed by the Sellers before or the same day as Closing Date.

8.3.1.3	Others. The Parties shall take any other steps and execute any other documents which it may be reasonably necessary to carry out or execute on the Closing Date in order to give effect to this Agreement.

8.3.2	Actions to be carried out by the Sellers:

8.3.2.1	The Sellers shall deliver to the Buyer evidence of the record of the transfer of the Shares in the registries of the Company.

8.3.2.2	Deliver or make available to the Buyer or their counsel the Company’s and the OpCos’ corporate books (Company’s and OpCos’ books of minutes, shareholders registry book) as well as all the corporate documents, keys, passwords, and any other documentation of the Company.

8.3.2.3	Deliver or make available to the Buyer or their counsel the original OpCos’ Transfer Documents.

8.3.2.4	Deliver a certificate issued by the governing body of each of the Sellers confirming that all the statutory and legal requirements for the transfer of the Shares have been complied with.

8.3.2.5	Deliver a certificate of secretary of the board of directors of the Company attesting that any legal requirements under the Company’s certificate of incorporation and by-laws to transfer the Shares have been fulfilled.

8.3.2.6	Deliver a copy of the resolutions of the General Shareholders’ Meeting or the relevant corporate body of each of the Sellers approving the Transaction, should it be applicable.

8.3.2.7	Deliver one or more tax certificates stating that the Company and the OpCos have timely complied with the tax obligations during the last twelve (12) months.

8.3.2.8	Deliver the Buyer letters of resignation duly signed by the members of the board of directors of the Company (but not the OpCos), sufficient to allow for the Buyer to occupy the quantity of seats on the board of directors for which Buyer (of the Buyer’s delegee) is entitled to vote, pursuant to which the said persons resign from their positions as directors of the Company, as applicable.

8.3.2.9	Deliver the Buyer all directors (and control persons through powers of attorney) shall deliver acknowledgement duly signed by each and all directors and managers of the Company and the OpCos (and control persons through powers of attorney) stating that they have no claims or waive all claims (including fees and any remuneration accrued until Closing) against the Company and the OpCos.

8.3.2.10	Provide the Buyer with a list of the powers of attorney granted by the Company and the OpCos which are in force at Closing Date.

8.3.3	Actions to be carried out by the Buyer:

8.3.3.1	Deliver a copy of the minutes of the General Shareholders Meeting of the Company (with Buyer as shareholder), or similar document such as resolutions approved by unanimous consent in lieu of a meeting, which shall acknowledge the resignation of the former members of the Board of Directors (but only as necessary to carry out the board structure agreed in the New Shareholders Agreement), approve their management and make the new appointments to fill each of the positions on the new Board of Directors to be structured in accordance with the New Shareholders’ Agreement.

8.3.3.2	Pay to the Sellers the portion of the Payment at Closing as described under Section 3.2. to the bank account of the Sellers.

9.	SELLER’S LIABILITY REGIME

9.1	Sellers Representations and Warranties

The Sellers warrant to the Buyer that each of the representations and warranties included in SCHEDULE 9 (the “Sellers Representations and Warranties”) are true, accurate and not misleading at the date of this Agreement, except where SCHEDULE 9 indicates that certain representations and warranties shall be true and accurate as of the Completion Date (and not the date of this Agreement), and will be true, accurate and not misleading at the Closing Date.

9.2	Obligation of the Sellers to indemnify the Buyer

The Sellers undertake to jointly, but not jointly and severally, pro rata to their respective stake in the Company at the Closing Date, indemnify, subject to the limitations of liability under this Section, the Buyer against any Damages resulting from:

9.2.1	Any breach of the Fundamental Representations and Warranties set forth in PART A of SCHEDULE 9 that proves to be inaccurate, untrue, incomplete or misleading as of the date of this Agreement or the Closing Date.

9.2.2	Any breach of the Business Representations and Warranties set forth in PART B of SCHEDULE 9 that proves to be inaccurate, untrue, incomplete or misleading as of the date of this Agreement or the Closing Date.

9.2.3	The breach of any of the contractual obligations undertaken by the Sellers under this Agreement or under any of the Transaction Documents.

9.3	Notwithstanding the above, in any case, each Seller makes only the Sellers’ Fundamental Warranties for itself only, and no Seller shall be liable for the untruth or breach of the Sellers’ Fundamental Warranties of any other Seller.

9.4	For the avoidance of doubt, the Sellers shall in no case be liable for any claim for Damages arising as a result of any breach of the Sellers Representations and Warranties contained in this Agreement to the extent circumstances giving rise to the breach of the Sellers Representations and Warranties had been expressly and fairly disclosed, excepted or qualified in such Representations and Warranties.

9.5	For the purposes of this Agreement, “Damage” include any loss, damage, harm, charge, liability, depreciation, penalty, fine, or surcharge, interest or expense of any kind (including the fees or costs related to attorneys, agents in court, notaries, auditors, accountants, experts or other professionals), but excluding any consequential, indirect or punitive damages and loss of profit.

9.6	Monetary limits

9.6.1	Monetary limit for Business Representation and Warranties

9.6.1.1	The Sellers shall not be liable for any Damages resulting from the breach of the Sellers Business Representations and Warranties in an amount lower than TEN THOUSAND UNITED STATES DOLLARS ($ 10,000) (the “de Minimis Franchise”).

9.6.1.2	The Sellers shall not be liable for any Damages resulting from the breach of the Sellers Business Representations and Warranties unless the amount recoverable, when aggregated with the amount of all Claims or Third Party Claims in respect of which the Buyer are entitled to recover (excluding, for the avoidance of doubt, any Claim or Third Party Claim for which the Buyer were not entitled to recover by reason of Section 9.6.1.1) exceeds FIFTY THOUSAND UNITED STATES DOLLARS ($ 50,000) (the “Basket”), in which event the whole amount of all such Claims or Third Party Claims shall be recoverable and not merely the excess.

9.6.1.3	The maximum aggregate liability payable by Sellers in respect of all and any Claims or Third Party Claims (the cap) resulting from the breach of Business Representations and Warranties, after giving effect to the exclusions provided for in Clauses 9.6.1.1 and 9.6.1.2, shall be 50% of the Purchase Price received by the Sellers at any time.

9.6.1.4	The maximum overall aggregate liability of the Sellers resulting from any of the Sellers’ Fundamental Representations and Warranties being untrue, inaccurate, incomplete or misleading shall not exceed a total amount equivalent to one hundred per cent (100%) of the Purchase Price received by the Sellers at any time.

9.6.1.5	Additionally, the Parties agree that any Leakages (as this term is define under section 2.4 of the Business Representations and Warranties) shall be paid dollar for dollar and, for the avoidance of doubt, shall not be subject to the exclusions provided for in Clauses 9.6.1.1 and 9.6.1.2 or any other cap on liability.

9.7	Time limitations to serve notice of claims for breach of Representations and Warranties

9.7.1	In order for the Sellers to be liable to the Buyer for Damages under this Agreement resulting from the breach of Business Representations and Warranties, the relevant claim for liability against the Sellers shall be sent by the Buyer within two (2) years from the date hereof.

9.7.2	Notwithstanding the foregoing, the Buyer shall be entitled to claim liability from the Sellers for Damages arising from tax, regulatory, environmental, social security or employment matters, or in relation to any criminal offence or compliance matter (including under any anticorruption, an anti-bribery or anti money laundering laws or regulations), or for breach of any Fundamental Representations and Warranties, for the entire period set out under the applicable statute of limitations, plus thirty (30) days thereafter.

9.7.3	The Sellers shall notify and/or cause the Company to notify Buyer promptly upon becoming aware of any fact or circumstance that may entail a breach of the Sellers Representations and Warranties or give rise to a Damage under this Agreement, providing all available details and information on the relevant fact or circumstance.

9.8	Recovery from a third party

9.8.1	If the Sellers have paid an amount in discharge of any Claim or Third-Party Claim, and the Buyer or the Company recovers from a third party a sum which indemnifies or compensates the Buyer or the Company (in whole or in part) for the Damages which are the subject matter of such Claim or Third-Party Claim, the Buyer or the Company shall pay to the Sellers as soon as practicable after receipt of such sum an amount equal to the sum recovered from the third party less any costs and expenses incurred in obtaining such recovery.

9.9	Other limitations of liability

9.9.1	Provisions and reserves. The Sellers shall not be liable in respect of any Damage or claim if and to the extent it is based on a matter reflected in or provided for or reserved (up to the amount of such provision or reserve) in the Financial Statements but only to the extent of such amount.

9.9.2	Actual nature of a loss. The Sellers will only be liable in respect of a Damage actually suffered by the Buyer or the Company or the OpCos. In particular, without limiting the generality of the foregoing, if any Damage shall arise by reason of some liability which at the time that the claim is notified to the Sellers is contingent only, the Sellers shall not be under any obligation to make any payment to the Buyer until such time as such contingent liability ceases to be so contingent and has become an actual liability.

9.9.3	Insurance: The Sellers shall not be liable in respect of Damage to the extent that the Claim relates to any Damage which is effectively recoverable (and recovered) by the Buyer (or any assignee or successor in title thereof) or the Company or the OpCos from any of its insurers whether such insurance is taken out before or after the Closing Date.

9.9.4	No double recovery. The same Damage under this Agreement shall only give rise to one recovery by the Buyer under this Agreement.

9.9.5	Change in Law. The Sellers shall not be liable in respect of a change in any applicable Law or substantial change in the interpretation of any applicable Law by any applicable court or by any Governmental Authority, in either case occurring after the date of this Agreement, whether or not that change, amendment or withdrawal purports to be effective retrospectively in whole or in part after the Closing Date.

9.9.6	Mitigation. Nothing in this Agreement restricts or limits the general obligation at Law of the Buyer to mitigate any Damage which it may suffer or incur as a consequence of any breach of any Sellers’ Warranties or any other provision of this Agreement or in relation to any other matter, event or circumstance which gives rise to a Damage. Where the Sellers are, or may become, under any obligation to make any payment to the Buyer pursuant to this Agreement the Buyer shall take all reasonable steps to mitigate the Damage in respect of which the payment is or may become due.

9.10	Sole Remedy

The rights and remedies contemplated in this Section 9 in respect of a Claim or Third-Party Claim are the sole remedy of the Buyer with respect to a breach of this Agreement by the Sellers.

In relation thereto, the Sellers shall be sole parties responsible for any breach of the Sellers Representations and Warranties and the Buyer waives any right it may legally have as shareholder of the Company or otherwise to claim the directors of the Company for liability with respect to any breach of any of the Sellers’ Representations and Warranties or for any other aspect of their management prior to the date of this Agreement except in the cases of fraud or willful misconduct.

9.11	Indemnified Parties.

The indemnity provisions set forth in this Agreement to the benefit of Buyer shall extend to and comprise any obligated delegee of the Buyer, and their directors, managers, officers and employees, but any claimed indemnitee must meet a strict burden of proof of having incurred specific damages.

10.	CLAIMS PROCEDURE

10.1	Notice of a Claim.

The Buyer shall promptly serve written notice on the Sellers of any facts or circumstances resulting (i) in any of the Sellers Representations and Warranties being inaccurate, untrue, incomplete or misleading as of the date of this Agreement; (iii) in any other Damage, resulting from the breach of any other contractual obligation under this Agreement, which may result in the Buyer seeking Damages from the Sellers (a “Claim”), provided that the failure to promptly provide the notice of claim shall not release the Sellers from any of their obligations under this Agreement except to the extent that the notice is not timely under Section 9.7 above or to the extent that the relevant Seller has been prejudiced by such failure.

Each notice of a Claim shall be sent in accordance with Section 22 and shall contain, with respect to each Claim, (i) a description of the facts and the nature of the Claim, according to the information available at the moment the Notice of Claim is served, (ii) a description of the grounds on which the Seller’s liability for Damages arises under this Agreement, and (iii) the amount claimed (or a reasonable estimation thereof), if it is possible to quantify at that moment.

The Buyer shall promptly provide to the Sellers the information (in its possession or control) reasonably required to enable the Seller to analyze any Claim brought by the Buyer.

10.2	Seller’s Response.

Within fifteen (15) Business Days from receipt of a notice of Claim in accordance with Section 10.1 above, the Sellers shall send a written notice to the Buyer in accordance with Section 22 (a “Response”) stating whether:

(a)	The Sellers consider that the Claim is covered by the Sellers Representations and Warranties or constitutes any other Damage under this Agreement.

i.	and accepts the amount of the Claim, in which case the Sellers shall pay to the Buyer the amount of the Claim.

ii.	but does not agree with the amount of the Claim, in which case any of the Parties may start the court proceedings contemplated in Section 23 below, but only in respect of the disputed amount.

(b)	The Sellers consider that the Claim is not covered by the Sellers Representations and Warranties, or it does not constitute any breach under the Agreement and, therefore, they have no obligation to indemnify the Buyer for any Damages. In this case, the Buyer and any Seller may start the court proceedings contemplated in Section 23 below.

In the event that the Sellers fail to send a Response to the Buyer within the required fifteen (15) Business Days period, the provisions in Section 10.2(a) above shall apply.

10.3	Third Party Claim.

In the event that any third party announces or serves notice of a claim (in Court or directly to the Buyer) in connection with the Sellers Representations and Warranties (a “Third-Party Claim”), the Buyer shall give notice to the Sellers of such a Third Party Claim by serving notice of a Claim in accordance with Clause 10.2 above, no later than ten (10) Business Days after the day when the Buyer was served with the Third Party Claim; provided that the failure to provide the notice of claim shall not release the Sellers from any of their obligations under this Agreement except to the extent that such Seller has been prejudiced by such failure.

A Third-Party Claim will cause an obligation on the Sellers to indemnify the Buyer or the Company as soon as judgment is issued on the Third-Party Claim requesting a payment or a settlement is reached with the third party.

The provisions in Section 10.2 above shall also apply to notices of a Claim that are based on a Third-Party Claim. Additionally, the Sellers may state in the Response that they will undertake the defense of the Buyer in the Third-Party Claim, in which case the Buyer shall:

(a)	Promptly execute as many powers of attorney (including general powers to conduct litigation) in favor of as many attorneys and solicitors as the Sellers may reasonably request. The Buyer may however appoint its own co-counsel (at the Buyer’s expense), in which case the Buyers and Sellers shall consult regarding actions and strategies to be taken.

(b)	Make available to the Sellers on a timely basis all documents, records and other materials in the possession of the Buyer required by the Sellers for its use in defending the Third-Party Claim and shall otherwise cooperate with the Sellers in the defense of such a claim.

(c)	not have the right to settle, adjust, accept or compromise such Third-Party Claim without the consent of the Sellers; provided, however, that the Sellers shall not unreasonably withhold or delay such consent.

(d)	be obliged to proceed with any recourse or appeal in the relevant Third-Party Claim proceedings if so requested by the Sellers;

(e)	be under a duty of diligence when directing the defense of a Third-Party Claim and shall make all reasonable efforts to mitigate the Damage that may result from any such Third-Party Claim.

Except with the written consent of the Buyer, the Sellers will not, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Buyer and all of its Affiliates by the third party of a release from all liability with respect to such suit, claim, action, or proceeding; (ii) unless there is no finding or admission of (A) any violation of Law by the Buyer (or any Affiliate thereof), (B) any liability on the part of the Buyer (or any Affiliate thereof) or (C) any violation of the rights of any Person and no effect on any other claims of a similar nature that may be made by the same third party against the Buyer (or any Affiliate thereof).

If the Sellers do not undertake the defense of the Third-Party Claim (or after assuming such defense, fail to actively and diligently conduct the defense thereof) the Buyer will be entitled to conduct the defense of the Third-Party Claim. In this case, the Buyer undertakes to inform the Sellers monthly about the evolution of the Third-Party Claim or, earlier, if there were relevant actions to be taken or a court resolution were made in relation to the same.

The Sellers will be bound by any judgment or settlement issued on a Third-Party Claim by a Court of competent jurisdiction, even if the defense of the claim or settlement has been undertaken by the Buyer.

Notwithstanding anything to the contrary in this Section 10.3, the Sellers shall not be entitled to assume and control the defense of any Third Party Claim that (i) seeks an injunction or other equitable relief against Buyer, the Company or the OpCos (or their assets), (ii) involves an allegation that the Buyer, the Company or the OpCos (themselves and/or the management and representatives thereto) committed a criminal act or (iii) would reasonably be expected to result in Damages which, taken with other then-existing Damages for which Sellers are obligated to provide indemnification under Clause 9, would exceed the then remaining limit of liability under Section 9.6.1.3.

10.4	The Sellers expressly agree that all notices and responses relating to Claims will be addressed to all of them and replied jointly.

11.	PAYMENT AND SET OFF OF CLAIMS

Unless otherwise agreed amongst the Parties and to the extent possible, the amounts to be paid by the Sellers to the Buyer as a result of a Claim under Section 9 and/or Section 10 will be paid (i) first, by operating a downward adjustment to any Contingent Consideration (only in the case that it has been triggered); (ii) next, from the Liability Reserve; and (iii) thirdly, directly by each of the Sellers through a payment in cash.

12.	REPRESENTATIONS AND WARRANTIES OF THE BUYER AND SWVL INC

The Buyer and SWVL INC, on the Execution Date, provides to the Sellers the following representations and warranties (the “Buyer’s Representations and Warranties”).

12.1	The Buyer and SWVL INC represent and warrant to the Sellers that:

(a)	Each of the Buyer and SWVL INC. is a company duly incorporated, validly in existence and in good standing under the laws of its jurisdiction, and it has full power to conduct its business as conducted at the date of this Agreement.

(b)	The Buyer has full capacity to buy and acquire the Shares, to enter into this Agreement, the Transaction Documents and execute the Transaction. No consent, approval or authorization which has not been obtained at the date of this Agreement or the Transaction Documents is required by it for entering into the Agreement or the Transaction Documents and executing the Transaction.

(c)	SWVL INC has full capacity to enter into this Agreement and the Transaction Documents and fulfill the payment undertakings contained therein when due. No consent, approval or authorization which has not been obtained at the date of this Agreement is required by it for entering into the Agreement, the Transaction Documents and executing the Transaction.

(d)	This Agreement and the Transaction Documents create valid and binding obligations over each of the Buyer and SWVL INC, which are fully enforceable against them in accordance with the terms and conditions set out in the Agreement and the Transaction Documents.

(e)	The execution and performance of this Agreement and the Transaction Documents does not entail a breach of

(i)	any law, regulation, judgement, order, norm or case-law applicable to the Buyer or SWVL INC, including the applicable anti-money laundering laws and, in particular, that the origin of the funds paid by the Buyer or SWVL INC to the Sellers is lawful and does not come from any activity contrary to the legislation to which it is subject;

(ii)	the Buyer or SWVL INC by-laws or deed of incorporation; or

(iii)	any contract, agreement or instrument to which the Buyer, SWVL INC, or the shareholders of either the Buyer or SWL Inc., is a party.

(f)	Each of the Buyer and SWVL INC. is not insolvent or bankrupt under the laws of its jurisdiction, nor unable to pay its debts as they fall due.

(g)	Each of the Buyer and SWVL INC. has available cash or available financing facilities which will at the Closing Date and at the other payment dates in accordance with this Agreement provide the necessary cash resources to meet its obligations under this Agreement.

12.2	No other representations and warranties.

Except for the specific Buyer’s Representations and Warranties contained in this Clause the Buyer make no other express or implied representations or warranties to the Seller.

12.3	The Buyer undertakes to indemnify and hold the Seller harmless from and against any effective Damages directly and exclusively resulting from any of the Buyer’s Representations and Warranties that proves to be untrue as of the date of this Agreement. Any Claim served by the Sellers in respect of the untruthfulness of any of the Buyer’s Representations & Warranties, as well as the Buyer’s response to such a Claim, shall be made, mutatis mutandis, in accordance with -and subject to the limitations established in Sections 10.1 and 10.2 above.

13.	JOINT AND SEVERAL LIABILITY BETWEEN BUYER AND SWVL INC

13.1	The Buyer and SWVL INC (shall be jointly and severally liable for any and all of the obligations assumed by the Buyer and/or SWVL INC under this Agreement and the Transaction Documents and the Sellers shall be free to claim the fulfillment of any obligation of the Buyer and/or and SWVL INC under this Agreement or the Transaction Documents (in particular the payment obligations set forth in Clause 3 above) to any of them (the Buyer and/or SWVL INC) without limitation, regardless of whether the Buyer or SWVL INC has individually assumed the relevant obligation herein.

14.	NON-COMPETE UNDERTAKING

14.1	The Sellers acknowledge that the obligations established in this Section are essential for the Buyer to enter into this Agreement under the conditions established therein, that said obligations are necessary to ensure the continuity of the Company’s Business and that its breach may cause substantial damage to the Buyer and the Company and/or the OpCos. Therefore, the Sellers acknowledge that there is a legitimate interest, both commercial and industrial, in regulating this non-competition agreement, the non-use of names, brands and domains, and the non-solicitation, and they acknowledge that the resulting limitations of this Agreement are adequate and reasonable.

14.2	The Sellers whether acting directly or indirectly through any related party, Affiliate, on his behalf or on behalf of any third party, undertake from a period of three (3) years from the date hereof and in relation to the geographic scope of Europe, Latam, MENA, Pakistan, South Asia, South East Asia, India and Turkey to refrain from, directly or indirectly:

(i)	carrying out any activities or operations that compete with the Company’s and/or OpCos’ Business, or managing, controlling, or providing advice or services to any third party that carries out activities or operations that compete with the Company’s and/or OpCos’ Business;

(ii)	promoting, sponsoring or acquiring or holding an interest in any third party, entity or business engaged in activities or operations that compete with the Company’s and/or OpCos’ Business, except that this commitment shall apply only to the Founders and shall not restrict the Company’s passive investors from any of the specified activities;

(iii)	entering into any employment, commercial or professional relationship with any third party, entity or business engaged in activities or operations that compete with the Company’s and/or OpCos’ Business, except that this commitment shall apply only to the Founders and shall not restrict the Company’s passive investors from any of the specified activities;

(iv)	approach or solicit any Person, firm or company who has within two years prior to the Closing been a regular customer of the Company and/or OpCos’ in relation to the Business;

(v)	hiring, enticing away or attempting to hire any employee or member of the management team or persuading them to resign from their position with the Company and/or the OpCos;

(vi)	interfering with, endangering or otherwise damaging the Company’s and/or the OpCos business, reputation or commercial relationships with third parties, however, that the foregoing will not prevent a Seller from entering into any contract with any person who responds to general advertising or a general solicitation not targeted to the employees of the Company and/or the OpCos;

(vii)	using or applying for domain names, trade names, trademarks, logos or any other signs that are identical or similar to those used by the Company or the OpCos, or using or applying for any Intellectual Property Rights in relation to any product, process or service developed by or within the Company or the OpCos; or

(viii)	making any oral or written statements to third parties whether in public or private that might adversely affect the Company and/or any of the OpCos, its reputation or its employees or business activities.

14.3	For the avoidance of doubt, holding securities of listed companies, to the extent they do not represent a percentage equal to or greater than five percent (5%) of the share capital of a listed company shall not be considered a breach of this Section 14.

15.	CONFIDENTIALITY

15.1	The Parties shall, and also shall oblige their Affiliates, keep all information contained in this Agreement, its Schedules and any additional agreements or ancillary documents that the Parties may execute under (or in connection with) this Agreement, as well as any exchanged information relating to Sellers or the Business (jointly, the “Confidential Information”), strictly confidential.

15.2	Each Party agrees to make the Confidential Information accessible to its directors, officers, employees, agents or professional advisors (all of whom shall be informed of the confidentiality thereof and shall agree to keep it strictly confidential) only as far as necessary for the completion of this Agreement.

15.3	This confidentiality undertaking will not apply to any Confidential Information which is or becomes (other than as a result of any act or default by any of the Parties) part of the public domain, but solely from the date on which such Confidential Information has become part of the public domain, as well as in case disclosure of Confidential Information is required to comply with any applicable law or the de-SPAC Process or request issued by a court of competent jurisdiction or any governmental or regulatory authority (including any rules or regulations of any stock exchange to which a Party or the members of its group are subject) or to the extent required to complete any actions, perform any obligations or enforce any rights set forth in this Agreement.

15.4	In the event that the Parties consider that it would be appropriate to issue a press release regarding this Agreement, such a press release shall be agreed and jointly issued by the Parties. In no case, such press release shall include information regarding the Purchase Price.

16.	ASSIGNMENT OF THE AGREEMENT

This Agreement, or any rights or obligations hereunder, cannot be assigned by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld or denied.

17.	TAXES AND EXPENSES

17.1	Any and all taxes, costs and expenses incurred in connection with this Agreement will be borne by the Parties in accordance with the provisions hereof and the law. Each of the Parties shall bear the fees of their own lawyers, accountants and advisors.

17.2	If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

18.	NO FINDER’S FEES

Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Party agrees to indemnify and to hold harmless the other Parties from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Party or any of its officers, employees or representatives is responsible.

19.	DELAYS OR OMISSIONS

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Except as otherwise may limited by this Agreement, all remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

20.	ENTIRE AGREEMENT

This Agreement, along with the Transaction Documents, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all agreements, understandings, negotiations and discussions, whether written or verbal, between the Parties prior to the date hereof.

21.	INVALIDITY

If any provision of this Agreement would be declared by any judicial or other competent authority to be null and void or otherwise unenforceable, that provision shall be severed from the Agreement, but the remaining provisions of the Agreement shall remain in full force and effect.

The Parties shall in good faith negotiate to replace such a provision for a valid and enforceable one, in such reasonable manner so as to achieve as much as permitted by law the intention of the Parties.

22.	NOTICES AND COMMUNICATIONS. REPRESENTATION OF THE SELLERS

22.1	Any notice and communication under this Agreement shall be made in writing (in English), and delivered personally, with acknowledgement of receipt, or sent by registered post with acknowledgement of receipt, email with delivery confirmation or any other reliable means providing evidence of receipt. The Parties’ addresses for service shall be the ones indicated in SCHEDULE 22.

22.2	Notices shall be deemed to have been duly served on the date of the written confirmation of their receipt by the recipient (if sent by email, on the date on which the sender receives a confirmation of “delivered” or “read” from its own system; if sent by registered post, on the date of the acknowledgement of receipt -or rejection of receipt- of the notice at the relevant address) and, if delivered personally, on the date of delivery; always provided that such notices are received/delivered on a Business Day before 19:00 hours (recipient’s time). If they were received/delivered on a Business Day after 19:00 hours (recipient’s time), they would be understood to be received/delivered on the following Business Day for the purposes of this Agreement.

22.3	The Parties shall notify each other any change of their addresses or contact details, which shall be effective on the fifth Business Day after receipt of the notice, unless it specifies a different date from which the change of address or contact details shall be effective.

22.4	The Sellers agree that, after execution, Founder 1 and Founder 2 shall represent the Sellers in connection with any notice required or authorized under this Agreement. Founder 1 and Founder 2 shall be obligated to communicate to the Sellers any notice sent by the Buyer to the Sellers and to correspond with the Buyer on behalf of the Sellers when required or called for under the Agreement or when desired by the Sellers. The Sellers further agree that matters requiring an action or decision of the Sellers shall be made, independently of any process involving the Buyer, by any group of Sellers holding more than 50% of the total quantity of the Company’s shares owned by the various Sellers, which may be referred to herein as a “majority” of the Sellers. Buyer shall not be responsible for verifying in any case if Founder 1 and Founder 2 comply with their obligation to communicate to the remaining Sellers any notice or to verify if any action taken by the Sellers is taken in compliance by the majority of Sellers stated herein.

22.5	Each of the Sellers and Buyer consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or SCHEDULE 22, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected email address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each of the Sellers and Buyer agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

23.	GOVERNING LAW & DISPUTE RESOLUTION

23.1	Governing Law & Personal Jurisdiction.

This Agreement shall be construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to the principles of conflicts of laws of any jurisdiction.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS IN THE STATES OF DELAWARE, AND FURTHER WAIVES ANY CLAIM IT MAY HAVE AT ANY TIME AS TO FORUM NON CONVENIENS WITH RESPECT TO SUCH VENUE. SERVICE OF PROCESS MAY BE EFFECTED BY CERTIFIED OR REGISTERED MAIL AND BY WAY OF SECTION 22 OF THIS AGREEMENT.

23.2	Arbitration.

a.	The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby (a “Dispute”) shall be arbitrated pursuant to the Delaware Rapid Arbitration Act, 10 Del. C. § 5801, et seq. (the “DRAA”). The parties agree to take all steps necessary or advisable to submit any Dispute that cannot be resolved by the parties for arbitration under the DRAA (the “Arbitration”) in accordance with this Section 9.5, and each party represents and warrants that it is not a “consumer” as such term is defined in 6 Del. C. § 2731. By executing this Agreement, (i) each party hereby waives, and acknowledges and agrees that it shall be deemed to have waived, any objection to the application of the procedures set forth in the DRAA, (ii) consents to the procedures set forth in the DRAA, and (iii) acknowledges and agrees that it has chosen freely to waive the matters set forth in subsections (b) and (c) of Section 5803 of the DRAA. IN CONNECTION THEREWITH, EACH PARTY UNDERSTANDS AND AGREES THAT IT SHALL RAISE NO OBJECTION TO THE SUBMISSION OF THE DISPUTE TO ARBITRATION IN ACCORDANCE WITH THIS SECTION 6(h) AND THAT IT WAIVES ANY RIGHT TO LAY CLAIM TO JURISDICTION IN ANY VENUE AND ANY AND ALL RIGHTS TO HAVE THE DISPUTE DECIDED BY A JURY.

b.	The Arbitration shall be conducted in accordance with the Model Rules for Arbitration under the DRAA, as such Rules may be amended or changed from time to time; provided that the parties to such Arbitration may agree to depart from the Model Rules by (i) adopting new or different rules to govern the Arbitration or (ii) modifying or rejecting the application of certain of the Model Rules.

c.	The Arbitration shall take place in Wilmington, Delaware, or any other location to which the parties and the Arbitrator may agree. All Parties shall have the right, if doing so can be reasonably accommodated by the Arbitrator, to attend any preliminary or final hearings, and to present evidence, remotely.

d.	The Arbitration shall be presided over by one arbitrator (the “Arbitrator”) who shall be mutually agreed to by the parties to such Arbitration. In the event that the parties are unable to agree upon the identity of the Arbitrator within forty-five (45) days of the commencement of the Arbitration, then either party may file a petition with the Court of Chancery pursuant to Section 5805 of the DRAA.

e.	The Arbitrator shall conduct the hearing, administer oaths, and make such rulings as are appropriate to the conduct of the proceedings. The Arbitrator shall allow each of the parties an opportunity to present evidence and witnesses and to cross examine witnesses presented by the opposing party. In no event, however, shall witnesses other than employees or experts retained or employed by the parties, or former employees of the parties, be called to testify at the Arbitration.

f.	The arbitral award (the “Award”) shall (i) be rendered within 120 days after the Arbitrator’s acceptance of his or her appointment; (ii) be delivered in writing; (iii) be the sole and exclusive remedy with respect to the Dispute between and among the parties; and (iv) be accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 6(h) shall be deemed commercial. The Arbitrator shall have the authority to grant any equitable or legal remedies, including, without limitation, entering preliminary or permanent injunctive relief; provided, however, that the Arbitrator shall not have the authority to award (and the parties waive the right to seek an award of) punitive or exemplary damages.

g.	The parties hereto agree that, subject to any non-waivable disclosure obligations under federal law, the Arbitration, and all matters relating thereto or arising thereunder, including, without limitation, the existence of the Dispute, the Arbitration and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any decision of the Arbitrator or Award), shall be kept strictly confidential, and each party hereby agrees that such information shall not be disclosed beyond: (i) the Arbitrator and necessary support personnel; (ii) the participants in the Arbitration; (iii) those assisting the parties in the preparation or presentation of the Arbitration; and (iv) other employees or agents of the parties with a need to know such information. In all events, the parties participating in the Arbitration proceedings shall treat information pertaining to the Arbitration with the same care that they treat their most valuable proprietary secrets. In the event that federal law imposes upon either party an obligation to disclose the fact of the Arbitration or the nature of the claims or counterclaims asserted, such party(ies) shall disclose no more than the minimum information required by law after first consulting with and attempting in good faith to reach agreement with the opposing party(ies) regarding the scope and content of any such required disclosure.

h.	Each party hereto shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each such party shall pay one-half of any filing fees, fees and expenses of the Arbitrator or other similar costs incurred by the parties in connection with the prosecution of the Arbitration.

i.	Notwithstanding any provisions of this Agreement, or any statute protecting the confidentiality of the Arbitration and proceedings taken in connection therewith, in the event that either party in the Arbitration is required to defend himself, herself or itself in response to later proceedings instituted by the other in any court, relating to matters decided in the Arbitration, such party shall be relieved of any obligation to hold confidential the Arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other, similar doctrines apply to such subsequent proceedings.

j.	Notwithstanding anything to the contrary set forth in this Section 6(h), if any amendment to the Act or the DRAA is enacted after the date of this Agreement, and such amendment would render any provision of this Section 6(h) unenforceable thereunder, such provision shall be excluded and the remaining provisions of this Section 6(h) shall be enforced to the extent permitted by law.

23.3	WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument deemed executed on the date indicated on the heading of this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, this stock purchase agreement has been duly executed by the Parties in the place and on the first date above written.

[Remainder of page intentionally left blank]

The Buyer SWVL GLOBAL FZE	SWVL INC

/s/ Mostafa Kandil	/s/ Mostafa Kandil
SWVL GLOBAL FZE	SWVL INC
Signed: Mr. Mostafa Essa Mohamed Mohamed Kandil	Signed: Mr. Mostafa Essa Mohamed Mohamed Kandil

[Remainder of page intentionally left blank]

Founder 1

/s/ Alejandro Taubas
Alejandro Taubas
D.N.I 28.324.552

Mrs. Deslie Bernadette Buttons, spouse of Mr. Alejandro Taubas irrevocably gives her marital consent for the sale of the shares Company owned by Mr. Alejandro Taubas, in accordance with the provisions of the Agreement, all in accordance with the terms of articles 470 and related ones of the Civil and Commercial Code of the Republic of Argentina. Likewise, Mrs. Deslie Bernadette Buttons declares she has received adequate and sufficient legal advice, and that she is fully aware of the scope of the transaction contemplated here and of the rights she derives from said transaction.

/s/ Deslie Bernadette Buttons
Deslie Bernadette Buttons
D.N.I.: 95.371.785

Founder 2

/s/ Alejo Matías Miragaya
Alejo Matías Miragaya
D.N.I 28.321.249

Mrs. Verónica Lapitz Staiff, spouse of Mr. Alejo Matías Miragaya irrevocably gives her marital consent for the sale of the shares Company owned by Mr. Alejo Matías Miragaya, in accordance with the provisions of the Agreement, all in accordance with the terms of articles 470 and related ones of the Civil and Commercial Code of the Republic of Argentina. Likewise, Ms. Verónica Lapitz Staiff declares that she has received adequate and sufficient legal advice, and that she is fully aware of the scope of the transaction contemplated here and of the rights she derives from said transaction.

/s/ Verónica Lapitz Staiff
Verónica Lapitz Staiff
D.N.I.: 92.877.149

[Remainder of page intentionally left blank]

Founder 3

/s/ Diego Javier Nomberg
Diego Javier Nomberg
D.N.I. 23.249.448

Mrs. Ana Beatriz Obschatko, spouse of Mr. Diego Javier Nomberg irrevocably gives her marital consent for the sale of the shares Company owned by Mr. Diego Javier Nomberg, in accordance with the provisions of the Agreement, all in accordance with the terms of articles 470 and related ones of the Civil and Commercial Code of the Republic of Argentina. Likewise, Ms. Ana Beatriz Obschatko declares that she has received adequate and sufficient legal advice, and that she is fully aware of the scope of the transaction contemplated here and of the rights that she derives from said transaction.

/s/ Ana Beatriz Obschatko
Ana Beatriz Obschatko
D.N.I.: 23.125.198

Founder 4

/s/ Lionel Adrián Fridman
Lionel Adrián Fridman
D.N.I. 22.808.379

Mrs. Romina Yael Epsztejn, spouse of Mr. Lionel Adrián Fridman irrevocably gives her marital consent for the sale of the shares Company owned by Mr. Lionel Adrián Fridman, in accordance with the provisions of the Agreement, all in accordance with the terms of articles 470 and related ones of the Civil and Commercial Code of the Republic of Argentina. Likewise, Ms. Romina Yael Epsztejn declares that she has received adequate and sufficient legal advice, and that she is fully aware of the scope of the transaction contemplated here and of the rights she derives from said transaction.

/s/ Romina Yael Epsztejn
Romina Yael Epsztejn
D.N.I.: 22.472.078

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Investor 1

Clin fondo de inversión privado

/s/ Manuel Rodriguez	/s/Jamie Riggs
CLIN FONDO DE INVERSIÓN PRIVADO
Signed:

Investor 2

AVP Seed Fund I

/s/ AVP Seed Fund I
AVP Seed Fund I
Signed:

Investor 3

Angel Ventures Pacific Alliance Fund II Limited Partnership

/s/Angel Ventures Pacific Alliance Fund II Limited Partnership
ANGEL VENTURES PACIFIC ALLIANCE FUND II LIMITED PARTNERSHIP
Signed:

Investor 4

BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, ACTING AS TRUSTEE OF IRREVOCABLE TRUST F/4862, DESIGNATED AV PACIFIC ALLIANCE TRUST II

/s/ Banco Actinver S.A., Institución De Banca Mùltiple, Grupo Financiero Actinver, Acting as Trustee of Irrevocable Trust F/4862, Designated AV Pacific Alliance Trust II
BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, ACTING AS TRUSTEE OF IRREVOCABLE TRUST F/4862, DESIGNATED AV PACIFIC ALLIANCE TRUST II
Signed:

Investor 5

CMPL Angel Seed Fund LP

/s/ CMPL Angel Seed Fund LP
CMPL ANGEL SEED FUND LP
Signed:

SCHEDULE D

Current Structure Chart of the Buyer

In addition to the above, Pivotal Holdings is also a wholly-owned subsidiary of SWVL INC.

Structure post de-SPAC Process

After the execution of de-SPAC Process, Pivotal Holdings will be the ultimate holding company and a NASDAQ-listed company, and the Buyer will be a wholly-owned subsidiary of Pivotal Holdings.

SCHEDULE 4.1.2 CALCULATION OF NET FINANTIAL DEBT

For the purposes of this contract, the net financial debt (the “Net Financial Debt”) will be the result of subtracting the Cash from the Gross Financial Debt.

a)	The gross financial debt (the “Gross Financial Debt”) will be the sum of:

1.	Long and short-term loans with banks, funds, or similar financial providers;

2.	Loans with third parties outside the current course of the Business;

3.	Debts with the shareholders, directors of the Company or any related party;

4.	Participative loans;

5.	Balances disposed of in credit lines and in confirming lines;

6.	Bank overdrafts;

7.	Penalties for interest, commissions or reimbursement premiums;

8.	Obligations, bonds, bills or convertible loans issued by the Company or its subsidiaries;

9.	Liabilities for finance leases, operating leases or sales contracts

10.	Liabilities with suppliers of fixed assets;

11.	Factored commercial debts. Balances drawn from off-balance-sheet credit facilities (non-recourse factoring or any other similar off-balance-sheet financing);

12.	Dividends declared and not paid;

13.	Overdue debts with any Public Administration including social security charges, taxes and levies;

14.	Determined and unpaid corporate tax liabilities;

15.	Deferred tax liabilities;

16.	Derivative instruments in market conditions at the time of acquisition;

17.	Trade accounts payable or other types of creditors with collection conditions greater than 120 days;

18.	Withholdings and special bonuses;

19.	Any obligation in relation to a guarantee, indemnity offer of credit;

20.	Retirement benefits and other premiums;

21.	Pension funds and other obligations; and

22.	Long-term provisions.

b)	The cash (the “Cash”) will be the sum of:

1.	Cash in the Company and the OpCos;

2.	Cash in banks;

3.	Deposits less than one year old; and

4.	Investments in funds, stocks, bonds, cash bills and other financial instruments that are liquid with a duration of less than one year.

CALCULATION OF WORKING CAPITAL

+	Current assets

•	cash and equivalents,

•	inventory,

•	accounts receivable, and

•	marketable securities, (resources that can be used up or converted into cash within a year).

-	Current liabilities

•	accounts payable,

•	short-term loans, and

•	accrued expenses due for payment within a year.

=            Working Capital

SCHEDULE 5.1(ii)

FORM OF RESTATED CERTIFICATE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

VIAPOOL INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

VIAPOOL INC. a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.            That the name of this corporation is VIAPOOL, INC., and that this corporation was originally incorporated pursuant to the General Corporation Law on July 2, 2020, under the name VIAPOOL INC;

2.            That a prior amended Certificate of Incorporation was filed on November 13, 2020 under Document No. SR 20208383561; and

3.            That the board of directors of the Corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of Viapool, Inc., for a second time, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders for such purpose, which resolutions set forth the proposed amendment and restatement as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is VIAPOOL INC. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is [1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801].

THIRD: The name of its registered agent at such address is [National Registered Agents, Inc].

FOURTH: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FIFTH: The total amount of stock this Corporation is authorized to issue is 8,777,706 shares of Common Stock, $0.00001 par value per share.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SEVENTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Seventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Seventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

EIGHTH: All “internal corporate claims”, as that term is defined in Section 151 of the Delaware General Corporation Law (Title 8 of the Delaware Code), shall be brought exclusively in the courts of the State of Delaware, unless the Corporation and the party brining the cause of action have entered into an alternative dispute resolution agreement governing the resolution of the claim, which agreement shall prevail over this provision of this Certificate of Incorporation.

NINTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

TENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any director or chief executive officer of the Corporation (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director or officer of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Tenth will only be prospective and will not affect the rights under this Article Tenth in effect at the time of the occurrence of any actions or omissions to act giving rise to liability.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on [November ___, 2021].

VIAPOOL INC.

By:
[NAME, TITLE]

SCHEDULE 5.2

[The Parties will Revisit the Form of this Agreement and Structure]

Form of

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated [DAY OF CLOSING] (the “Effective Date”), is by and between [THE CONTROLLING SHAREHOLDER OF VIAPOOL INC.] (the “Controlling Shareholder”), a [Delaware | BVI Company], with its principal office at [ADDRESS], and [ALEJANDRO TAUBAS|ALEJO MIRAGAYA] (“Executive”), an individual (each a “party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Controlling Shareholder wishes to appoint the Executive to the role of Co-Chief Executive Officer (“CEO”) of Viapool, Inc. (the “Company“), along with [ALEJANDRO TAUBAS | ALEJO MIRAGAYA];

WHEREAS, the Executive wishes to serve as Co-CEO; and

WHEREAS, prior to this Agreement, the Executive entered into certain other agreements including a “Stock Purchase Agreement” and a “Shareholder Agreement,” each dated [the CLOSING DATE] (referred to hereinbelow as the “Transaction Documents”), with the Controlling Shareholder or its affiliates or predecessors-in-interest.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in certain other Transaction Documents, the Parties agree as follows:

* * * * * * *

I.            Position. Commencing as of the Effective Date, the Controlling Shareholder shall cause the Company to appoint the Executive as the Co-CEO of the Company, and the Executive shall serve in that role, with all authority and corresponding responsibility of a CEO of a corporation under Delaware law, subject to the overall authority of the Company’s Board of Directors (the “Board” and each member thereof being a “Director”) and subject to the Company’s articles of incorporation, regulation, bylaws, and any other relevant official and governing documents.

II.            The Services: Duties, Authority and Responsibility. Not in limitation of the authority and responsibility of the position as described supra in Section I of this Agreement, Executive shall have overall authority and responsibility for the affairs of the Company, including the rights to contract for goods and services on behalf of the Company, to hire and discharge employees and independent contractors, and to determine the compensation and duties of employment of all personnel (which term does not include members of the Board in their capacity as Directors). In addition, as CEO, Executive shall perform any special duties and services assigned or delegated to Executive by the Board of the Company. Finally, unless otherwise directed by the Board, in execution of these duties and services (collectively, the “Services”), the Executive shall:

A. Attend meetings of the Board and report to the Board on all aspects of the Company’s affairs and operations, including the employment of personnel and the acquisition and disposition of Company assets;

B. Be responsible for supervising and implementing any operating programs, budgets, procedures, and directions established or changed from time to time (collectively, the “Policies and Programs”) adopted by the Board; and

C. Direct the management and conduct of the operations of the Company in the ordinary course of its business, provided that Executive shall not enter into any transaction, agreement, or take any other action that is outside the ordinary course of the Company’s business or contrary to its Policies and Programs.

III.            Compensation & Reimbursement. The Controlling Shareholder shall pay or shall cause the Company and/or its affiliates to pay the Executive compensation as remuneration for the Services consistent with the below paragraphs.

(a)            Fixed Compensation Argentina. In exchange for the Services and as full compensation for the services to be provided by the Executive in favor of Viapool S.R.L. and Movilidad Digital S.A.S. (collectively, the “Argentine Subsidiaries”) in the framework of his employment relationship with the Argentine Subsidiaries, the Executive shall receive from the Argentine Subsidiaries, considered together, an aggregate monthly gross compensation in Argentina of US$ 2,550.00. The Controlling Shareholder may allocate the portion of such fixed compensation in Argentina between the Argentine Subsidiaries and determine the amount of such compensation to be paid by each Argentine Subsidiary, at is sole discretion. The fixed compensation in Argentina shall be considered as including any amount of fees to which the Executive may be entitled to in case the Executive is appointed as manager or director of any of the Argentine Subsidiaries.

(b)            Fixed Global Compensation. In exchange for the Services, the Executive shall receive monthly gross compensation outside of Argentina, either in Chile or the United States, of US$ 5,950.00.

(c)            Variable Compensation. [To be agreed].

U.S. Dollar amounts shall be converted into local currency on the last business date (either in Argentina, Chile or the United States, as applicable), prior to their payment. The conversion of U.S. dollars into Argentine currency shall be at the average implicit price of the US dollar through the arbitration of securities known as the “Dolar MEP Contado” published in the on-line version of “El Cronista Comercial” periodical (https://www.cronista.com) on that date. The exchange rate for defining the conversion of U.S. dollars into Chilean currency shall be whichever is higher between the official exchange rate of the Banco Central de Chile or the spot rate published by Bloomberg.com https://www.bloomberg.com/quote/CLP:CUR.

IV.            Term and Termination. The initial term of this Agreement shall continue for at least so long as the Executive owns more than five percent (5%) of the Company (the “Initial Term”). After the Initial Term the Agreement shall be renewable thereafter automatically on a month-to-month basis and may be terminated upon thirty (30) days’ written notice by either Party. Notwithstanding, the Agreement may be terminated by the following methods, provided that Controlling Shareholder may only terminate this Agreement by Discharge for Cause during the initial term:

A. Discharge. By the Company giving written notice of discharge which is received by Executive at least thirty (30) days before the effective date of termination, provided that the written notice of such discharge is authorized by and approved by a majority vote of the Board prior to its transmission; and provided further that if such discharge is claimed by the Company for Cause (as defined herein), the notice of such discharge shall state such Cause, and in such event the effective date of termination may, if stated in the notice, be immediate upon giving of the notice.

(i) Cause. Cause shall exist if Executive:

(a) Is convicted of, or pleads guilty or nolo contendere to, a felony or any act amounting to embezzlement, fraud, or theft involving moral turpitude (whether or not against the Company or another employee);

(b) Is convicted of, or pleads guilty or nolo contendere to, in a court of competent jurisdiction, a felony or other act of moral turpitude resulting in death or substantial bodily or psychological harm to any person;

(c) Willfully engages in conduct demonstrably and materially injurious to the goodwill and reputation of the Company;

(d) Willfully causes the Company other than pursuant to the advice of Company legal counsel to violate a law which, in the opinion of Company legal counsel, is reasonable grounds for civil or criminal penalties against the Company or its Board.

(e) Willfully engages in conduct which constitutes a violation of the established written Policies and Programs of the Company regarding the conduct of its employees, including policies regarding sexual harassment of employees and use of illegal drugs or substances;

(f) Willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement;

(g) Without due cause, fails within thirty (30) days after receipt of notice to follow any lawful order given by or under direction of the Board or fails within thirty (30) days after receipt of notice to cure any violations of Executive’s covenants under section V of this Agreement or under any other agreement;

(h) Engages in material misfeasance or malfeasance demonstrated by a continued pattern of material failure to perform the essential job duties associated with Executive’s position, which breach is not cured within thirty (30) days after receipt of written notice describing in detail such breach to Executive from the Company; or

(i) Intentionally criticizes, ridicules, or disparages the Company or the Board in any communications or with any customer or client, vendor, or supplier, or in any public statement.

B. Resignation. By Executive’s giving written notice of resignation which is received by the Chairman or other person serving as a director of the Company at least one-hundred-twenty (120) days before the effective date of termination; provided that if the resignation is claimed by the Executive to be for Good Reason (as defined herein), the notice of such resignation shall state such Good Reason, and in such event the effective date of termination may, if stated in the notice, be immediate upon giving of the notice.

(i) Good Reason. Good Reason shall exist if:

(a) Executive ceases to hold position and title of CEO as contemplated by this Agreement;

(b) Without Executive’s consent, Executive is assigned, authority, or responsibility materially inconsistent with the authority and responsibility contemplated by this Agreement, or there is any material diminution of Executive’s compensation or authority and responsibility for supervision of Company affairs and personnel or any requirement that Executive report to anyone other than the Board or its duly authorized committees;

(c) Any requirement is imposed by the Board that Executive reside or travel outside of Argentina other than for travel reasonably required to carry out Executive’s obligations under this Agreement;

(d) Executive becomes disabled (to the extent that Executive cannot, with reasonable accommodation, effectively perform the requirements of Executive’s position) and is unable to effectively exercise Executive’s authority and perform Executive’s responsibilities under this Agreement;

(e) The Company breaches the obligations of the Company under this Agreement; or

(f) The Company does not correct within thirty (30) days after receipt of notice any act or omission giving rise to a cause of action by the Executive personally against the Company to specifically enforce or restrain some action for purpose of avoiding some loss or damage, or to recover losses or damages, for an amount in excess of ten-thousand dollars ($10,000.00).

V.             Executive Covenants. Without the prior written consent of the Company, Executive shall not, directly or indirectly, engage in or commit:

A. Unauthorized Competition. Executive shall comply with the non-compete covenants set forth in Section 14 of the Share Purchase Agreement.

B. Disloyal Act(s). During the term of Executive’s employment, Executive shall not take any action regarding the Company, its operations, or property, that in good faith Executive knows or should reasonably know is opposed to the best interests of the Company.

C. Unauthorized Usurpation of Company’s Opportunity. During the term of Executive’s employment, Executive shall not take advantage of a Company opportunity without first offering the opportunity with full disclosure of material facts to the Company and receiving notice that the Company has declined such opportunity. Executive is specifically authorized to take advantage of any opportunity declined by the Company’s Board which does not violate another provision of this Agreement. For this purpose, “Company opportunity” means any opportunity to engage in a business activity:

(i) of which Executive becomes aware

1. by virtue of Executive’s relationship with, or in connection with performing functions in the business of, or in using facilities or other resources of the Company, and

2. under circumstances that should reasonably lead Executive to believe that the person offering the opportunity expects it to be offered to the Company; or

(ii) which involves a possible commercial use for the Company’s existing technology

D. An Unauthorized Disclosure. During the term of Executive’s employment and thereafter for a term of two (2) years, Executive shall not make or cause to be made any unauthorized disclosure or other use of any confidential information regarding the Company or any of its activities and operations, except to the extent reasonably necessary or appropriate in connection with the performance by Executive of the Services or as may be legally required; provided, however that nothing herein contained shall preclude the use or disclosure of any information known generally to the public (other than as a result of disclosure by Executive in violation of this Section).

E. An Unauthorized Solicitation. The Executive shall comply with the non-solicitation provisions set forth in Section 14 of the Share Purchase Agreement.

F. Failure to Return Property. Executive must, upon any termination of Executive’s employment, surrender to the Company possession of all Company property in Executive’s possession or control, including without limitation trade secrets, confidential and proprietary information, and any intangible intellectual property in any physical embodiment or form, including all copies and other reproductions and extracts thereof, and any personal memoranda or notes prepared by Executive.

VI.           Severance. If prior to expiration of the Initial Term of this Agreement, Executive is fired for any reason other than for Cause, the Controlling Shareholder shall pay or shall cause the Company or any of its affiliates to pay severance equal to one year’s salary (monthly compensation * 12) under the terms of this Agreement. Such severance payment shall be deemed to include any legal severance or termination payment that the Executive may be entitled to receive as consequence of the termination of the employment with the Company and/or its affiliates (including the Argentine Subsidiaries and Viapool SpA).

VII.         Choice of Law & Forum. The laws of the State of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Agreement, without regard to its conflict of laws rules. The dispute resolution provisions of the Share Purchase Agreement shall apply to and govern any dispute under this Agreement.

VIII.        Representations as to Limitations. Each Party represents and warrants that it is not under any contractual or legal restraint that prevents or prohibits it from entering into this Agreement or performing the duties and obligations described in this Agreement.

IX.          Successors and Assigns. This Agreement shall be binding upon the Controlling Shareholder and its successors and assigns, all of whom shall be deemed included in the term “Controlling Shareholder.” Further, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and shall be binding upon Executive, Executive’s administrators, executors, legatees, heirs, and other legal representatives. The Controlling Shareholder shall cause any successor or assignee of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Except to the extent the context otherwise requires, the term “Company” as used herein shall include any such successors and assigns to the Company’s operations or assets. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, Executive’s administrators, executors, legatees, heirs, and other legal representatives, except by will or by the laws of descent and distribution.

X.            Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings relating to this matter, and specifically any employment agreement in place between the Executive and any of the Argentine Subsidiaries.

XI.            Notices. Any notice to be given to a party hereto shall be given by (i) United States certified mail or by personal delivery by private courier and (ii) by email as indicated below:

Executive:	To [ALEJANDRO TAUBAS | ALEJO MIRAGAYA] @
Physical Address:
Email Address:

The Controlling Shareholder :

To [THE CONTROLLING SHAREHOLDER] @

Physical Address:

Email Address(es):

Any notice shall be deemed given 24 hours after transmission by email (unless an automated message was received in reply announcing that the email was undeliverable) and after delivery by certified mail or private courier. Each Party may notify the other in writing of any change of address by transmitting an email notifying the other of the change of address.

XII.            Amendment/Waiver. No amendment or waiver of any provision of this Agreement shall be implied by any failure of any party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently, and in no event shall any amendment or waiver of any provision of this Agreement be effective against any party hereto unless expressed in writing signed by that party. No express waiver shall affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated. Any amendment to this Agreement may be made only by a written amendment agreed to and signed by both Parties.

XIII.            Severability. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any jurisdiction for any reason, such invalidity, illegality, or unenforceability shall not affect the remainder of this Agreement, and the remainder of this Agreement shall be construed and enforced as if such invalid, illegal, or unenforceable portion were not contained herein.

XIV.            COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties hereto, with full capacity and due authority, have executed this Agreement effective as of the Effective Date set forth above.

[CONTROLLING SHAREHOLDER]	EXECUTIVE:

By:	[ALEJANDRO TAUBAS | ALEJO MIRAGAYA]
Title: Chief Executive Officer

SCHEDULE

8.3.1.2

NEW SHAREHOLDERS’ AGREEMENT

Stockholders’ agreement

of

“VIAPOOL INC.”

By and among

Alejandro Taubas;

Alejo Matías Miragaya;

Lionel Fridman;

Diego Nomberg;

Clin Fondo de Inversión Privado;

AVP Seed Fund I;

Angel Ventures Pacific Alliance Fund II Limited Partnership;

Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, acting as

Trustee of Irrevocable Trust F/4862, designated AV Pacific Alliance Trust II;

CMPL Angel Seed Fund LP

Swvl Global FZE;

and

Viapool Inc.

[…] […] 2021

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) of VIAPOOL INC. is made as of [__], 2021:

BY AND AMONG

(1)	Mr. ALEJANDRO TAUBAS (“Founder 1”), an Argentine citizen, of legal age, single, with domicile at [_______] and holder of Argentine Passport number [____]. The Founder 1 is acting hereto in his own name and on his own behalf.

(2)	Mr. ALEJO MATIAS MIRAGAYA (“Founder 2”), an Argentine citizen, of legal age, married, with domicile at [_______] and holder of Argentine Passport number [____]. The Founder 2 is acting hereto in his own name and on his own behalf.

(3)	Mr. LIONEL FRIDMAN (“Founder 3”), an Argentine citizen, of legal age, married, with domicile at [_______] and holder of Argentine Passport number [____]. The Founder 3 is acting hereto in his own name and on his own behalf.

(4)	Mr. DIEGO NOMBERG (“Founder 4”), an Argentine citizen, of legal age, married, with domicile at [_______] and holder of Argentine Passport number [____]. The Founder 4 is acting hereto in his own name and on his own behalf.

Founder 1, Founder 2, Founder 3, and Founder 4 shall be jointly referred to as the “Founders”.

(5)	CLIN Fondo de Inversión Privado, IRS Registration N° 76.766.448-6, a Chilean private investment fund duly represented by its administrator, the Chilean corporation Inversiones Innovadoras S.A., IRS Registration N°99.591.440-9, represented by Mr. Sebastián Andrés Acevedo García, Identification Number N° 14.600.489-k, and Mr. Lonnie James Riggs, Identification Number Nº 21.664.927-3, , having its registered office at Parque Antonio Rabat Sur 6165, Comuna de Vitacura, Santiago de Chile (“Investor 1”).

(6)	AVP SEED FUND, a company duly incorporated and existing under the laws of [_______], registered with the Registrar of [_____] under number [___], having its registered office at [______] (“Investor 2”)

(7)	ANGEL VENTURES PACIFIC ALLIANCE FUND II LIMITED PARTNERSHIP, a company duly incorporated and existing under the laws of [_______], registered with the Registrar of [_____] under number [___], having its registered office at [______] (“Investor 3”).

(8)	BANCO ACTINVER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, ACTING AS TRUSTEE OF IRREVOCABLE TRUST F/4862, DESIGNATED AV PACIFIC ALLIANCE TRUST II, a company duly incorporated and existing under the laws of [_______], registered with the Registrar of [_____] under number [___], having its registered office at [______] ( “Investor 4”)

(9)	CMPL ANGEL SEED FUND LP, a company duly incorporated and existing under the laws of [_______], registered with the Registrar of [_____] under number [___], having its registered office at [______] (“Investor 5”)

Investor 1, Investor 2, Investor 3, Investor 4 and Investor 5 shall be jointly referred to as the “Investors”.

(10)	SWVL GLOBAL FZE, a Limited Liability Free Zone Establishment incorporated under the Dubai World Trade Centre Authority (“DWTCA”) Company Rules and Regulations under Dubai law No 9 of 2015, with registered office at at Office No :02.08 the offices 4 at One Central., Dubai World Trade Centre and without tax identification code since there is no corporate income tax in UAE (“SWVL Global”).

(11)	VIAPOOL INC., a company incorporated and validly existing under the laws of the State of Delaware, with registered office [__________] holder of Tax Identification Number [______] (the “Company”).

Hereinafter the Founders and the Investors shall be jointly referred to as the “Pre-Closing Stockholders” and individually each of them as an “Pre-Closing Stockholder”.

Hereinafter, the Pre-Closing Stockholders and SWVL Global shall be jointly referred to as the “Stockholders” and individually each of them as a “Stockholder”, which term shall also include any successors-in-interest of these parties for so long as this Shareholder Agreement is effective.

Hereinafter, the Stockholders and the Company shall be jointly referred to as the “Parties” and each one of them as the “Party”.

The Parties state that they have sufficient legal capacity to enter into this stockholders’ agreement (hereinafter, the “Shareholder Agreement”).

WHEREAS

I.	The Company is dedicated to the exploitation, development, implementation, placing on the market and commercialization of new transport and mobility systems.

II.	On the date hereof has occurred the Closing under the share purchase agreement executed among the Pre-Closing Stockholders and SWVL Global on [EXECUTION DATE OF THE SPA TO BE INSERTED] (the “SPA”), by virtue of which the SWVL Global has acquired from the Pre-Closing Stockholders 4,476,630 shares of the Company (the “SWVL Shares”).

III.	As a consequence of the execution of the SPA and the acquisition of the SWVL Shares by SWVL Global, the total number of shares of all classes of stock of the Company is 8,777,706 shares, having each a par value of $0.00001, distributed among the Stockholders as follows:

Stockholders	Shares	%
Alejandro Taubas	1,166,200	13.29%
Alejo Matías Miragaya	1,166,200	13.29%
Lionel Fridman	419,930	4.78%
Diego Nomberg	419,930	4.78%
Clin Fondo de Inversión Privado	570,291	6.50%
AVP Seed Fund I	62,058	0.71%
Angel Ventures Pacific Alliance Fund II Limited Partnership	240,270	2.74%
Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, acting as Trustee of Irrevocable Trust F/4862, designated AV Pacific Alliance Trust II	70,022	0.80%
CMPL Angel Seed Fund LP	186,175	2.12%
SWVL Global FZE	4,476,630	51.00%
TOTAL	8,777,706	100.00%

IV.	That the business plan of the Company for the financial year 2022, agreed between the Parties, is attached hereto as Annex IV.

V.	In consideration thereof, the Parties have decided to enter into this Shareholder Agreement, with the aim of regulating the Stockholders’ rights and obligations regarding the operation, governance and management of the Company and to execute the transactions foreseen herein, and which shall be governed by the following clauses.

SECTION I: PURPOSE OF THE SHAREHOLDER AGREEMENT

1.	PURPOSE OF THE SHAREHOLDER AGREEMENT

1.1.	The purpose of this Shareholder Agreement is to regulate the terms and conditions that shall govern the matters addressed herein, including the following:

a)	The operation, governance and management of the Company;

b)	The regime of transfer of the shares of the Company; and

c)	The relation between the Stockholders, as owners of 100% of the Company’s share capital, and between the Stockholders and the Company.

2.	OBLIGATIONS AND RIGHTS OF THE PARTIES

2.1.	The Parties acknowledge that any obligation of this Shareholder Agreement consisting in any Party having to obtain or achieve a specific result will be understood, when the context so requires, as an obligation of the Party to make their best efforts to achieve such result and fully comply with this Shareholder Agreement or, where applicable, with any other ancillary contract, and/or as an obligation of the Parties to take any action or to refrain from taking any action which is reasonably necessary to effectively permit the Parties to benefit from the right or privilege. The exercise of voting rights in the corresponding corporate bodies of the Company, as well as the granting of as many public or private documents as necessary for the achievement of the relevant results, shall be included within the best efforts to be made by the Parties.

2.2.	Convening, celebrating and attending meetings of the corresponding corporate bodies of the Company, exercising or causing appointees or representatives to exercise voting rights in said bodies, the waiver of legal and/or statutory rights, as well as the granting of as many public or private documents as necessary for the achievement of the relevant result(s) or for effectively permitting a Party to enjoy any rights or faculties granted in this Shareholder Agreement, shall be construed to be included within the best efforts to be made by the Parties hereunder. Therefore, the Parties agree that they will comply with each of the provisions of this Shareholder Agreement and, in particular, that they will exercise their voting rights and other rights as stockholders of the Company in order to give full effect to the terms of this Shareholder Agreement and the rights and obligations of the Parties as set out herein.

2.3.	Furthermore, each Party shall procure that, given the case, the directors appointed by it from time to time shall (subject to their fiduciary duties and to the fullest extent permitted by law) exercise their voting rights and other powers and authorities in order to give full effect to the terms of this Shareholder Agreement and the rights and obligations of the Parties as set out herein.

2.4.	Any right and/or obligation of the Parties deriving from this Shareholder Agreement will be understood as an individual right and/or obligation of each one of them, unless otherwise stated.

SECTION II: GOVERNING BODIES OF THE COMPANY

3.	MEETINGS OF STOCKHOLDERS

3.1.	All matters concerning the Meetings of stockholders (place of meetings, annual meeting, special meeting, notice of stockholders’ meeting, manner of giving notice, affidavit of notice, quorum, adjourned meeting, notice, organization, conduct of business, voting, etc) shall be governed by the provisions of the Bylaws of the Company adopted on July 2, 2020 (the “Bylaws”), except as otherwise provided in this Shareholder Agreement.

3.2.	When entering into discussions, sharing sensible information around the Company and/or passing resolutions in the Meeting of stockholders, each Stockholder shall not only observe the applicable regulations in terms of conflicts of interest applied to them individually, but also consider any actual or potential conflict of interest in vis- à-vis any affiliate of such Stockholder.

3.3.	Adoption of resolutions referring to any of the matters listed below in this Section 3.3 (such matters, the “Reserved Matters”) shall require the favorable vote of the Pre-Closing Stockholders representing at least 24.51% of the voting rights in the Company:

(i)	Any amendment of the Bylaws of the Company, including the adoption of resolutions regarding share capital increase or decrease, but excluding reduction and increases of the share capital of the Company the purpose of which is the removal of the cause of dissolution caused by the accumulation of losses that reduce the net equity of the Company to an amount below half of the share capital, and only to the extent such reduction and increases are limited to bring the net equity of the Company to the minimum required by law;

(ii)	Any amendment of the Certificate of Incorporation.

(iii)	The issuance of any new shares and the grant of any present or future rights to acquire equity in the Company.

(iv)	The granting of any pledge or other encumbrance on any Common Stock of the Company.

(v)	The approval of any structural corporate transactions, such as mergers, spin-offs, business segregations or contributions, global assignment of assets and liabilities;

(vi)	The acquisition, disposition, or contribution to another person of material assets of the Company, including but not limited to the transfer of any Intellectual and Industrial Property Right considered as a material asset;

(vii)	The approval of the dissolution or liquidation of the Company, except in those cases in which, in accordance with the law, the adoption of the resolution is mandatory;

(viii)	Liquidation (or revocation of the status of liquidation), dissolution or winding-up of the Company;

(ix)	The suppression or limitation of the pre-emptive right in capital increases;

(x)	The distribution of dividends and the distribution of results and reserves;

(xi)	The approval or modification of the remuneration of the directors of the Company;

(xii)	The authorization of directors to engage, on their own behalf or on behalf of others, in a business competing with the business of the Company;

(xiii)	The acquisition, transfer and redemption of the Company’s own shares, which in any case shall be subject to the provisions of any applicable law;

(xiv)	The issuance or granting by the Company of any present or future right to acquire equity in the Company such as options on shares, rights or other instruments giving the right to acquire shares of the Company or the economic right associated therewith; and

(xv)	The creation of shares that grant political and/or economic rights superior to the shares held by the Pre-Closing Stockholders.

4.	MANAGEMENT OF THE COMPANY

4.1.	Size of the Board. Each Stockholder agrees to vote or caused to be voted all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set at five (5) directors. For purposes of this Shareholder Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

4.2.	Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the Stockholders, the following persons shall be elected to the Board:

(a)	For so long as SWVL Global or any of its affiliates, delegees, or their successors-in-interest (except for any successors that are Pre-Closing Stockholders) hold no less than 51% of the Common Stock of the Company:

i.	Three (3) members appointed upon designation by the SWVL Global; and

ii.	Two (2) members appointed upon designation by the Pre-Closing Stockholders.

In addition, the majority of the Investors will have the right to appoint an observer in the Board.

(b)	If at any time any group of Pre-Closing Stockholders hold more than 49% of the Common Stock of the Company:

iii.	Three (3) members appointed upon designation by the Pre-Closing Stockholders (one of them must be elected by the majority of the Investors); and

iv.	Two (2) members appointed upon designation by the SWVL Global.

4.3.	Failure to Designate a Board Member. In the absence of any designation from the Stockholders with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

4.4.	Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)	No director elected pursuant to Subsections 4.2 or 4.3 of this Shareholder Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Stockholder(s) entitled to designate such director or (ii) the Stockholder(s) originally entitled to designate or approve such director are no longer so entitled to designate or approve such director;

(b)	Any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 4.2 or 4.3 shall be filled pursuant to the provisions of this Section 4; and

(c)	Upon the request of the Stockholder(s) entitled to designate a director as provided in Subsection 4.2(a), and 4.2(b) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 4, and the Company agrees at the request of any Stockholder entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

4.5.	No “Bad Actor” Designees. Each Stockholder with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Stockholder with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Stockholder’s knowledge, is a Disqualified Designee and (B) that in the event such Stockholder becomes aware that any individual previously designated by any such Stockholder is or has become a Disqualified Designee, such Stockholder shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

4.6.	Initial Directors. The Parties agree that the initial directors appointed pursuant to Subsections 4.1 and 4.2. shall be the following:

a)	Mr. Mostafa Kandil, Mr. Youssef Salem and Mr. Rachid Maalouli as the directors appointed by SWVL Global;

b)	Mr. Alejo Miragaya and Mr. Alejandro Taubas as directors appointed by the Pre-Closing Stockholders.

4.7.	Chairman and Secretary. The Board of Directors shall designate a Chairman and a Secretary. The role of Secretary may be assumed by individuals who are not members of the Board of Directors of the Company, in which case, they will attend the meetings of the Board of Directors but shall have no voting rights. The Chairman and Secretary of the Board of Directors of the Company shall be designated as follows:

a)	The Chairman of the Board of Directors shall be appointed by SWVL Global; and

b)	The Secretary of the Board of Directors shall be appointed by the Pre-Closing Stockholders.

4.8.	President and CEO. The President and Chief Executive Officer shall be appointed by SWVL Global and shall be Alejandro Taubas and/or Alejo Miragaya, who shall retain and exercise full operational and decisional control over the day-to-day affairs of the Company and its OpCos, unless and until either of them are fired for “Cause” (as that term is defined in the employment or services agreements attached to the SPA as Exhibits 10.9.8) or each is no longer a Stockholder of more than 5% of the Company’s equity.

4.9.	Attendance of other persons. The Board of Directors may agree to the attendance of its meetings by any person whom it deems appropriate. Such attendees, who will be required to comply with the same confidentiality obligations as the members of the Board, may participate in the discussions of the Board of Directors but shall have no voting rights.

4.10.	Meetings. The Board of Directors shall meet at least four (4) times each financial year. Meetings shall be governed by, and held and taken in accordance with, the provisions of the Bylaws with such changes introduced herein.

4.11.	Quorum. The Board of Directors will be validly constituted when the meeting is attended or duly represented by the majority of the Directors.

4.12.	Advisors. The Directors may be accompanied to Board meetings by advisors or experts who they may reasonably deem appropriate, provided that (i) they give two (2) calendar days prior notice before the meeting; and (ii) such advisers or expert must comply with confidentiality obligations.

4.13.	Conflict of Interests. When entering into discussions, sharing sensible information around the Company and/or passing resolutions within the Board of Directors, each of the Directors shall not only observe the applicable regulations in terms of conflicts of interest applied to them individually, but also consider any actual or potential conflict of interest vis-à- vis the Stockholder that appointed the Director and any affiliate of such Stockholder.

4.14.	Adoption of Resolutions. The Parties agree that the adoption of resolutions by the Board of Directors shall require the affirmative vote of the majority of its members. In addition, the adoption of resolutions concerning the following matters (the “Board Reserved Matters”) will require the affirmative vote of at least two (2) directors designated by the Pre-Closing Stockholders (if at any time any group of Pre-Closing Stockholders hold more than 49% of the Common Stock of the Company, the affirmative vote should include the vote of the director appointed by the majority of the Investors):

(i)	Any acquisition and/or disposal of shareholdings, quota holdings and/or other interests in companies or other entities;

(ii)	Any amendment of the Certificate of Incorporation.

(iii)	The issuance of any new shares and the grant of any present or future rights to acquire equity in the Company.

(iv)	The granting of any pledge or other encumbrance on any Common Stock of the Company.

(v)	Any indebtedness of the Company except for trade credit in the ordinary course of business the Company for amounts less than US$50,000.00;

(vi)	The issuance or granting (or the proposal to the stockholders’ meeting) of any present or future right to acquire equity in the Company such as options on shares, rights or other instruments giving the right to the acquisition of shares of the Company or economic rights associated therewith;

(vii)	The disposal and licensing of Intellectual and Industrial Property Rights, other than those carried out in the normal and ordinary course of its business;

(viii)	The constitution of mortgages, charges or encumbrances on any class of assets and business of the Company with the exception of the pledge of deposits in guarantee of guarantees and those required in the ordinary course of business which may in no case exceed United States Dollars 25,000 per transaction;

(ix)	The adoption of any decisions relating to the creation, acquisition or disposal of subsidiaries; the disposal or encumbrance of shares or holdings in subsidiaries and the adoption by any of them of resolutions relating to the foregoing matters; and

(x)	Any related party transaction and the proposal to the stockholders’ meeting to approve such resolution.

4.15.	Remuneration. Except for the remuneration which may be paid to those directors which form part of the management team of the Company in accordance with their relevant employment or services agreements, where applicable, board members shall not be entitled to any remuneration.

4.16.	Subsidiaries. The Parties agree that any direct or indirect subsidiary of the Company from time to time shall be managed in the same way as the Company, unless the Board of Directors approved otherwise with the majorities required to approve a Board Reserved Matter. Therefore, such subsidiaries shall be managed by a Board of Directors with the same Board members, officers and general attorneys as of the Company. All the provisions applicable for the Board of Directors of the Company in this Section (including, the majorities required for the approval of board resolutions and Board Reserved Matters) shall apply mutatis mutandis to the board of directors of the subsidiaries

In addition to the foregoing, for efficiency purposes, any Reserved Matters which need to be adopted by the General Shareholders Meeting of a subsidiary shall be pre-approved by the Board of Directors of the Company with the majorities required to approve a Board Reserved Matter.

SECTION III: TRANSFER OF SHARES OF THE COMPANY

5.	TRANSFER OF SHARES OF THE COMPANY

5.1.	The transfer of shares of the Company shall be subject to this Shareholder Agreement. For the purposes of this Section 5, transfers of Company shares are understood to be not only transfers of shares by way of sales, swaps or donations, but also by way of corporate transactions (e.g., mergers, divisions, non-cash consideration consisting of a line of business, share capital reductions, payment of dividends in kind) or any other kind of transaction by virtue of which the ownership of the Company’s shares changes.

5.2.	In this regard, any voluntary transfers of shares shall be subject to the following regime:

a)	Transfer of Shares & Lock-up period: The Pre-Closing Stockholders hereby agree that, during a period of six (6) months commencing the date after execution of this Shareholder Agreement (the “Lock-up Period”), they shall not offer, sell, or otherwise transfer any shares of the Company to any third party. SWVL Global agrees not to sell any shares of the Company to any third party without the consent of the Pre-Closing Stockholders for so long as they hold shares in the Company if Swvl Global has not previously submitted an offer to buy these shares for a price at least equal to the one for which Swvl Global is selling its shares.

b)	Right of First Refusal: After the Lock-up Period, the Stockholders, and subsequently, the Company (should the Stockholders fail to exercise their right or waive it), shall hold a right of first refusal over the shares of the rest of Stockholders who propose to transfer, total or partially, directly or indirectly, its shares in the Company to a third party other than the previous assumptions of free transferability (the “Right of First Refusal”).

For this purpose, said transfers will be subject to the following procedure:

(i)	The Stockholder proposing to transfer (the “Selling Stockholder”) shall serve written notice by means that confirm faithfully contents and receipt, to the Board of Directors of the Company, expressly stating the identity of the prospective purchaser or purchasers and the conditions of the offer (number of shares, price, payment conditions and any other that may be included in the offer) (the “Transfer Notice”).

(ii)	The Board of Directors of the Company shall serve written notice by means that confirm contents and receipt, to the rest of Stockholders including the terms of the offer received and shall call a Meeting of stockholders that shall take place within one (1) month as from the receipt by the Board of Directors of the Company of the Transfer Notice.

(iii)	All Stockholders will be able to exercise their pre-emptive right over the shares in the offer, at the same price and conditions as those stated in the Transfer Notice, in the Meeting of stockholders called by the Board of Directors of the Company for such purpose. Should the right be exercised by more than one Stockholder, the shares shall be distributed among them prorate basis to their respective stakes in the Company’s share capital.

(iv)	If none of the Stockholders exercise their pre-emptive right or, doing so, such does not cover all the shares subject to the purchase offer, the referred Meeting of stockholders may approve the acquisition of the remaining shares by the Company, at the same price and at the same conditions as stated in the offer.

(v)	If neither the Stockholders nor the Company exercise, respectively, their Right of First Refusal over all the shares subject to the purchase offer, the Selling Stockholder shall be free to transfer said shares, as long as the same are transferred to the interested party in the conditions initially notified to the Board of Directors of the Company in the Transfer Notice. If said transaction is not carried out within a period of two (2) months as from the end of the one (1) month period stated above or since the holding of the Meeting of stockholders, the Stockholder shall start the process again from the beginning.

c)	Tag Along Right: If prior to expiration of the Lock-up Period, in the event that any Pre-Closing Stockholder jointly or separately receives an offer from SWVL Global or another Stockholder for the purchase of any quantity of his or her shares of Company stock (the “Tagged Stockholder”), consistent with subject to Section 5.2(a) above, the rest of the Stockholders shall hold a tag along right (the “Tag Along Right”) over the shares the Tagged Stockholder(s) proposes to transfer, which may be a portion or all of the shares held by the Tagged Stockholder. The Tag Along Right entitles a Stockholder to sell up to the same percentage of his or her holdings (the “Eligible Shares”) as the percentage of the Tagged Stockholder’s shares that is being sold. Each quantity of Eligible Shares to be sold by a Stockholder exercising the Tag Along Right shall reduce on a one-for-one basis the quantity of shares to be sold by the Tagged Stockholder.

For this purpose, SWVL Global or the Stockholder intending to acquire shares from another Pre-Closing Stockholder shall deliver a Transfer Notice to all Pre-Closing Stockholders and the Board of Directors of the Company. All Stockholders shall be entitled, as stated above, to sell their stock under the same terms and conditions as agreed by the Tagged Stockholder. Should any Stockholder exercise its Tag Along Right, the Tagged Stockholder may not transfer his or her shares unless the quantity transferred is reduced by all Eligible Shares for which other Stockholders have chosen to exercise their Tag Along Right.

5.3.	Transmissions Mortis Causa: Concerning transmissions mortis causa, in case of the death of a Stockholder who is a natural person (if any), the acquirer of shares through mortis causa transfers shall be compelled to adhere to this Shareholder Agreement upon acquisition of the shares.

5.4.	Prohibition of charges or liens: During the term of this Shareholder Agreement, the Parties may not grant any Charge, Lien or Restriction (as defined below) over the Company’s shares they hold, except for the purposes of a financing agreement entered into by the Company for its financing, unless approved at a Meeting of Stockholders of the Company consistent with the bylaws and with the votes of the persons required by and set forth in Section 3.3.

For the purposes of this Shareholder Agreement, “Charges, Liens and Restrictions” means any legal or contractual charges, liens or restrictions over the absolute ownership of the shares and/or any of the equity holding (financial) or corporate governance (non- financial) rights deriving from the same, including but not limited to, any (i) pledge; (ii) assignment by way of charge; (iii) assignment by way of mortgage; (iv) assignment subject to term or condition; (v) usufruct; (vi) options or acquisition rights of any kind in favor of any third party; and (vii) assignment by way of charge, assignment by way of mortgage or assignment subject to term or condition of rights to any dividend, in shares or in kind, or of any other financial or non-financial rights, expressly excluding the delegation of vote in favor of a Stockholder.

5.5.	Consequences of Breach: Any transfer of Company shares that does not comply with the provisions of this Shareholder Agreement shall not be valid or enforceable against the Company and shall be null and void.

Likewise, the granting of Charges, Liens and Restrictions over the Company shares shall not be valid or enforceable against the Company, save where approved or executed in accordance with Section 5.4 above.

The Board of Directors shall refuse to record in the register of shares (i) any transfers that do not comply with these provisions of this Shareholder Agreement; and/or (ii) the granting of any Charges, Liens and Restrictions over the Company shares, save where approved or executed in accordance with Section 5.4 above.

6.	FUTURE SALE OF THE COMPANY

6.1.	If by March 31, 2022 either of SWVL Global or the Company fails or declines to make a binding offer (which offer shall commit to consummation of the purchase and to payment of the purchase price by the later of (i) the date that is one (1) month after the date of the offer and (ii) the date of satisfaction of the Registration Condition (as that term is defined in the SPA)) for the acquisition of the remaining shares of the Pre-Closing Stockholders at the Deemed Purchase Price Per Share stated in the SPA, then, the Pre-Closing Stockholders shall be entitled to, on a pro rata basis, only if and provided that the Filing Condition (as that terms is defined in the SPA) has been satisfied (excluding any waiver of such Filing Condition by SWVL Global), repurchase up to two percent (2%) of the Company’s Common Stock from SWVL Global (or its successor(s)) at the Deemed Purchase Price Per Share stated in the SPA; alternatively, subject to and consistent with the same conditions, the Company shall be entitled to redeem up to four percent (4%) of the Company’s Common Shares held by SWVL Global (or its successor(s)). The Pre-Closing Stockholders shall be entitled to reject any offer, even if the offer is based on a price greater than the Deemed Purchase Price Per Share, but in such case, they will not have any right under this Section 6.1. For the avoidance of doubt, the right of the Pre-Closing Stockholders and of the Company to repurchase or redeem shares under this Section 6.1 can only be exercised if the Filing Condition established in the SPA has been satisfied (excluding any waiver of such Filing Condition by SWVL Global). Until such time, SWVL Global or the Company may make a binding offer for the acquisition of the remaining shares of the Pre-Closing Stockholders.

6.2.	If following May 1, 2022, the Pre-Closing Stockholders collectively hold more than ten percent (10%) of the Company’s Common Stock, the Pre-Closing Stockholders (by majority vote of the Founders and majority vote of the Investors) shall be entitled to require that the Company initiate a sale process intended to result in the purchase of their entire shareholdings in the Company (the “Exit Process”) by serving a notice to the Board of Directors of the Company and to SWVL Global. Within one week of receiving such notice, the Board of Directors shall commence the Exit Process by immediately meeting to discuss the hiring of an investment bank or M&A firm (an “Advisor”) to procure the purchase by a third-party of the Pre-Closing Stockholders shares. SWVL Global and the Pre-Closing Stockholders (who shall be represented by the Founders) shall attempt to agree on the identity of the Advisor at the meeting. However, if they cannot agree the Pre-Closing Stockholders shall select and engage the Advisor on behalf of the Company and the Board of Directors shall approve the engagement proposed by the Pre-Closing Stockholders.

6.3.	The Exit Process shall proceed for an initial term of three (3) months (the “Initial Exit Process Period”) after the Advisor’s engagement, during which term the Advisor shall request offers from various third parties. The engagement for the Initial Exit Process Period shall be under the understanding that the Advisor will conduct a search for potential purchasers willing to acquire all of the remaining shares of the Pre-Closing Stockholders, and none of the shares of SWVL Global in the Company. The Pre-Closing Stockholders (by majority vote of the Founders and majority vote of the Investors) shall have the right to accept or reject any offer received. The acceptance shall be preliminary as it shall be subject to the Right of First Refusal set forth above.

6.4.	Upon a preliminary acceptance, the Pre-Closing Stockholders shall serve a Transfer Notice to the Board of Directors, at which point the Board shall immediately convene a ROFR Meeting. At the ROFR Meeting, SWVL Global shall be entitled to exercise its Right of First Refusal but shall not be entitled to exercise Tag Along Rights. If both SWVL Global and the Company decline to exercise its Right of First Refusal at the ROFR Meeting, then the Pre-Closing Stockholders shall be free to transfer their shares to the third-party acquirer, and all Pre-Closing Stockholders shall be so obligated, upon on a majority vote of the Pre-Closing Stockholders.

6.5.	If within one week of the end of the Initial Exit Process Period the Pre-Closing Stockholders have not agreed (by majority vote of the Founders and majority vote of the Investors) to accept any offer received, the Pre-Closing Stockholders may extend the Exit Process for an additional term of 3 months (the “Drag-along Sale Period”), during which period the Advisor will conduct a search for a third-party acquirer to purchase 100% of the Common Stock of the Company. The Pre-Closing Stockholders (by majority vote of the Founders and majority vote of the Investors) shall have the right to accept the highest offer open at the end of the Drag-along Sale Period. After accepting an offer for the purchase of 100% of the Shares of the Company from a third-party, arms-length buyer, all the Stockholders shall be obligated to sell 100% of their shares of Common Stock to the buyer pursuant to the terms of a stock purchase agreement to be negotiated by the Pre-Closing Stockholders.

6.6.	All Stockholders and the Company shall take all necessary and desirable actions in connection with the consummation of the any transfer of shares approved according to this Shareholder Agreement the terms agreed with the third party acquirer, including the execution of such agreements and such instruments and other actions reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such transfer of shares agreement (subject to the provisions of this Section).

6.7.	The obligation of the Stockholders to participate in the sale and purchase of the shares pursuant to this Section is subject to the satisfaction of the following conditions:

(i)	no Stockholder shall be obligated to pay more than its pro rata amount of expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with a share transfer agreement to the extent such expenses are incurred for the benefit of all Stockholders; and

(ii)	in the event that the Stockholders are required to provide any representations, warranties or indemnities in connection with a share transfer agreement (other than representations, warranties and indemnities on a several basis concerning each Stockholder’s valid ownership of his, her or its shares, free of all liens, burdens and encumbrances, enforceability of transaction documents, non- contravention with laws, contracts or consents and each Stockholder’s authority, power and right to enter into and consummate agreements relating to such share transfer agreement without violating applicable law or any other agreement), then each Stockholder shall not be liable for more than its pro rata amount (based on the proportion of the aggregate transaction consideration) received of any liability for misrepresentation or indemnity (except in respect of such several representations and warranties) and such liability shall not exceed the total consideration received by such Stockholder (net of broker fees) from such acquiring party for its shares. This notwithstanding SWVL Global will in no event provide, nor be liable for, any representation or warranty or indemnity covering a period previous to the date in which SWVL Global became a shareholder of the Company.

7.	PRE-EMPTIVE RIGHT

7.1.	If the Company authorized the issuances of new shares of Common Stock to raise equity capital, the Stockholders shall have a pre-emptive right in any capital increase which shall be subject to Board Approval and approval of the percentage of the Pre-Closing Stockholders specified for reserved matters in Section 3.3 above) and issuing of new shares, proportionally to their relative ownership in the share capital of the Company.

7.2.	Should any of the Stockholders waive this pre-emptive right in a capital increase, the Board of Directors of the Company shall offer the unsubscribed shares to those Stockholders, on a pro rata basis to those who have exercised their pre-emptive right. Stockholders interested in purchasing the unsubscribed shares shall have a term of fifteen (15) calendar days from the date the initial subscription term lapses, to subscribe and pay for the shares.

Should more than one (1) Stockholder be interested in subscribing the unsubscribed shares, these will be allocated to the Stockholders proportionally based on their relative equity stakes in the Company.

SECTION IV: FUNDING, IP RIGHTS, CONFIDENTIALITY AND PREVALENCE OF THIS SHAREHOLDER AGREEMENT

8.	FUNDING

8.1.	Funding via external debt financing: In the event that funds must be contributed to the Company in order to cover its cash needs for working capital requirements, to make investments or for any legal reasons, the Parties agree to attempt to obtain the necessary funding via external debt financing in the following terms:

a)	on the most favorable terms available as to interest, repayment and security compatible with the Company’s needs and market conditions;

b)	without recourse to the Stockholders and without any other guarantee and support from the same; and

c)	no prospective lender shall be allowed the right to participate in the share capital of the Company or any of its subsidiaries as a condition or term of any loan or advance and with preference.

8.2.	Additional funding from the Stockholders: In the event that the Company is unable to raise funds in accordance with Section 9.1 above, the Stockholders may (but are not obligated to) contribute funds to the Company in order to cover its cash needs for the working capital requirements, to make investments or for any legal reasons. In this case, the Parties agree that the funds to be contributed by the Stockholders as of the date of this Shareholder Agreement shall comply with the terms and conditions set forth in clause 9.1 above and, in addition, the funding shall be provided through a loan or credit facility.

9.	KNOW-HOW AND INTELLECTUAL PROPERTY RIGHTS

9.1.	The Company, due to its activity, may develop (directly or through its subsidiaries) works subject to copyright or patents and know-how, this being understood as knowledge, procedures, criteria and technological conditions, methodologies, and any other information or process related with the corporate purpose, of which the Company (or its subsidiaries) shall be the sole owner.

9.2.	All Intellectual and Industrial Property Rights (as defined below) and those of any other nature derived from the business developed by the Company (or its subsidiaries), as well as from the works and creations carried out by any of the Parties in the performance of their functions and positions in the Company (or its subsidiaries), shall also be the complete and exclusive property of the Company (or its subsidiaries).

For the purposes of this Shareholder Agreement, “Intellectual and Industrial Property Rights” means intellectual and industrial property rights, including, author rights, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, domain names, domain name applications and registrations, trade dress, logos and designs, trade names, brands, product configurations, and the goodwill connected with the foregoing, copyrights and copyright rights, copyright applications and registrations, mask works, know-how, business methods, franchises, licenses, trade secrets, confidential information, proprietary processes and technology, trade secrets, data bases, licenses, source codes, inventions, discoveries, technical advances, and any manual, formulae and/or documentation constituting, describing or related to the foregoing.

9.3.	The Stockholders expressly waive the right to claim or ask for Intellectual and Industrial Property Rights derived from actions, investigations or works developed by the same in the performance of their functions and positions in the Company (or its subsidiaries) that in all cases shall be owned by the Company (or its subsidiaries) without any right to compensation for any cause whatsoever.

10.	CONFIDENTIALITY

10.1.	Except for those actions necessary to carry out the ordinary activity of the Company and the de-SPAC Process and except as otherwise permitted under any other written agreement between the Parties, the Parties undertake not to disclose and to maintain strictly confidential and secret the information received, either oral or written, or of which they have known due to their relation with the Company, with regards to any aspect of the activity carried out by the Company (or its subsidiaries) or related to any of the Parties.

10.2.	Furthermore, the Parties undertake not to disclose any aspect regarding the activity carried out by the Company (or its subsidiaries), especially the investigations and inventions developed by the same.

10.3.	The above obligations shall not apply in case that (i) the confidential information becomes part of the public domain without fault of any Party or is registered with a public register that may generally be accessed by third-parties; or (ii) disclosure of such information: (i) is required by virtue of law or compelled by a competent authority (e.g. to be made to any securities market regulator having jurisdiction over such Stockholder) or by other requirements or provisions of applicable Law or regulations (as long as the disclosure extends only to that which is strictly necessary for compliance with the Law or the compelling order); (ii) if disclosure is necessary in the process of negotiations with third parties for their entry in the Company’s share capital; (iii) when the confidential information is disclosed on a need to know basis to directors, managers, shareholders, members, employees, consultants or advisers, amongst others, of a Party, of their parent company or of the Party’s group, provided such directors, managers, stockholders, members, employees, consultants or advisers covenant to maintain the relevant information confidential.

10.4.	The provisions in this Section 10 shall remain in full force and effect and shall be binding for the Parties as long as the disclosed information is secret and confidential.

11.	BY-LAWS AND PREVALENCE OF THIS SHAREHOLDER AGREEMENT

11.1.	Any of the undertakings contained in this Shareholder Agreement shall prevail over the Bylaws of the Company and its certificate of incorporation and shall have full effect and validity between the Parties.

11.2.	In relation thereto, the Parties agree that the articles of the certificate of incorporation and of the By-Laws of the Company shall be at all times construed in light of this Shareholder Agreement.

SECTION V: MISCELLANEOUS

12.	ENTIRE SHAREHOLDER AGREEMENT

12.1.	Together with the Stock Purchase Agreement and other Transaction Documents entered into simultaneously herewith, this Shareholder Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings relating to this matter.

12.2.	The Parties acknowledge and agree that this Shareholder Agreement is the only agreement entered into by the Parties relating to this matter, and that there are no side agreements or additional agreements entered into by any of the Parties in connection hereto which may conflict with, substitute or amend the provisions of this Shareholder Agreement and that they shall not enter into any of such side agreements or additional agreement without the prior written consent of the other Parties.

13.	EPIGRAPHS, TITLES AND SEVERABILITY

13.1.	Epigraphs and titles of this Shareholder Agreement have been included only in order to make its reading easier and are not intended as binding descriptions of the content of the corresponding Sections. They are not intended to alter the meaning of those sections or to represent undertakings, terms or conditions of this Agreement.

13.2.	If any provision of this Shareholder Agreement is determined to be invalid or unenforceable in whole or in part, for any present or future reason, such invalidity or unenforceability shall not affect the enforceability of any of the remaining provisions hereof. This Shareholder Agreement shall be construed in such a way as if such invalid or unenforceable provisions had never been contained herein. For those purposes, the Shareholder Agreement shall no longer be valid exclusively with respect to the null or invalid provision, and none of the remaining parts or provisions of this Shareholder Agreement shall be null, invalid, prejudiced or affected by such nullity or invalidity, except in the case that the nullity of the provision results in a total failure of the consideration supporting this this Shareholder Agreement as a whole.

14.	EPIGRAPHS, TITLES AND SEVERABILITY

14.1.	Epigraphs and titles of this Shareholder Agreement have been included only in order to make its reading easier and are by no means intended to describe the content of the corresponding Clauses nor represent undertakings, terms or conditions of this Shareholder Agreement.

14.2.	If any provision of this Shareholder Agreement is determined to be invalid or unenforceable in whole or in part, for any present or future reason, such invalidity or unenforceability shall not affect the enforceability of any of the remaining provisions hereof. This Shareholder Agreement shall be construed in such a way as if such invalid or unenforceable provisions had never been contained herein. For those purposes, the Shareholder Agreement shall no longer be valid exclusively with respect to the null or invalid provision, and none of the remaining parts or provisions of this Shareholder Agreement shall be null, invalid, prejudiced or affected by such nullity or invalidity, except that due to resulting essential it had to affect this Shareholder Agreement as a whole.

15.	ADHESION

15.1.	Transfers. The Parties undertake to require any person or legal entity that acquires or assumes all or part of the Company’s shares, to adhere to this Shareholder Agreement as a condition to be fulfilled simultaneously with the assumption or acquisition of such shares. In the event that the acquirer of the shares does not adhere to this Shareholder Agreement simultaneously with the assumption or acquisition of shares, such assumption or acquisition of shares shall not be valid or enforceable against the Company and shall be null and void. The Company shall not permit the transfer of the Shares subject to this Shareholder Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 15.1. Each certificate instrument, or book entry representing the Shares subject to this Shareholder Agreement if issued on or after the date of this Shareholder Agreement shall be notated by the Company with the legend set forth in Subsection 15.2.

15.2.	Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER, AND CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL AND REPURCHASE AND A LOCK UP RESTRICTION.

The Company, by its execution of this Shareholder Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 15.2 of this Shareholder Agreement, and it shall supply, free of charge, a copy of this Shareholder Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Shareholder Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 15.2 herein and/or the failure of the Company to supply, free of charge, a copy of this Shareholder Agreement as provided hereunder shall not affect the validity or enforcement of this Shareholder Agreement.

15.3.	Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Shareholder Agreement and shall be notated with the legend set forth in Subsection 15.2.

16.	VOTING

16.1.	Manner of Voting. The voting of Shares pursuant to this Shareholder Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Shareholder Agreement need not make explicit reference to the terms of this Shareholder Agreement.

16.2.	Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Shareholder Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

17.	TERM OF THE SHAREHOLDER AGREEMENT

17.1.	This Shareholder Agreement will be in force the day of its signature and shall remain in full force and effect for so long as; a) each of Founders 1 and Founders 2 each hold more than a five percent (5%) ownership stake in the Company’s equity or b) the Investors jointly holds more than a five percent (5%) ownership stake in the Company’s equity.

17.2.	Notwithstanding what is stated in prior paragraph, this Shareholder Agreement shall be terminated in any of the following cases:

a)	When the Parties agree in writing to terminate this Shareholder Agreement; or

b)	Solely for any individual Stockholder, when such Stockholder ceases to be a Stockholder of the Company without violating the provisions contained in this Shareholder Agreement.

18.	MODIFICATIONS

No amendment to this Shareholder Agreement shall be binding unless made in writing and signed by all the Parties.

19.	ASSIGNMENT

19.1.	No Party hereto may assign, in whole or in part, its rights, interests or obligations under this Shareholder Agreement without the strict compliance of the formalities established in this Shareholder Agreement for the transfer of shares of the Company.

19.2.	Any transfer of shares, no matter by means of which title, including those regarding restructuring and business acquisitions, will require the acquiring party to previously expressly accept the undertakings contained herein.

20.	NOTIFICATIONS

20.1.	All notices, notifications, consents and other communications required or permitted under this Shareholder Agreement must be made in writing and delivered in a recorded and registered way (providing evidence of its receipt and contents) to the addresses or the email address set forth in ANNEX 20.1.

20.2.	Notices shall be deemed validly delivered (a) on the date of delivery when delivered in person or by reputable courier maintaining records of receipt, including Federal Express, and (b) on the date of transmission when sent by e-mail with acknowledgment of receipt during normal business hours (at the location of receipt); provided, however, that any such communication delivered by e-mail shall only be effective if such communication is also delivered by hand or deposited with a reputable courier maintaining records of receipt within one Business Day after its delivery by e-mail or other electronic transmission.

20.3.	The Parties shall notify each other any change of their addresses or contact details, which shall be effective on the fifth Business Day after receipt of the notice, unless it specifies a different date from which the change of address or contact details shall be effective.

20.4.	For the purposes of this Shareholder Agreement, a “Business Day” shall mean a day, other than a Saturday or a Sunday, in which banks are generally open to the public for ordinary transactions in New York, United States of America.

20.5.	Each of the Stockholders consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or ANNEX 20.1, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected email address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each of the Stockholders agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

21.	TAXES AND EXPENSES

21.1.	All taxes and expenses deriving from this Shareholder Agreement shall be borne by each of the Parties according to the Law.

21.2.	If any party to this Shareholder Agreement seeks to enforce its rights under this Shareholder Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees

22.	ANTI-MONEY LAUNDERING PROVISION

22.1.	In accordance with the applicable anti-money laundering statutes of jurisdictions where each of the Stockholders, the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, and/or any related or complementary regulations, regarding money laundering and terrorist financing (the “AML Regulations”), the Company and the Stockholders explicitly declare that they comply with the AML Regulations and commit to comply with them anytime while they hold a stake in the Company.

22.2.	Likewise, the Company and each Stockholder respectively commits to disclose, as soon as reasonably practicable upon being requested by any Stockholder that is subject to mandatory information requirements under the AML Regulations, such documents and information in its possession that are reasonable required in order to allow the Company and/or such Stockholder to comply with AML Regulations (the “AML Obligation”).

22.3.	Parties agree that in case of full or partial transfer of shares to third parties, or in any other event that may imply that the a third party may be considered as a Stockholder of the Company, it would be mandatory, essential and unavoidable before the execution of the corresponding contract (a) that the documentation and information that may be required by the Company and/or the other Stockholders as indicated in the paragraph above regarding the AML Obligation is disclosed and (b) that in the contract to be executed, the third party expressly declares (i) that it acknowledges and accepts that compliance with the AML Regulations is an essential condition in order to participate in the Company; (ii) that it complies with and commits to comply anytime while it holds a participation in the Company with the AML Regulations and the AML Obligation.

23.	DATA PROTECTION

23.1.	Each undersigning individual that act on his (her) behalf or on behalf of a legal person, acknowledges that his (her) personal data have been incorporated to, and are necessary for the execution of, this Shareholder Agreement. Such personal data will be exclusively processed in connection with the execution and enforcement of this Shareholder Agreement.

24.	APPLICABLE LAW AND JURISDICTION

24.1.	This Shareholder Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

24.2.	Governing Law & Personal Jurisdiction.

This Agreement shall be construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to the principles of conflicts of laws of any jurisdiction.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS IN THE STATES OF DELAWARE, AND FURTHER WAIVES ANY CLAIM IT MAY HAVE AT ANY TIME AS TO FORUM NON CONVENIENS WITH RESPECT TO SUCH VENUE. SERVICE OF PROCESS MAY BE EFFECTED BY CERTIFIED OR REGISTERED MAIL AND BY WAY OF SECTION 22 OF THIS AGREEMENT.

24.3.	Arbitration.

k.	The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby (a “Dispute”) shall be arbitrated pursuant to the Delaware Rapid Arbitration Act, 10 Del. C. § 5801, et seq. (the “DRAA”). The parties agree to take all steps necessary or advisable to submit any Dispute that cannot be resolved by the parties for arbitration under the DRAA (the “Arbitration”) in accordance with this Section 9.5, and each party represents and warrants that it is not a “consumer” as such term is defined in 6 Del. C. § 2731. By executing this Agreement, (i) each party hereby waives, and acknowledges and agrees that it shall be deemed to have waived, any objection to the application of the procedures set forth in the DRAA, (ii) consents to the procedures set forth in the DRAA, and (iii) acknowledges and agrees that it has chosen freely to waive the matters set forth in subsections (b) and (c) of Section 5803 of the DRAA. IN CONNECTION THEREWITH, EACH PARTY UNDERSTANDS AND AGREES THAT IT SHALL RAISE NO OBJECTION TO THE SUBMISSION OF THE DISPUTE TO ARBITRATION IN ACCORDANCE WITH THIS SECTION 6(h) AND THAT IT WAIVES ANY RIGHT TO LAY CLAIM TO JURISDICTION IN ANY VENUE AND ANY AND ALL RIGHTS TO HAVE THE DISPUTE DECIDED BY A JURY.

l.	The Arbitration shall be conducted in accordance with the Model Rules for Arbitration under the DRAA, as such Rules may be amended or changed from time to time; provided that the parties to such Arbitration may agree to depart from the Model Rules by (i) adopting new or different rules to govern the Arbitration or (ii) modifying or rejecting the application of certain of the Model Rules.

m.	The Arbitration shall take place in Wilmington, Delaware, or any other location to which the parties and the Arbitrator may agree. All Parties shall have the right, if doing so can be reasonably accommodated by the Arbitrator, to attend any preliminary or final hearings, and to present evidence, remotely.

n.	The Arbitration shall be presided over by one arbitrator (the “Arbitrator”) who shall be mutually agreed to by the parties to such Arbitration. In the event that the parties are unable to agree upon the identity of the Arbitrator within forty-five (45) days of the commencement of the Arbitration, then either party may file a petition with the Court of Chancery pursuant to Section 5805 of the DRAA.

o.	The Arbitrator shall conduct the hearing, administer oaths, and make such rulings as are appropriate to the conduct of the proceedings. The Arbitrator shall allow each of the parties an opportunity to present evidence and witnesses and to cross examine witnesses presented by the opposing party. In no event, however, shall witnesses other than employees or experts retained or employed by the parties, or former employees of the parties, be called to testify at the Arbitration.

p.	The arbitral award (the “Award”) shall (i) be rendered within 120 days after the Arbitrator’s acceptance of his or her appointment; (ii) be delivered in writing; (iii) be the sole and exclusive remedy with respect to the Dispute between and among the parties; and (iv) be accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 6(h) shall be deemed commercial. The Arbitrator shall have the authority to grant any equitable or legal remedies, including, without limitation, entering preliminary or permanent injunctive relief; provided, however, that the Arbitrator shall not have the authority to award (and the parties waive the right to seek an award of) punitive or exemplary damages.

q.	The parties hereto agree that, subject to any non-waivable disclosure obligations under federal law, the Arbitration, and all matters relating thereto or arising thereunder, including, without limitation, the existence of the Dispute, the Arbitration and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any decision of the Arbitrator or Award), shall be kept strictly confidential, and each party hereby agrees that such information shall not be disclosed beyond: (i) the Arbitrator and necessary support personnel; (ii) the participants in the Arbitration; (iii) those assisting the parties in the preparation or presentation of the Arbitration; and (iv) other employees or agents of the parties with a need to know such information. In all events, the parties participating in the Arbitration proceedings shall treat information pertaining to the Arbitration with the same care that they treat their most valuable proprietary secrets. In the event that federal law imposes upon either party an obligation to disclose the fact of the Arbitration or the nature of the claims or counterclaims asserted, such party(ies) shall disclose no more than the minimum information required by law after first consulting with and attempting in good faith to reach agreement with the opposing party(ies) regarding the scope and content of any such required disclosure.

r.	Each party hereto shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each such party shall pay one-half of any filing fees, fees and expenses of the Arbitrator or other similar costs incurred by the parties in connection with the prosecution of the Arbitration.

s.	Notwithstanding any provisions of this Agreement, or any statute protecting the confidentiality of the Arbitration and proceedings taken in connection therewith, in the event that either party in the Arbitration is required to defend himself, herself or itself in response to later proceedings instituted by the other in any court, relating to matters decided in the Arbitration, such party shall be relieved of any obligation to hold confidential the Arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other, similar doctrines apply to such subsequent proceedings.

t.	Notwithstanding anything to the contrary set forth in this Section 6(h), if any amendment to the Act or the DRAA is enacted after the date of this Agreement, and such amendment would render any provision of this Section 6(h) unenforceable thereunder, such provision shall be excluded, and the remaining provisions of this Section 6(h) shall be enforced to the extent permitted by law.

24.4.	WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

25.	DELAYS AND OMISSIONS

No delay or omission to exercise any right, power or remedy accruing to any party under this Shareholder Agreement, upon any breach or default of any other Party under this Shareholder Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Shareholder Agreement, or any waiver on the part of any party of any provisions or conditions of this Shareholder Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Shareholder Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

26.	COUNTERPARTS

This Shareholder Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument deemed executed on the date indicated on the heading of this Shareholder Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Parties sign this Shareholder Agreement as of the date set forth in the heading.

SCHEDULE 9

SELLERS REPRESENTATIONS AND WARRANTIES

Each of the Sellers represents and warrants to the Buyer the following:

1.	PART A – FUNDAMENTAL REPRESENTATIONS AND WARRANTIES

1.1	Capacity

1.1.1	The Sellers have full legal capacity to execute this Agreement, comply with obligations arising out of the same and carry out and complete the transactions provided for therein.

1.1.2	The Company is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.

1.1.3	This Agreement and the Transaction Documents, when executed, shall have been duly executed by the Sellers and the Company and the obligations provided for therein shall constitute legal and valid obligations binding on the Sellers and the Company and may be raised against them in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

1.1.4	The Sellers and the Company have obtained all approvals, permits, authorizations and licenses required to enter into and to perform their respective obligations under this Agreement and the Transaction Agreements.

1.1.5	All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Documents, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, has been taken or will be taken prior to the Closing.

1.1.6	No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or the Sellers in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the New Restated Certificate, which will have been filed as of the Closing Date.

1.2	No Bankruptcy

1.2.1	Neither the Sellers nor the Viapool Entities been declared insolvent or bankrupt or have filed for insolvency or bankruptcy nor are the Sellers aware of any person having filed an insolvency or bankruptcy request.

1.2.2	Neither the Sellers nor any of the Viapool Entities has, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, no creditor of the Sellers nor any of the Viapool Entities has enforced any security over or has seized any assets of the Sellers or the Viapool Entities, no unsatisfied judgment is outstanding against the Sellers or the Viapool Entities, and no Seller or Viapool Entity has suspended or ceased to carry on all or a material part of its Business.

1.3	Capital Stock. Titles of ownership

1.3.1	The Capital Stock of the Company as of the Execution Date is the one indicated in Recital B of the Agreement.

1.3.2	As of Closing Date, the authorized capital of the Company will consist of 8,777,706 shares of common stock, of $ 0.00001 par value per share, issued, outstanding, duly authorized, fully paid, non-assessable and issued in compliance with all applicable federal and state securities laws.

1.3.3	As of Closing Date, the holdings of each Seller in the authorized capital of the Company will be such as indicated in Section 5.1(iv) of the Agreement, and all the shares shall have been validly issued, subscribed for and paid up in full.

1.3.4	At the Closing Date, the Sellers are the only owners of the Shares, which are free from any Liens and/or encumbrances (including any right -whether exercisable now or in the future and whether contingent or otherwise) to call for the conversion, issue, sale or transfer, redemption or repayment of any share or any other security giving rise to a right over or an interest in, the share capital of the Company.

1.3.5	The Shares, at the Closing Date, will be validly issued, fully paid and non-assessable and free of any Liens other than the restrictions on transfer under the Transaction Documents, and applicable state and federal securities laws.

1.3.6	The Sellers are entitled to sell and transfer the full legal and beneficial ownership of the Shares, in compliance with all applicable statutory requirements and any other corporate requirement in this regard.

1.3.7	As of Closing Date, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of any class, or any securities convertible into or exchangeable for shares of the Company.

1.4	Subsidiaries

1.4.1	Other than the OpCos, the Viapool Entities do not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Viapool Entities are not a participant in any joint venture, partnership or similar arrangement.

1.4.2	Argentine OpCos.

1.4.2.1	Viapool SRL

(i)	Viapool SRL is a sociedad de responsabilidad limitada duly incorporated, organized, validly existing and in good standing under the laws of Argentina and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.

(ii)	Viapool SRL was registered with the General Inspection of Corporations of the City of Buenos Aires (“GIC”) on November 23, 2007, under number 10,868, of Book 127 of Sociedades de Responsabilidad Limitada.

(iii)	The current capital stock of Viapool SRL is of Pesos argentinos 87,600, represented in 8,760 quotas of AR$ 10 of nominal value each and one vote per quota, fully subscribed and paid-in.

1.4.2.2	MD Sas

(i)	MD Sas is a sociedad por acciones simplificada duly incorporated, organized, validly existing and in good standing under the laws of Argentina and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.

(ii)	MD Sas was registered before the GIC on October 1, 2018, under number RL-2018-49549708-APN-DA DA#IGJ.

(iii)	The current capital stock of MD Sas is of Pesos argentinos 21,400, represented in 21,400 shares of AR$ 1 of nominal value each and one vote per quota, fully subscribed and paid-in.

(iv)	The Company pursuant to an offer letter dated February 3, 2021 and an offer letter dated May 28, 2021, has made irrevocable capital contributions to MD Sas for the aggregate amount of $300,000, which was entirely disbursed. The funds of the irrevocable capital contributions were used by MD Sas to pay operating expenses].

1.4.2.3	Transfer of Argentine OpCos

(i)	The Company and the Founders entered into an Exchange Agreement dated November 12, 2020 (and related documents such as several Restricted Stock Purchase Agreements, offer of assignment of quotas and offer of sale of shares) pursuant to which 100% of the equity interests and shares of the capital stock of MD Sas and 95% of the equity interests and quotas of the capital stock of Viapool SRL were exchanged for a certain number of the Company’s Common Stock. The remainder 5% of the equity interests and quotas of the capital stock of Viapool SRL were sold by the Founders to MD Sas for a cash consideration of Pesos argentinos 370,000.

(ii)	In anticipation of the Stock Purchase Agreement and in light of the lengthy process involved, the Company has not begun the process to register itself as a foreign shareholder of a company in Argentina, which is required in accordance with Section 123 of the Argentine General Corporations Acts Nr. 19,550, as amended. This delay is only the result of the lengthy bureaucratic process required. In the interim prior to registration, the ownership units of each of the OpCos were transferred and pledged to the Company, so as to allow the Company complete control of the OpCos and to act, in all circumstances, as the de facto shareholder of 100% of the OpCos.

(iii)	The transfer of quotas of Viapool SRL in favor of the Company and MD Sas has not been notified to Viapool SRL nor registered with the GIC (the Inspección General de Justicia or the “General Inspection of Corporations”). The quotaholders of record of Viapool SRL are currently Founder 1 (35%), Founder 2 (35%), Founder 3 (15%) and Founder 4 (15%).

(iv)	The transfer of shares of MD Sas to the Company has not been notified to MD Sas. The shareholders of record of MD Sas are currently Founder 1 (50%) and Founder 2 (50%).

(v)	The quotas of Viapool SRL are pledged in favor of the Company and MD Sas and the shares of MD Sas are pledged in favor of the Company. Except for such pledges and the irrevocable capital contributions made by the Company to MD Sas, the shares and quotas of the Argentine OpCos are free from any Liens and/or encumbrances (including any right -whether exercisable now or in the future and whether contingent or otherwise) to call for the conversion, issue, sale or transfer, redemption or repayment of any share or any other security giving rise to a right over or an interest in, the share capital of the Argentine OpCos.

(vi)	The transfer and pledge of the quotas and shares of the Argentine OpCos to the Company and MD Sas, as applicable, are valid, binding and enforceable against the Founders, and since the transfer date of such quotas and shares the Founders have been exercising their rights as shareholders of the Argentine OpCos only and to the extent instructed by the Company. They will continue to act in that manner until the transfer of the quotas and shares is complete and duly notified to the Argentine OpCos and registered with the GIC.

1.4.3	Chilean OpCo:

1.4.3.1	The Chilean OpCo is a sociedad por acciones duly incorporated, organized, validly existing and in good standing under the laws of Chile and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.

1.4.3.2	The Chilean OpCo was incorporated through public deed dated April 1, 2014, before the Public Notary Félix Jara Cadot under repertoire Nr 10,168/2014. An extract of such deed was registered before the Registry of Commerce of the Real Estate Conservator of Santiago at pages 32,751, number 20,448 of year 2014 and published in the Official Gazette on May 8, 2014. Due to the late registration and publication of the Chilean OpCo incorporation, a remediation deed was granted on October 28, 2014 before the Public Notary Félix Jara Cadot under repertoire Nr 33,842/2014. An extract of this deed was registered before the Registry of Commerce of the Real Estate Conservator of Santiago at pages 82,485, number 50,289 of year 2014 and published in the Official Gazette on November 8, 2014.

1.4.3.3	The current capital stock of the Chilean OpCo is of Pesos chilenos 359,848,125, represented in 1,121 shares, ordinary, nominative, of a same class, without nominal value, fully subscribed and paid-in.

1.4.3.4	The shares of the Chilean OpCo are free from any Liens and/or encumbrances (including any right -whether exercisable now or in the future and whether contingent or otherwise) to call for the conversion, issue, sale or transfer, redemption or repayment of any share or any other security giving rise to a right over or an interest in, the share capital of the Chilean OpCo.

1.4.3.5	The Company owns 100% of the equity interests of the Chilean OpCo.

1.4.3.6	The Company has complied with all filings and registrations required under the laws of Chile to be a shareholder of the Chilean OpCo.

2.	PART B – BUSINESS REPRESENTATIONS AND WARRANTIES

2.1	Information

To the Sellers’ Knowledge, the information contained in this SCHEDULE 9 to the Agreement, as well as all written and verbal information given to the Buyer and its professional advisers in relation to the Shares, the Company and the Business including their assets, is true, complete, accurate and not misleading and no material information has been omitted or hidden.

In each instance as relevant, the business representations and warranties herein are limited by the information contained in the document titled “Disclosure Schedule” attached to this SCHEDULE 9 and incorporated herein, including its exhibits which are referenced in the below Sections of this Schedule 9 . Each representation and warranty, to the extent of any contrary information expressed in the Disclosure Schedule is qualified, modified, conditioned, and limited as is consistent with the information set forth in the Disclosure Schedule and the Exhibits referenced below and attached to the Disclosure Schedule.

“Sellers’ Knowledge” refers to the actual knowledge of the Founders or any Investors at the time in question or to the Founders’ constructive knowledge at the time in question only to the extent that Founder 1 or Founder 2 should have known the information consistent with their legal duties of reasonable care, good faith, and diligence in their actual roles as a director or officer Viapool Inc. or the OpCos.

2.2	Articles of association, statutory books and other corporate matters

2.2.1	The statutory books, books of accounts and other records of any kind whatsoever of the Viapool Entities required by the applicable laws: (1) are maintained in accordance with applicable laws on a proper and consistent basis; (2) contain true, up-to-date and complete records of the matters required to be contained in such books and records; and (3) all the corporate resolutions required to be registered at public registries and the documents required to be delivered by law have been properly registered and delivered, except as is otherwise stated herein or the Disclosure Schedule.

2.2.2	The governing bodies of the Viapool Entities, as well as all their attorneys-in-fact, have managed the Viapool Entities in the ordinary course of business and in compliance with applicable statutory and legal provisions, and have carried out their duties and position with the diligence and loyalty required by the law.

2.2.3	The Viapool Entities are not a party to joint ventures, partnership or profit-sharing agreements, temporary co-operative companies or associations of economic interests, any shareholders’ agreement or similar arrangement.

2.2.4	The Viapool Entities (i) do not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity (other than the OpCos) and (ii) do not have the benefit of any option or agreement to acquire all or any part of the share or loan capital or other securities of any other corporate body.

2.2.5	The current articles of incorporation, by-laws or constitutional documents of the Viapool Entities are in the same form as those filed at the public registries of the relevant jurisdiction (to the extent such documents are required to be registered publicly). No resolutions modifying the articles of incorporation of the Viapool Entities are pending to be registered. The By-Laws of the Company are those adopted on July 2, 2020, and they have not been amended.

2.3	Financial Statements

2.3.1	The Sellers have delivered to the Buyer the Viapool Entities’ consolidated unaudited balance sheet, income statement and cash flows as of and for the fiscal year ended 2020 (the "Financial Statements").

2.3.2	By the date of the Completion Notice, Sellers shall have provided to the Buyer and shall add to this Agreement as Exhibit 2.3.2 a partial unaudited financial statement covering the period ending October 31 ,2021 (the “2021 Financial Statements”).

2.3.3	As of the date of the Completion Notice, the Financial Statements and the 2021 Financial Statements shall have been prepared in accordance with applicable law, and (ii) show a true and fair view of the assets and financial situation of the Viapool Entities, as well as profit and loss on operations carried out in the period to which the Financial Statements relate in accordance with requirements of the applicable law and international financial reporting standards(“IFRS”).

2.3.4	The Viapool Entities’ liabilities or obligations (actual or contingent, accrued or un-accrued) to third parties, debts, bonds, guarantees or securities are only those accounted for in the Financial Statements or disclosed in the Disclosure Schedule.

2.4	Absence of changes

Since the date of the Financial Statements up to the Closing Date, except as set forth on the Disclosure Schedule:

2.4.1	Each Viapool Entity has carried on its Business as a going concern in the ordinary course of business in all material respects. They have not engaged in any conduct outside of the ordinary course of business to increase their liabilities with third parties;

2.4.2	All transactions between each Viapool Entity and each of the Sellers have taken place substantially in a manner and on terms substantially consistent with previous practice and, in any case, on an arm's length basis;

2.4.3	The Viapool Entities have not borrowed any money, except for any borrowing outstanding before the date of the 2021 Financial Statements;

Viapool Entities have not changed their accounting procedures, principles or practices; have not amended its practices of managing their working capital including not seeking to defer payments to creditors or seeking to accelerate collections from debtors other than in accordance with consistent past practice;

2.4.4	The Viapool Entities have not settled any claims or litigation, arbitration or similar proceedings, except for the settlement of the judiciary claim initiated by Obra Social Conductores de Remises Autos al Instante y Afines against Viapool SRL; and

2.4.5	the Viapool Entities have not entered into any agreement, commitment with any third party or failed to comply with, breached, amended, changed, rescinded or in any manner altered the material terms and conditions of any material contract to which each Viapool Entity is a party, and there are no obligations to execute or approve new agreements or contracts, except as may be expressly disclosed in the Disclosure Schedule.

2.4.6	In particular, except as expressly stated herein or in the Disclosure Schedule, no Leakage has occurred from the date of the Financial Statements 2021.

For the purposes of this Section, the expression "Leakages" used in relation to the Company, means:

•	payment of any amount (as dividend or other type of distribution –whether in cash or in kind–, return of contributions or payment for services) by any Viapool Entity to the Sellers or to any Connected Person to the Sellers.

•	any return of capital (whether by reduction of capital or redemption or purchase of shares or otherwise) by any Viapool Entity or any amount payable on the repurchase, repayment, redemption, reduction or cancellation of any share capital, loan capital or other securities of any of the Viapool Entities,

•	purchase or sale of any asset by the Viapool Entities, on the one hand, and the Sellers or any Connected Person to the Sellers on the other,

•	assumption of liabilities or obligations by the Viapool Entities relating to the Sellers or any Connected Person to the Sellers (including any management, service or other charges or fees paid (or agreed to be paid) to the Sellers or any Connected Person to the Sellers).

•	waiver of any amount or right by the Viapool Entities in favor of the Sellers, any Connected Person to the Sellers,

•	any payment of or promise to pay interest or principal in respect of any indebtedness owed by the Viapool Entities in favor of the Sellers, or of any Connected Person to the Sellers,

•	any payment of any costs, bonuses or other sums by the Viapool Entities in favor of the Sellers, or of any Connected Person to the Sellers.

•	any guarantee, indemnity or security provided by any Viapool Entity in respect of the obligations or liabilities of the Sellers, or of any Connected Person to the Sellers,

•	any other liabilities incurred (whether in cash or kind) or benefits conferred by any Viapool Entity in favor of the Sellers, or of any Connected Person to the Sellers,

•	any payments made, or liabilities incurred, by any Viapool Entity with respect to any director or any third party in connection with or relating to this Agreement (including any transaction or retention bonuses or management or advisers’ fees payable in connection with the transaction contemplated in this Agreement).

•	increase or reduce the Viapool Entities’ corporate capital, issue new shares, debentures or any other security or right which permits acquisition or subscription of shares in any Viapool Entity;

•	sell, transfer, or create any encumbrance over the Shares of the Company, or the shares / quotas of the OpCos;

•	undertake any item of capital expenditure or acquisitions of any type out of the ordinary course of business;

•	make any payment or borrow any amount to the Sellers or its Connected Persons or to any third person out of the ordinary course of business;

•	enter into any agreement to incur any borrowings or incurring any debt in the nature of borrowings;

•	any payment, accrual and/or recognition of the right to payment of any emoluments, fees, fees, bonuses, incentive plans, pensions, allowances, insurance, services or the assumption of costs or expenses on behalf of any of the Sellers or their Connected Persons or by reason of this Agreement;

•	commence or settle any litigation, arbitration or other proceedings by any Viapool Entity where the potential or actual amount of the dispute is greater than $10,000; or

•	any expenses as a consequence of any of the actions above referred.

•	In general, enter into any agreement or dispose the Viapool Entities’ assets or assume liabilities out of the ordinary course of business.

The Term Leakages excludes Permitted Leakages. For these purposes "Permitted Leakages" means:

o	any ordinary payment, up to $ 10,000 per month; and

o	any Leakages previously approved in writing by the Buyer.

2.5	Assets, Property & Permits

2.5.1	Other than as set forth on the Disclosure Schedule, each Viapool Entity possesses valid legal title over the machinery, equipment, fittings, and other moveable assets used in its operations, and it maintains them in proper and safe working order, ensuring that they are adequate for the purposes for which they are required in the terms established in the applicable legislation. The physical and intangible assets (to the exclusion of financial assets) of the Company and the OpCos are set forth on Exhibit 2.5.1.

2.5.2	Viapool SRL is the legal owner of the following Apps (for iOS and Android): (i) the passenger App named “Viapool Charters - Usuario” available in Argentina, (ii) the driver App named “Viapool Charters - Conductor”, used for the provision of mobility services, available in Argentina, iii) the passenger App named “Viapool Charters - Usuario” available in Chile; (iv) the driver App named “Viapool Charters - Conductor”, used for the provision of mobility services, available in Chile; (v) the driver App named “Viapool Socios” available in Argentina; (vi) passenger App named “Viapool Remises”, available in Argentina; and (vii) the App named “Viapool Tracker”, available in Argentina. Viapool SRL is the legal owner of the web-based management module, as well as of the back-end, architecture, algorithms, simulator, data reports and map data set. Those Apps are in good working order.

2.5.3	Permits: Each Viapool Entity has all the valid licenses, permits, records and administrative authorizations or similar titles required in order to legally possess and operate the aforementioned machinery, equipment and other moveable assets.

2.5.4	The property and assets that each Viapool Entity owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, each Viapool Entity is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Viapool Entities do not own any real property.

2.6	Agreements

2.6.1	Exhibit 2.6.1. contains a list all material agreements to which the Viapool Entities are a party;

2.6.2	Each material agreement to which a Viapool Entity is a party is legal, valid, binding, enforceable and is in full force and effect, and will continue to be legal, valid, binding, enforceable and in full force and effect under the same terms after the consummation of the transaction hereunder;

2.6.3	The formalization of the Transaction, does not imply a breach or cause for termination of any material agreement to which a Viapool Entity is a party;

2.6.4	Except as may be stated on the Disclosure Schedule, no material agreement to which a Viapool Entity is a party contains a change of control clause, change of ownership structure or similar clause that could be triggered as a consequence of the execution of the transaction, and to the extent such a clause exists, it has been waived by the date of the Completion Notice; and

2.6.5	No Viapool Entity has breached any of the material agreements to which it is a party and, to the Sellers’ Knowledge, no counterparty to any such contract has performed a material breach.

2.7	Financial liabilities

2.7.1	There are no outstanding accounts: (1) loans made by the Viapool Entities to, or debt owing to the Viapool Entities by, the Sellers or any director of the Viapool Entities or any Connected Person with them; nor (2) any agreement or arrangement to which a Viapool Entity is a party and in which the Sellers or any director of the Viapool Entities appointed by the Sellers or any Connected Person to the Seller has an interest.

2.7.2	There is no outstanding guarantee, indemnity, or security given by the Viapool Entities for the benefit of the Sellers, any director of the Viapool Entities or any Connected Person to them.

2.8	Taxes

2.8.1	Each of the Viapool Entities has complied with all applicable tax law and regulations in relation to all tax periods open to inspection and are up-to-date with all required tax payments and filing of declarations, returns, withholdings, information disclosures or any other obligations pursuant to any applicable tax law or regulation, as well as any other fees, duties or payments to any governmental authority or agency or to any third party as may be required in connection with the Transaction.

2.8.2	No tax audits, inspections or verification procedures are being carried out in relation to periods prior to Closing.

2.8.3	The income tax reporting and payment by the Company is fully in force and in compliance with law and each Viapool Entity has in its possession all supporting documents to evidence this, including where such rights may arise from any periods that are now time barred.

2.8.4	All transactions and agreements entered into by each Viapool Entity and any current or past associated enterprises, local affiliates or any third party have been and are on fully arm's length terms, except in the limited circumstances stated on the Disclosure Schedule. Other than as stated in the Disclosure Schedule, there are no circumstances which could cause any Tax Authority to make any adjustment for Tax purposes, or require any such adjustment to be made, to the terms on which any such transaction is treated as taking place. Each Viapool Entity has maintained the transfer pricing documentation and records in relation to any related party payments as required under applicable laws and regulations

2.8.5	There are no encumbrances upon any properties or assets of the Viapool Entities arising from any failure or alleged failure to pay any Tax.

2.8.6	Other than as set forth in the Disclosure Schedule, each Viapool Entity has materially fulfilled the obligations legally incumbent in relation to any subcontractors engaged during the years open to tax inspection, in full compliance with the applicable law (including but not limited to grounds, verification of fulfilment of tax, salary and social security obligations by contractor and/or subcontractor companies).

2.8.7	No Viapool Entity has any permanent establishments (“PEs”), including fixed place PEs, service PEs, sales agent PEs, digital PEs and/ or any other forms of taxable presence outside the jurisdiction of incorporation.

2.9	Employment and social security aspects

2.9.1	The employees and non-driver independent service providers of each Viapool Entity, at the Execution Date, are identified in Exhibit 2.9.1, which states their tenure with the Company, yearly gross earnings and remuneration, and whether their employment contracts are fixed, part-time or of any other type. Between the date of the Completion Notice and the Closing, no negotiations or change whatsoever has taken place or is under way regarding these conditions and there is no undertaking whatsoever to carry out any changes, unless disclosed on the Disclosure Schedule.

2.9.2	Except as set forth in the Disclosure Schedule, each Viapool Entity currently complies and has at all times complied with the obligations relating to employment, Social Security, health and safety, and pensions undertakings set out in the applicable legislation and/or relevant collective agreement, and in the individual contracts it has signed with its employees.

2.9.3	Except as set forth in the Disclosure Schedule, each Viapool Entity complies with relevant regulations relating to subcontracting and self- employees and, to the knowledge of the Seller, there is no reason why employees of their subcontractors or the self-employees could claim the benefit of a contract of employment with any Viapool Entity.

2.9.4	Except as set forth in the Disclosure Schedule, each Viapool Entity is up-to-date in the payment of all amounts which are payable, to workers who currently offer their services to such Viapool Entity, or who have in the past offered their services to the Viapool Entity, both directly and indirectly, either as employees or via third parties, as members of the board of directors, agents, representatives, etc.

2.9.5	The only Collective Bargaining Agreement (CBA), covenant or collective agreement applicable or which, by agreement, should be currently applied to the employees in Argentina is CCT No. 773/2019, but only to the extent mentioned in the CBA and as agreed privately with the labor union as set forth in substance in the Disclosure Schedule.

2.9.6	Except as set forth in the Disclosure Schedule, each Viapool Entity pays the employees' wages in the proper manner and amount in accordance with the provisions of the applicable collective bargaining agreement and applicable legislation.

2.9.7	Except as set forth in the Disclosure Schedule, each Viapool Entity is up to date in its payment of the necessary Social Security contributions and/or other similar charges, pursuant to the legislation in force and in the due amounts and has submitted its contribution payment reports and all the other required documentation, in the manner and within the time periods established to this end in the legislation in force. No failure to make payment, delay or deferral payments or deposited contributions for a lower amount than is due has taken place, nor has any administrative debt claim for contributions, sanctions or settlements been filed regarding non-compliance with Social Security obligations. Each Viapool Entity has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and/or any other natural or judicial person and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

2.9.8	Each Viapool Entity has drawn up and signed its employment contracts in full compliance with all legal and regulatory requirements and in compliance with the end purpose inherent to the type of contract used in each case. The temporary status clauses of the temporary employment contracts are correctly founded in accordance with the regulations applicable to each type of contract.

2.9.9	Except as set forth in the Disclosure Schedule, no covenant or commitment exists by virtue of which a Viapool Entity is bound to pay any severance or compensation whatsoever for contractual resolution in an amount greater than the corresponding legal severance provided for laws in each particular case.

2.9.10	Except as set forth in the Disclosure Schedule, the Viapool Entities have not agreed any special covenants in the employment contracts, such as exclusivity, permanence and post contractual non-compete clause.

2.9.11	Except as set forth in the Disclosure Schedule, the Viapool Entities have not agreed any compensation with any individual linked to the Viapool Entities by a commercial or employment relationship in case the requirements described take place or a transaction of this nature.

2.9.12	Except as set forth in the Disclosure Schedule, the Company has complied and continues to comply with all Employment Law rules regarding work time registration and overtime.

2.9.13	No employee is entitled to receive any benefit derived from the exercise of any right or option under a stock option plan or share plan from any Viapool Entity.

2.9.14	No particular profit sharing and/or other performance related incentive schemes exist which are not state or mandatory schemes.

2.9.15	No internal or external pension schemes have been entered into by any Viapool Entity for the benefit of its employees and the Viapool Entity does not have (nor ever has had) any liability regarding any pension scheme (whether defined benefit or otherwise).

2.9.16	Except as set forth in the Disclosure Schedule, which details the latest inflation adjustment received by the personnel and a recategorization received by a small number of employees that received a raise, there have been no increases in any salaries in the six (6) months prior to the date of this Agreement, nor any Viapool Entity has made any commitment to any of its employees regarding an increase in their salaries or other remuneration or compensatory arrangements (including any bonus).

2.9.17	Except as set forth in the Disclosure Schedule, there is no former employee of any Viapool Entity who has a statutory or contractual right to be considered as an employee of the Viapool Entities.

2.9.18	Except as set forth in the Disclosure Schedule, all employees of the Viapool Entities have been duly registered as employees of the relevant Viapool Entity, with the relevant social security authorities and the Viapool Entity has complied with all its respective social security contribution obligations within the prosecutable periods as at the date hereof and are up to date with such obligations and with all the legal obligations regarding social security and tax withholdings.

2.9.19	No Viapool Entity has received any written notification regarding any pending labor conflict, including strikes, work stoppages or collective claims in relation to its employees, nor are they aware of the existence of any judicial or administrative proceedings (including inspection or verification proceedings by the Social Security) in progress in relation to labor, social security or occupational risk prevention matters initiated in which the Viapool Entity is subject.

2.9.20	No claims or actions being brought or pending on behalf of any employees or former employees against a Viapool Entity or other employees of the Viapool Entity have been notified to the Viapool Entity or are expected to be notified at the Execution Date.

2.9.21	Except as set forth in the Disclosure Schedule, each Viapool Entity has always complied with all Laws regarding employee representation by labor unions and in relation to any obligations to furnish information or to consult with employees and/or employee representatives.

2.9.22	Each Viapool Entity complies with and has complied with any applicable Health and Safety Legislation regarding workplace safety.

2.9.23	Each Viapool Entity has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining.

2.10	Protection of personal data

2.10.1	Each Viapool Entity has complied and complies with all the legal obligations set out in the applicable laws and regulations regarding protection of personal data and the collection and use of personal data.

2.10.2	All agreements executed by each Viapool Entity with customers and implying processing by the Viapool Entity of data controlled by its customers include the necessary specifications and undertakings in application of the applicable privacy Laws and regulations.

2.10.3	All agreements executed by a Viapool Entity with subcontractors implying access by the latter to data controlled by the customers of the Company include the necessary specifications and undertakings in application of the applicable privacy Laws and regulations and have been duly authorized by the corresponding customers.

2.10.4	All data subjects whose data are processed by the Viapool Entity as data controller (i) have been provided by the Viapool Entity with the appropriate transparency notice and description of the processing of their data by the Viapool Entity in accordance with applicable privacy Laws and regulations and (ii), when appropriate, have duly consented to such processing. These data subjects who have been informed include customers of the Viapool Entity, potential customers, employees, applicants and subcontractors.

2.10.5	Each Viapool Entity has in place protocols (i) for auditing its own compliance with the applicable privacy Laws and regulations, (ii) for dealing with security breaches and notifying them to the appropriate supervising authorities, (iii) for complying with data subjects’ requests relating to their rights; and (iv) for complying with personal data retention and erasure principles; all of it in accordance with the requirements with the applicable privacy Laws and regulations.

2.10.6	Each Viapool Entity has fully complied with all registration and documentation requirements under the applicable data protection Laws and regulations and keep traceable proceedings regarding the handling of personal data.

2.10.7	Each Viapool Entity has, at all times, taken appropriate security measures against unauthorized access to, or unauthorized alteration, disclosure or destruction of, personal data and against all other unlawful forms of processing and has taken all reasonable steps to ensure that its employees, contractors and other relevant persons have been made aware of and comply with such security measures.

2.10.8	Viapool Entity has not (a) received any enforcement notices, information notices or prohibition notices from any data protection agency or regulatory or enforcement body in any jurisdiction, (b) received any written notice from any data protection agency or regulatory or enforcement body in any jurisdiction alleging non-compliance by the Viapool Entity with applicable data protection Laws and regulations or (c) received any written notice from the any data protection agency or regulatory or enforcement body in any jurisdiction alleging a data subject has filed a complaint against it.

2.10.9	No claims or actions by third parties has been submitted against any Viapool Entity and no inspections or audits have been initiated by the public authorities, for the breach of any obligations in relation to personal data protection by the Viapool Entities.

2.10.10	The use by or on behalf of the Viapool Entities of any data, including any personal information, does not infringe, misappropriate, or otherwise violate the rights of any Person or otherwise violate any applicable Law.

2.11	Intellectual and Industrial Property

2.11.1	All the trading names, trademarks, patents and other intellectual or industrial property rights regularly used by the Viapool Entities, as well as, intellectual property rights on the software and computer programs, (including without limitation the backend that manages requests, the algorithm, the systems status of the dashboard and the driver and customer simulator, any other programs, improvements and updates) and applications (including driver and customer applications), all of it the “Viapool Entities’ IP Rights”, belong to the Viapool Entities for the territory of the whole universe, on an unlimited and perpetual basis, royalty-free, including any extensions and/or renewals, for the maximum extent permitted in Law, and have been duly registered in its name, and their use has not been subject to license or permanent or temporary assignment to any third party. All the Viapool Entities’ IP Rights are solely, legally and beneficially owned by the Viapool Entities free from any encumbrance. In addition, the Viapool Entities are in a position to provide sufficient evidence of the existence, ownership, and chain of title of the Viapool Entities’s IP Rights so as to be able to defeat any challenge t to the Viapool Entities’s IP Rights and/or ownership.

2.11.2	The Viapool Entities’ IP Rights are valid and maintained.

2.11.3	Each Viapool Entity complies with the legal requirements to maintain in force the ownership of the Viapool Entities’ IP Rights as well as to continue using said Viapool Entities’ IP Rights and, in particular, is up-to-date in its payment of all royalties and fees on the Viapool Entities’ IP Rights. In addition, each Viapool Entity has prudently pursued all the necessary procedures in order to safeguard and protect any intellectual property not registered to the Viapool Entity.

2.11.4	The Viapool Entities’ IP Rights: (i) are being used in compliance with the laws, contracts and agreements applicable to the Viapool Entities’ IP Rights; (ii) do not infringe or misappropriate any intellectual or industrial property right owned by any third party; and (iii) to the best of the Sellers’ knowledge, no third party has infringed, misappropriated, challenged the validity or enforceability, or carried out an unauthorized use of any Viapool Entities’ IP Rights. The Viapool Entities do not use or incorporate any open-source software in any of the Viapool Entities' IP Rights and/or products made available to customers.

2.11.5	The terms of the licenses and agreements relating to the intellectual and industrial property and software programs used by each Viapool Entity (the “Licensed-In IP Rights”) are valid, binding and currently in force. No Viapool Entity has breached any terms of these licenses and/or agreements, no dispute has arisen in this regard, and is entitled to use all the programs, trademarks, patents, utility models and intellectual and industrial property rights that it uses in the course of its business.

2.11.6	The owned Viapool Entities’s IP Rights and the Licensed-In IP Rights are the only IP Rights required by the Viapool Entities to carry on their business. The Viapool Entities’ business further, does not depend on the maintenance of any Licensed-In IP Rights which cannot be substituted for another license generally available in the market.

2.11.7	Where a Viapool Entity has assigned any IP Rights in a project developed by it to a customer, this does not restrict its ability to carry on its business or provide the same or similar products and services for any other person, and its business does not infringe the rights so assigned.

2.11.8	The Viapool Entities’ IP Rights have been created or developed by employees of the Viapool Entities and contractors on written terms vesting ownership of those IP Rights in the Viapool Entities and full ownership in the IP Rights developed by such employees and contractors has been transferred to the Viapool Entities without restrictions. No employee, contractor or former employee or contractor of the Viapool Entities, or any third party or any of the Sellers, entitled to claim or has made a claim it has any rights in relation to the Viapool Entities’ IP Rights.

2.11.9	As set forth on the Disclosure Schedule, aach Viapool Entity has at all times taken reasonable industry standard measures to protect the confidentiality of its Trade Secrets and other IP Rights.

2.11.10	No Viapool Entity has infringed any third party intellectual or industrial property rights and there are no claims outstanding in this regard.

2.11.11	No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Viapool Entities’ Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Viapool Entities’ IP Rights, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect the Viapool Entities’ IP Rights.

2.11.12	Exhibit 2.11.12 lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by each Viapool Entity.

2.12	Insurance

2.12.1	Each Viapool Entity (i) has obtained (and remain in force) all the insurance policies necessary to comply with its legal and contractual obligations and to cover their assets and day-to-day activities and (ii) has paid all corresponding premiums on such insurance policies in accordance with their respective terms.

2.12.2	No Viapool Entity has made any claim under any such insurance policies which is still outstanding and in respect of which any insurer has refused coverage.

2.12.3	Exhibit 2.11.3 lists insurance policies maintained by the Company.

2.13	Other

No Viapool Entity is indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Viapool Entities’ directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to any Viapool Entity or, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Viapool Entities’ customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which a Viapool Entity is affiliated or with which the Viapool Entity has a business relationship, or any firm or corporation which competes with the Viapool Entity except that directors, officers, employees or stockholders of a Viapool Entity may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with a Viapool Entity; or (iii) financial interest in any material contract with a Viapool Entity.

2.14	Regulatory Matters

2.14.1	Each Viapool Entity complies in all material respects with all applicable laws and any licence, permission, registration, filing, permit, certificate, approval, consent or other authorisation (public or private).

2.14.2	No Viapool Entity has received a notice from a public administration claiming that it lacks a licence, permission, registration, filing, permit, certificate, approval, consent or other authorization (public or private) required for carrying on its Business in accordance with all applicable laws and regulations.

2.14.3	Each Viapool Entity holds all material licenses, permissions, registrations, filings, permits, certificates, approvals, consents or other authorizations (public or private), required for carrying on its Business effectively in the places and in the manner in which it is carried on at the date of this Agreement in accordance with all applicable laws and regulations.

2.15	Environment

2.15.1	No claims or proceedings have been notified to any Viapool Entity with respect to any breach of environmental laws relating to the Viapool Entity.

2.15.2	No Viapool Entity is aware of the existence of any environmental matters related to their business, at or around any property thereof, which could: (a) give rise under any environmental law of the applicable jurisdiction to any fines, penalties, losses, damages, expenses or other liabilities; (b) require the carrying out of any works; or (c) otherwise directly or indirectly result in any material costs, losses or expenses being incurred; and no such events, actions or circumstances are likely to arise.

2.15.3	Anti-corruption

Neither the Viapool Entities nor any officer, attorney, representative or agent of the Viapool Entities have either in private business dealings or in dealings with the public or government sector directly or indirectly given, made, offered or received or agreed (either themselves or in agreement with others) to give, make offer, or receive any payment, gift or other advantage which a reasonable person would consider to be unethical, illegal or improper, or committed or attempted to commit (either themselves or in agreement with others) any other corrupt act.

2.16	Litigation and judicial proceedings

2.16.1	Except as stated in the Disclosure Schedule, no Viapool Entity is involved in any judicial or arbitration proceedings or proceedings processed by any other authority. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Sellers’ knowledge, currently threatened (i) against any Viapool Entity or any officer, director of the Viapool Entity or arising out of their employment or board relationship with the Viapool Entity; or (ii) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents. Neither a Viapool Entity nor its respective officers, directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Viapool Entity). There is no action, suit, proceeding or investigation by a Viapool Entity pending or which a Viapool Entity intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to a Viapool Entity) involving the prior employment of any of Viapool Entities’ employees, their services provided in connection with the Viapool Entities’ business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.16.2	Exhibit 2.17.2. lists all the legal disputes in which a Viapool Entity is a party.

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 9 and Schedule 9 of the Stock Purchase Agreement, dated as of November 16, 2021 (the “Agreement”), by, between and among SWVL GLOBAL FZE, several existing shareholders of VIAPOOL INC. (the “Company”), and the Company. This Disclosure Schedule and its exhibits, which shall be deemed material parts of the Disclosure Schedule, define or limit the representations and warranties made by the Sellers in Schedule 9 of the Agreement (“Schedule 9”). Its exhibits are numbered to correspond to certain numbered sections of Schedule 9. Despite the intended implication that exhibits are conceptually linked to the similar numbered sections of Schedule 9, any facts and matters referenced and disclosed in any exhibit shall be deemed disclosed and shall be understood to limit the terms of Schedule 9 consistent with their literal texts irrespective of whether the matters disclosed align with similarly numbered section of Schedule 9. All capitalized terms used but not defined herein shall have the meanings defined in the Agreement, unless otherwise provided.

Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Purchase Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule does not constitute a determination that such item: (1) is material or establish a standard of materiality, (2) did not arise in the ordinary course of business, (3) are intended to benefit or be an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request.

EXHIBIT 2.3.2

TO THE DISCLOSURE SCHEDULE

FINANCIAL STATEMENTS FOR 10-MONTH PERIOD ENDING OCTOBER 31, 2021

To be provided as a Condition Precedent

EXHIBIT 2.5.1

TO THE DISCLOSURE SCHEDULE

PHYSICAL AND TANGIBLE ASSETS OF THE COMPANY

Other than financial assets, the physical and tangible assets of the Company are the following:

Motor Vehicles:

•	Geely Emgrand X7 Sport. License plate number AE129RW

•	Geely Emgrand GS-GC. License plate number AE129RT

Computers:

Make	model	type	Serial number
Lenovo	80XV	Notebook	PFOXADDN
Samsung	Galaxy A01	Celular	R58R20E21QT
HP	250 G7	Notebook	CND0330N1Q
Samsung	Galaxy A01	Celular	R8MNC011Y0J
BGH	E902	Notebook
LG	K8	Celular
Motorola	e5 plus	Celular	IMEI: 355559092246293
Lenovo	81BN	Notebook	81BN0070AR
Samsun	J7 Prime	Celular	R28K41RKRLL
LG	W2243S-PFV	Monitor	111NSXTOT234
HP	HP240 G6	Notebook	C0BC53D27E6C
Motorola	E5 Plus	Celular	Imei: 355559092246343
LG	K9	Celular	Imei: 35345209275725
SAMSUNG	A10	Celular	imei:354725111353722
HP		Notebook
LG	K9	Celular
Leven	ax-704	PC Escritorio
LG	K9	Celular	Imei:353452093731996
ViewSonic	VS13239	PC Escritorio	Serie: RWS103601368
LG	K20	Celular	Imei:35677107442398
Samsung	A01	Celular	Imei: 350824453461369
Samsung	j7	celular	Imei 359964081593240
nsx	omicron	notebook	00330-80000-00000-AA784
LG	K20	Celular	IMEI: 356277107530879
NSX	omicron	Notebook	2921
LG	22EA53V-P	Monitor	301NDDMGR370
LG	K10	Celular
Motorola	E6s	Celular	353601111002208
Acer	Aspire R3-131T	Notebook	NXG0ZSA0035310FA676600
Samsung	j7 - prime	Celular	IMEI: 355764089221644
LG	K9	Celular	imei: 353452092713839
LG	22ea53v-p	Monitor
Lenovo	ideapag 330-15ikb	notebook

Furniture:

Description	Quantity
Candy chairs	21
Frida wood Chairs	5
Milo wood chairs	6
Tolix chairs	4
Operations desk	4
Operations desk	2
Operations table	1
Meeting room table	1
Lounge table	1
Rolling drawers	6
Kitchen table	2
Chill out table	1
Reception table	1
Chill out bar / stand up work station	1
Chill out couch	1
Reception couch	4

EXHIBIT 2.6.1

TO THE DISCLOSURE SCHEDULE

MATERIAL AGREEMENTS

The current material agreements of the Company, including regular and material business relationships that are not in writing, are the following:

List of material clients:

Client	Document
• Peugeot Citröen Argentina S. A	PO
• ESPN SUR SRL	Contract
• S.C. Johnson & Son de Argentina S.A.I.C.	Contract
• INC S.A.	Contract
• Fresenius Medical Care Argentina S.A.	Contract
• Bayer S.A.	Contract
• Mondelez Argentina S.A.	PO
• Monsanto Argentina S.R.L.	Contract
• ID SUPPLY CHAIN S.A.	PO
• KIMBERLY-CLARK ARGENTINA SOCIEDAD ANONIMA	PO
• GESTAM ARGENTINA S.A.	PO
• SIEMENS INDUSTRIAL S.A.	Contract
• PAMPA ENERGÍA S.A.	Contract
• Unilever de Argentina S.A.	PO
• POLKA PRODUCCIONES S.A.	PO
• SIEMENS S.A.	Contract
• SAINT GOBAIN ARGENTINA S.A.	Contract
• FAURECIA ARGENTINA S.A.	PO
• Banco Santander Rio SA	PO
• ROYAL CANIN ARGENTINA SA	PO
• ARGENMAR S. A.	PO
• PAREXEL INTERNATIONAL SA	PO
• SAP Argentina S.A.	PO
• Nestle Argentina S.A.	PO
• SIEMENS MOBILITY S.A.	Contract

Other Material Commercial Agreements (available upon request):

•	Written lease for Buenos Aires office

•	Contract / lease for coworking space in Santiago, Chile

•	Settlement Agreement with Private Drivers’ Union “OBRA SOCIAL DE CONDUCTORES DE REMISES Y AUTOS AL INSTANTE Y AFINES (O.S.C.R.A.I.A.)”

•	Services Agreement with Argentine Attorney

•	Services Agreement with Chile Attorney

•	Services Agreement with Argentina Accountant

•	Services Agreement with Chile Accountant

•	Services Agreement with USA Accountant

•	Services Agreements with Drivers of Private Vans & Buses (70)

•	Services Agreements with Drivers of Private Cars (100)

•	Services Agreements with Companies that Employ Drivers (20)

EXHIBIT 2.9.1

TO THE DISCLOSURE SCHEDULE

EMPLOYEES AND NON-DRIVER SERVICE PROVIDERS OF VIAPOOL ENTITIES

Each of the following persons (each, an “Employee”) have entered a Contrato de Trabajo (the “Employment Contract”) with one of the OpCos:

1.	TAUBAS, ALEJANDRO

2.	MIRAGAYA, ALEJO MATIAS

3.	SANCHEZ BLANCO, JAVIER

4.	CALVIÑO, NICOLAS

5.	PIZALES, LUCIA

6.	VEGA, ALAN

7.	VAN DER WERTH, ALDANA CAROLINA

8.	SELLA, ALAN

9.	LEYES, JUAN PABLO

10.	MIRANDA, SEBASTIAN

11.	SANDBERG HAEDO, MARIA EUGENIA

12.	TURK, JUAN EMILIO

13.	HARMANN, CLAUDIA MELINA

14.	RUTIGLIANO, PABLO NICOLAS

15.	VANNA, JESICA MELISA

16.	LOPEZ, MARTIN DARIO

17.	GARCIA, FERNANDO MIGUEL

18.	SELVA, PABLO MATIAS

19.	ALOMAR, AGOSTINA BELEN

20.	CAMPELO, LEANDRO EZEQUIEL

21.	CERLES, MARIANO EMANUEL

22.	MARTINEZ, PAULINA LUZ

23.	BERNARDINI, VERONICA BEATRIZ

24.	MATTA, TADEO EZEQUIEL

25.	MAZZOTTA, FLAVIA GISELA

26.	ALBORNOZ ,DANIELA LUCILA

27.	MIRANDA, CAROLINA AILIN

28.	PAGNIEZ VERONICA MARIA

29.	LUNA LUCAS EZEQUIEL

30.	MENDONCA MARIA DE LA PAZ

31.	CARMONA RIVEROS DAVID HERNAN

32.	DURAN MENESES NICOLAS GUILLERMO

33.	GARCIA BRICEÑO AMANDA GABRIELA

34.	GONZALEZ RIQUELME JOHN

35.	LUENGO QUEZADA MANUEL ALEJANDRO

36.	HERNANDEZ VILLA EDUARDO ANDRES

Each of the following persons (each, a “Service Provider”) have entered a services agreement as an independent contractor with one of the OpCos:

1.	Agustín Gutierrez Scussel

2.	Roberto Traverso

3.	Miguel Martínez

4.	Kelvin Pérez

5.	Juan Pascale

6.	Horacio Gómez

EXHIBIT 2.11.12

TO DISCLOSURE SCHEDULE

INTELLECTUAL PROPERTY

Lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company.

The Company has registered the following trademarks and trademark applications:

Trademark	Resolution	Class No.	Date of Application	Country	File Number	Status	Owner
Viapool	2542503	9	12172010	Argentina	3054563	Registered on 11.30.2012	Viapool SRL
Viapool	2518220	42	12.17.2010	Argentina	3054565	Registered on 11.30.2012	Viapool SRL
Viapool		39	8.05.2021	Chile	20210805125733751	PENDING	Viapool SPA

The Company has embedded the following open-source technologies into some or all of its products: Java; Spring-boot; Spring Security; Hibernate; Maven; Angular 6; Typescript; Css; MySQL; Android; Gradle; Nodejs; React native; Redux; Serverless; Lambda; and Php.

EXHIBIT 2.12.3

TO DISCLOSURE SCHEDULE

INSURANCE

In addition to the compulsory labor law insurance, namely the Seguro de Riesgos del Trabajo, Viapool SRL maintains insurance policies for:

•	Directors’ Car Insurance;

•	Life insurance of the managing partners: Alejandro Taubas and Alejo Miragaya (ZURICH);

•	Rental surety insurance; and

•	Surety bond for directorial liability.

EXHIBIT 2.17.2

TO THE DISCLOSURE SCHEDULE

LEGAL DISPUTES

Viapool SRL is currently a party to the following legal disputes:

Legal case: “GONGORA c/ LOTO CONZI s/ DESPIDO”

Court: San Isidro Labor Court Nº 1

File Number: 36238/2019

Start Date: 22/10/2019

Claim: Severance pay. Labor relationship not regular.

Total amount of the claim: AR$1,500,000 (Argentinean Pesos)

Description:

Góngora claims that he was a driver for a remis (similar to a taxi) agency (Fénix) that worked with Viapool SRL. Upon termination of the employment relationship between him and Fénix, the plaintiff claims compensation for unrecorded overtime from the agency and claims Viapool SRL is jointly and severally liable. The claimant does not have any support to demonstrate any link with Viapool SRL and himself, but the Argentine labor justice tends to be pro-employee.

Legal case: “MORALES DE LA JARA c/ VIAPOOL s/ DESPIDO”

Court: First Instance National Labor Court Nº 32

File Number: 39441/19

Start Date: 30/10/2019

Claim: Redundancy payment. Claim on seniority not recognized in the settlement.

Total amount of the claim: AR$1,800,000

Description:

Morales de la Jara is a former Viapool SRL employee that was incorporated in 2015 as part of the merger with Safertaxi. He belonged to the Safertaxi staff between 2012 and 2015, and he quit at the time of making the payroll transfer.

In 2018 he claimed us to recognize his seniority since 2012, we denied it and he quit with a judicial claim in between. Viapool SRL’s chances of prevailing in this dispute are low. Notwithstanding the foregoing, Viapool SRL will strive to settle this matter at the lowest possible cost.

SCHEDULE 22

NOTICES

Notices to each of Parties shall be sent to the addresses and emails indicated below that parties name below:

Mr. ALEJANDRO TAUBAS

Physical	Address: Juan Pedro Echeverría 1200, Talar del Lago 1 L215, General Pacheco

Email:	alejandro.taubas@gmail.com

Mr. ALEJO MATIAS MIRAGAYA

Physical	Address: Las Palmas 3, Barrio La Alameda, Nordelta. CP 1670

Email:	miralejo@gmail.com

CLIN FONDO DE INVERSIÓN PRIVADO

Mr.JAMIE RIGGS and Mr. MANUEL RODRIGUEZ

Physical	Address: Av. Parque Antonio Rabat 6165, Vitacura, Santiago, Chile.

Email	Jamie.riggs@fch.cl

Manuel.Rodriguez@fch.cl

Sellers other than A. Taubas, A. Miragaya , Jamie Riggs and Manuel Rodríguez.:

Shall be deemed notified upon notification of Mr. Taubas , Mr. Miragaya, Mr, Riggs and Mr. Rodríguez.

VIAPOOL INC.

Shall be deemed notified upon notification of both Mr. Taubas and Mr. Miragaya

SWVL GLOBAL FZE

Physical	2nd floor, building 4, One Central, DWTC, Dubai, UAE

Email:	Youssef.salem@swvl.com

SWVL INC.

Physical	2nd floor, building 4, One Central, DWTC, Dubai, UAE

Email:	Youssef.salem@swvl.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2022 (Report No. 2)

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

CONTENTS

Results of the Annual General Meeting of Shareholders

On December 13, 2022, Swvl Holdings Corp’s (the “Swvl”) convened its Annual General Meeting of Shareholders (the “Meeting”). At the Meeting, a quorum was present, and the shareholders of Swvl approved all agenda items that were described in Swvl’s notice of meeting and proxy statement for the Meeting, which were included in Exhibit 99.1 to Swvl’s Report of Foreign Private Issuer on Form 6-K that Swvl furnished to the Securities and Exchange Commission (the “SEC”) on November 14, 2022.

This Report on Form 6-K is incorporated by reference into Swvl’s Registration Statement on Form S-8 (Registration No. 333-265464), filed with the SEC, to be a part thereof from the date on which this Report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: December 14, 2022	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2022 (Report No. 3)

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

CONTENTS

On December 30, 2022, Swvl Holdings Corp’s (“Swvl”)  issued a press release titled: “Swvl Announces Commencement of Strategic Review Process.” A copy of this press release is furnished herewith as Exhibit 99.1.

This Report of Foreign Private Issuer on Form 6-K (“Report”) is incorporated by reference into Swvl’s Registration Statement on Form S-8 (Registration No. 333-265464) filed with the Securities and Exchange Commission, to be a part thereof from the date on which this Report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release titled: “Swvl Announces Commencement of Strategic Review Process.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: December 30, 2022	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

Exhibit 99.1

Swvl Announces Commencement of Strategic Review Process

Dubai, United Arab Emirates – December 30, 2022 – Swvl Holdings Corp (“Swvl” or the “Company”) (Nasdaq: SWVL), a global provider of transformative tech-enabled mass transit solutions, today announced the formation of a special committee (the "Strategic Committee") comprised of independent directors of the Company’s Board of Directors (the "Board") to explore and evaluate potential strategic alternatives that may be available to the Company. As part of the process, the Strategic Committee will consider a full range of strategic alternatives including corporate sale, merger or other business combination, a sale of all or a portion of the company’s assets, strategic investment, new debt or equity financings or other significant transaction (collectively, "Potential Strategic Transactions").

The Strategic Committee will manage all expressions of interest relating to any proposed Potential Strategic Transactions that may be forthcoming, and will work with professional advisors to assess the fairness of Potential Strategic Transactions to shareholders and other stakeholders and make recommendations to the Company's Board in respect of all such matters.

The Company has not set a timetable for completion of the process and does not intend to comment further with respect to the strategic review process unless and until it determines that additional disclosure is appropriate in the circumstances and in accordance with applicable securities laws.

While the Company intends to evaluate all options fairly to maximize value for shareholders and other stakeholders, there can be no assurance that the strategic review process will result in any transaction, or if a transaction is undertaken, as to its terms or timing.

The Company is taking these measures amid the continuing uncertainty in the global economic environment and volatility in capital markets, which potentially impact Swvl’s ability to generate sufficient cash from operating activities and external financings to fund working capital and service its commitments. If the Company is unable to execute on any of these Potential Strategic Transactions or generate cash flows necessary to expand its operations and invest in continued innovation, it may not be able to compete successfully, and may need to scale back or discontinue parts or all of its operations in order to further reduce costs or seek bankruptcy protection.

In parallel to this process, the Company will continue with previously announced and ongoing cost reduction measures including discontinuation of certain operations. The discontinuation can take the form of liquidation or insolvency of local entities.

About Swvl

Swvl is a global provider of transformative tech-enabled mass transit solutions, offering intercity, intracity, B2B and B2G transportation. The Company’s platform provides complimentary semi-private alternatives to public transportation for individuals who cannot access or afford private options. Every day, Swvl’s parallel mass transit systems are empowering individuals to go where they want, when they want – making mobility safer, more efficient, accessible, and environmentally friendly. Customers can book their rides on an easy-to-use proprietary app with varied payment options and access to high-quality private buses and vans.

For additional information about Swvl, please visit www.swvl.com.

Forward Looking Statements

This press release contains “forward-looking statements” relating to future events. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events and other statements that are not historical facts.

These statements are based on the current expectations of Swvl’s management and are not predictions of actual performance. For example, Swvl is using forward-looking statement in this press release when it discusses Potential Strategic Transactions, certain measures it is taking with respect to its portfolio optimization program and the potential the continuing uncertainty in the global economic environment and volatility in capital markets may impact its ability to generate sufficient cash from operating activities and external financings to fund working capital and service its commitments, and that it may need to scale back or discontinue parts or all of its operations in order to further reduce costs or seek bankruptcy protection. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Swvl. These statements are subject to a number of risks and uncertainties regarding Swvl’s business, and actual results may differ materially. In addition, forward-looking statements provide Swvl’s expectations, plans or forecasts of future events and views as of the date of this communication. Swvl anticipates that subsequent events and developments could cause Swvl’s assessments and projections to change. However, while Swvl may elect to update these forward-looking statements in the future, Swvl specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Swvl’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon any forward-looking statements. Except as otherwise required by law, Swvl undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. More detailed information about the risks and uncertainties affecting the Company is contained under the heading "Risk Factors" in the Company's annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the "SEC"), which is available on the SEC's website, www.sec.gov, and in subsequent SEC filings.

Contact

Youssef Salem

Swvl CFO

Investor.relations@swvl.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2023

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

CONTENTS

On January 4, 2023, Mrs. Lone Fønss Schrøder, notified Swvl Holdings Corp (“Swvl”) of her resignation from her position as a member of the board of directors (the “Board”) and as an independent member of the audit committee of Swvl. Mrs. Fønss Schrøder’s resignation was not related to any disagreement with Swvl on any matter relating to Swvl’s operations, policies or practices.

This Report of Foreign Private Issuer on Form 6-K (“Report”) is incorporated by reference into Swvl’s Registration Statement on Form S-8 (Registration No. 333-265464) filed with the Securities and Exchange Commission, to be a part thereof from the date on which this Report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: January 10, 2023	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2023 (Report No. 2)

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

CONTENTS

Volt Lines Disposition

Effective January 6, 2023, Swvl Holdings Corp’s (“Swvl”), as well as its subsidiary Swvl Global FZE, entered into a definitive agreement with certain former shareholders (the “Former Volt Lines Shareholders”) of Volt Lines B.V. (“Volt Lines”), a private company with limited liability duly incorporated under the laws of the Netherlands and a Turkey-based B2B and Transport as a Service mobility business, to unwind its previous acquisition of Volt Lines. The Former Volt Lines Shareholders are not obligated to retransfer or cancel the tranche of their Swvl shares already received from the prior acquisition agreement.

Nasdaq Non-Compliance Notice

On January 16, 2023, Swvl issued a press release titled: “Swvl Receives Nasdaq Non-Compliance Notice.” A copy of this press release is furnished herewith as Exhibit 99.1.

This Report of Foreign Private Issuer on Form 6-K (“Report”) is incorporated by reference into Swvl’s Registration Statement on Form S-8 (Registration No. 333-265464) filed with the Securities and Exchange Commission, to be a part thereof from the date on which this Report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release titled: “Swvl Receives Nasdaq Non-Compliance Notice.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: January 17, 2023	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

Exhibit 99.1

Swvl Receives Nasdaq Non-Compliance Notice

Dubai, United Arab Emirates – January 16, 2023 – Swvl Holdings Corp (“Swvl” or the “Company”) (Nasdaq: SWVL), a global provider of transformative tech-enabled mass transit solutions, today announced that on January 11, 2023, it received written notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) advising the Company that it was not in compliance with Listing Rule 5450(b)(2)(A) requiring companies listed on the Nasdaq Global Market to maintain a minimum market value of listed securities of $50,000,000 (the “MVLS Requirement”). Listing Rule 5450(b)(2)(A) requiring companies listed on the Nasdaq Global Market to maintain a minimum market value of listed securities of $50,000,000. The Notice has no effect at this time on the listing of the Company's ordinary shares, which continues to trade on The Nasdaq Global Market under the symbol “SWVL.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days, or until July 10, 2023 (the “Compliance Date”), to regain compliance with the MVLS Requirement. To regain compliance, the Company's minimum market value of listed securities must close at $50,000,000 or more for a minimum of 10 consecutive business days prior to the Compliance Date. In the event the Company does not regain compliance with the MVLS Requirement prior to the Compliance Date, Nasdaq will notify the Company that its securities are subject to delisting, at which point the Company may appeal the delisting determination to a Nasdaq hearings panel.

The Company intends to actively monitor its minimum market value of listed securities and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement. The Company may also choose to transfer the listing of its ordinary shares to The Nasdaq Capital Market. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A), or maintain compliance with any other listing requirements, or satisfy the requirements necessary to transfer the listing of its ordinary shares to The Nasdaq Capital Market.

About Swvl

Swvl is a global provider of transformative tech-enabled mass transit solutions, offering intercity, intracity, B2B and B2G transportation. The Company’s platform provides complimentary semi-private alternatives to public transportation for individuals who cannot access or afford private options. Every day, Swvl’s parallel mass transit systems are empowering individuals to go where they want, when they want – making mobility safer, more efficient, accessible, and environmentally friendly. Customers can book their rides on an easy-to-use proprietary app with varied payment options and access to high-quality private buses and vans.

For additional information about Swvl, please visit www.swvl.com.

Forward Looking Statements

This press release contains “forward-looking statements” relating to future events. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events and other statements that are not historical facts.

These statements are based on the current expectations of Swvl’s management and are not predictions of actual performance. For example, Swvl is using forward-looking statement in this press release when it discusses its ability to regain compliance with the MVLS Requirement, its intentions to actively monitor its minimum market value of listed securities, its plans to consider implementing available options to regain compliance with the MVLS Requirement, and its intent to consider transferring the listing of its ordinary shares to The Nasdaq Capital Market. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Swvl. These statements are subject to a number of risks and uncertainties regarding Swvl’s business, and actual results may differ materially. In addition, forward-looking statements provide Swvl’s expectations, plans or forecasts of future events and views as of the date of this communication. Swvl anticipates that subsequent events and developments could cause Swvl’s assessments and projections to change. However, while Swvl may elect to update these forward-looking statements in the future, Swvl specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Swvl’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon any forward-looking statements. Except as otherwise required by law, Swvl undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. More detailed information about the risks and uncertainties affecting the Company is contained under the heading "Risk Factors" in the Company's annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the "SEC"), which is available on the SEC's website, www.sec.gov, and in subsequent SEC filings.

Contact

Youssef Salem

Swvl CFO

Investor.relations@swvl.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2023 (Report No. 3)

Commission File Number: 001-41339

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

CONTENTS

Reverse Share Split

On January 4, 2023, the board of directors of Swvl Holdings Corp (“Swvl” or the “Company”) approved a reverse stock split of Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), at the ratio of one-for-25 such that every 25 issued Ordinary Shares would be combined into one ordinary share, with a par value of $0.0025 each (the “Reverse Share Split”). The Company’s board of directors also approved an amendment and restatement to the Company's Memorandum and Articles of Association (the “Amended and Restated M&A”), which are furnished herewith as Exhibit 99.1. No shareholder approval is required for the Reverse Share Split pursuant to the BVI Business Companies Act (as revised).

The Reverse Share Split is expected to be effective on January 25, 2023, following which the trading of the Company’s Ordinary Shares will begin trading on the Nasdaq Global Market on a split-adjusted basis start of trade on January 26, 2023. All options and warrants of the Company outstanding immediately prior to the Reverse Share Split will be appropriately adjusted by dividing the number of shares of the Ordinary Shares into which the options and warrants are exercisable or convertible by 25 and multiplying the exercise or conversion price thereof by 25, as a result of the Reverse Share Split.

Press Release

On January 25, 2023, the Company issued a press release titled: “Swvl Announces Reverse Share Split.” A copy of this press release is furnished herewith as Exhibit 99.2.

This Report of Foreign Private Issuer on Form 6-K (“Report”) is incorporated by reference into Swvl’s Registration Statement on Form S-8 (Registration No. 333-265464) filed with the Securities and Exchange Commission, to be a part thereof from the date on which this Report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

 EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Amended and Restated Memorandum and Articles of Association.
99.2	Press release titled: “Swvl Announces Reverse Share Split.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWVL HOLDINGS CORP

Date: January 25, 2023	By:	/s/ Youssef Salem
	Name:	Youssef Salem
	Title:	Chief Financial Officer

Exhibit 99.1

Company no. 2070410

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Swvl Holdings Corp

Incorporated this 23rd day of July 2021

Amended and Restated on 30th day of March 2022

Amended and Restated on 31st day of March 2022

Amended and Restated on [●] day of January 2023

Maples Corporate Services (BVI) Limited

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Swvl Holdings Corp

1	The name of the Company is Swvl Holdings Corp.

2	The Company is a company limited by shares.

3	The first Registered Office of the Company shall be at the offices of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Directors or Members may from time to time change the Registered Office of the Company by Resolution of Directors or Resolution of Members.

4	The first Registered Agent of the Company will be Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Directors or Members may from time to time change the Registered Agent of the Company by Resolution of Directors or Resolution of Members.

5	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the British Virgin Islands.

6	The liability of each Member is limited to the amount unpaid on such Member's shares.

7	The Company is authorised to issue a maximum of 75,000,000 shares divided into two classes as follows:

7.1	20,000,000 Class A ordinary shares with a par value of US$0.0025 each (the "Class A Common Shares"); and

7.2	55,000,000 preferred shares with a par value of US$0.0001 each (the "Preference Shares"),

each Share having the rights and restrictions set out in the Memorandum and Articles.

8	For the purposes of section 9 of the Statute, any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for in the Memorandum and Articles are deemed to be set out and stated in full in this Memorandum.

9	Each Class A Common Share confers on the holder:

(a)	the right to one vote on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company in accordance with the Statute; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company.

10	The Preference Shares shall have such rights as specified by the board of Directors pursuant to the Resolution of Directors approving the issue of such Preference Share(s), and in any such Resolution of Directors the board of Directors shall agree to amend and restate the Memorandum and Articles to fully set out such rights and instruct the registered agent of the Company to file the amended Memorandum and Articles with the Registrar. For the avoidance of doubt, the Directors shall not require any approval of the Members in respect of the issuance of Preference Shares, any amendments to the terms of Preference Shares and the related amendments to the Memorandum and Articles.

11	Shares may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

12	Capitalised terms that are not defined in this Memorandum bear the respective meanings given to them in the Articles of Association of the Company.

13	Subject to the provisions of the Statute, the Company may from time to time amend this Memorandum or the Articles of Association by a Resolution of Members passed by a supermajority or by a Resolution of Directors.

2

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 23rd day of July 2021.

Incorporator

(Signed: Denery Moses)
Denery Moses
Authorised Signatory
Maples Corporate Services (BVI) Limited

3

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Swvl Holdings Corp

1	Interpretation

1.1	In the Articles, unless there is something in the subject or context inconsistent therewith:

"Articles"	means these articles of association of the Company.
"Auditor"	means the person for the time being performing the duties of auditor of the Company (if any).
"business day"	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.
"Class A Common Share"	has the meaning given to such term in the Memorandum.
"Clearing House"	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a Recognised Exchange or interdealer quotation system in such jurisdiction.
"Company"	means the above named company.
"Directors"	means the then current directors of the Company.
"Distribution"	means any distribution (including an interim or final dividend).
"Electronic Record"	has the same meaning as in the Electronic Transactions Act.
"Electronic Transactions Act"	means the Electronic Transactions Act, 2001 of the British Virgin Islands.
"Exchange Act"	has the meaning given to that term in Article 17.8(c).

"Material Ownership Interests"	has the meaning given to that term in Article 17.8(d).
"Member"	has the same meaning as in the Statute.
"Memorandum"	means the memorandum of association of the Company.
"Other Investments"	has the meaning given to that term in Article 45.
"Preference Share"	has the meaning given to such term in the Memorandum.
"Proposing Person"	shall mean the following persons: (i) the Member or Requisitioning Members of record providing the notice of Director Nomination(s) or other business proposed to be brought before a general meeting, and (ii) the beneficial owner(s), if different, on whose behalf the Director Nomination(s) or other business proposed to be brought before a general meeting is made.
"Recognised Exchange"	means an exchange that is a member of the World Federation of Exchanges or an exchange that is recognised by the BVI Financial Services Commission by notice published in the Government of the Virgin Islands Official Gazette including, but not limited to, the New York Stock Exchange and NASDAQ.
"Register of Members"	means the register of Members maintained in accordance with the Statute.
"Registered Agent"	means the then current registered agent of the Company.
"Registered Office"	means the then current registered office of the Company.
"Resolution of Directors"

means:

(a) a resolution passed by a majority of votes of the Directors or a majority of votes of the members of a committee of the Directors as, being entitled to do so, vote at a meeting of the Directors or a meeting of a committee of the Directors, unless a higher threshold is required pursuant to the Memorandum or the Articles; or

(b) a resolution in writing signed by all of the Directors or all of the members of a committee of the Directors.

"Resolution of Members"

means a resolution passed by a majority of votes of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Members unless a higher threshold is required pursuant to the Memorandum or the Articles (it being understood that, unless otherwise provided in the Memorandum or the Articles, absent Members, Members who are present but do not vote, blanks and abstentions shall not be counted for purposes of determining if a majority has been obtained).

For the avoidance of doubt, a Resolution of Members may not be consented to in writing and section 88 of the Statute shall not apply to the Company.

"Seal"	means the common seal of the Company and includes every duplicate seal.
"SEC"	has the meaning given to that term in Article 3.1.
"Share"	means a Common Share or a Preference Share in the Company and includes a fraction of such share in the Company.
"Solicitation Statement"	has the meaning given to that term in Article 17.8(e).
"Statute"	means the BVI Business Companies Act, 2004 of the British Virgin Islands.
"Specified Party"	has the meaning given to that term in Article 45.
"Synthetic Equity Interest"	shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called "stock borrowing" agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of the Company, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of the Company.
"Timely Notice"	has the meaning given to that term in Article 17.8.
"Treasury Share"	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender and words importing the feminine gender include the masculine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	"written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	"shall" shall be construed as imperative and "may" shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	references to provisions of any law shall be construed to include any rules and regulations promulgated thereunder;

(h)	any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(i)	the term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. The term "or" shall not be interpreted to be exclusive and the term "and" shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(j)	headings are inserted for reference only and shall be ignored in construing the Articles;

(k)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(l)	any requirements as to execution or signature under the Articles including the execution of the Memorandum and Articles themselves can be satisfied in the form of an electronic signature as provided for in the Electronic Transactions Act;

(m)	section 8(2) of the Electronic Transactions Act shall not apply;

(n)	the term "clear days" in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(o)	the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share; and

(p)	the term "supermajority" in relation to a Resolution of Members means, notwithstanding anything to the contrary in the definition of "Resolution of Members", a majority of not less than seventy five (75) per cent. of the votes of all those entitled to vote on the resolution regardless of how many actually vote or abstain, meaning that absent Members, Members who are present but do not vote, blanks and abstentions shall be counted for the purpose of determining if a supermajority has been obtained.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of any monies of the Company, all expenses incurred or sustained in the formation and establishment of the Company, including the expenses of incorporation.

3	Issue of Shares

3.1	Subject to the Statute and the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of any applicable Recognised Exchange, the United States Securities and Exchange Commission (the "SEC") and/or any other competent regulatory authority and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Distribution, voting, return of investment or otherwise and to such persons, at such times, for such consideration, and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

3.2	The Company may issue rights, options, warrants or convertible securities or instruments of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4	Section 46 of the Statute does not apply to the Company.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	Where Shares are listed on a Recognised Exchange, the Directors may determine that the Company shall maintain or cause to be maintained its Register of Members in such manner and form as is customary for such Recognised Exchange.

5	Closing Register of Members and Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at, any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Distribution, or in order to make a determination of Members for any other purpose.

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Distribution, the date on which notice of the meeting is sent or the date on which the Resolution of Directors resolving to pay such Distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof (unless otherwise provided by a Resolution of Directors).

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve by Resolution of Directors that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other persons authorised by the Directors or shall be given under Seal. The Directors may authorise certificates to be issued with the authorised signature(s) or Seal affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred or sustained by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1	Subject to the terms of the Articles, any Member may transfer all or any of his, her or its Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the applicable Recognised Exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of rights, options or warrants.

7.2	The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if registration as a holder of the Shares imposes a liability to the Company on the transferee, signed by or on behalf of the transferee) and contain the name and address of the transferee. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

7.3	Where Shares are listed on a Recognised Exchange, in accordance with section 54A of the Statute, the Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on the Recognised Exchange and Articles 7.1 and 7.2 shall be interpreted accordingly.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions of the Statute (save that sections 60, 61 and 62 of the Statute shall not apply to the Company), the terms attached to Shares, as specified in the Memorandum and the Articles, may provide for such Shares to be redeemed or to be liable to be redeemed at the option of the Member or the Company on such terms as so specified.

8.2	Subject to the provisions of the Statute (save that sections 60, 61 and 62 of the Statute shall not apply to the Company), the Company may purchase or otherwise acquire its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3	The Company may make a payment in respect of the redemption, purchase or other acquisition of its own Shares in any manner permitted by the Statute.

8.4	The Company may accept the surrender for no consideration of any fully paid Share including, for the avoidance of doubt, a Treasury Share. Any such surrender shall be in writing and signed by the Member holding the Share or Shares.

9	Treasury Shares

Subject to the Statute, the Directors may, prior to the purchase, redemption or surrender of any Share, resolve by Resolution of Directors that such Share shall be held as a Treasury Share.

10	Commission on Sale of Shares

The Company may pay a commission to any person in consideration of his, her or its subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or, subject to the Statute, the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

11	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

12	Lien on Shares

12.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his, her or its estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

12.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently due and payable, and is not paid within fourteen (14) clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

12.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his, her or its nominee shall be registered as the holder of the Shares comprised in any such transfer, and he, she or it shall not be bound to see to the application of the purchase money, nor shall his, her or its title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under the Articles.

12.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

13	Call on Shares

13.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares, and each Member shall (subject to receiving at least fourteen (14) clear days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him or her notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

13.2	A call shall be deemed to have been made at the time when the Resolution of Directors authorising such call was passed.

13.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

13.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred or sustained by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

13.5	An amount payable in respect of a Share on issue or allotment or at any fixed date shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

13.6	The Company may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

13.7	The Company may, by Resolution of Directors, if the Directors think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him or her, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

13.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend or other Distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

14	Forfeiture of Shares

14.1	If a call or instalment of a call remains unpaid after it has become due and payable the Company may give to the person from whom it is due not less than fourteen (14) clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred or sustained by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

14.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a Resolution of Directors. Such forfeiture shall include all Distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

14.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

14.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited.

14.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his, her or its title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

14.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time as if it had been payable by virtue of a call duly made and notified.

15	Transmission of Shares

15.1	If a Member dies the survivor or survivors (where he, she or it was a joint holder) or his, her or its legal personal representatives (where he, she or it was a sole holder), shall be the only persons recognised by the Company as having any title to his, her or its Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he, she or it was a joint or sole holder.

15.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him or her to the Company, either to become the holder of such Share or to have some person nominated by him or her registered as the holder of such Share. If he, she or it elects to have another person registered as the holder of such Share he, she or it shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his, her or its death or bankruptcy or liquidation or dissolution, as the case may be.

15.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Distributions and other advantages to which he, she or it would be entitled if he, she or it were the holder of such Share. However, he, she or it shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him or her be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his, her or its death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety (90) days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Distributions or other monies payable in respect of the Share until the requirements of the notice have been complied with.

16	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by Resolution of Directors change the location of its Registered Office and its Registered Agent, provided that the Company's Registered Office shall at all times be the office of the Registered Agent. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

17	General Meetings

17.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

17.2	The Company may, but shall not be obliged to, in each year hold a general meeting as its annual general meeting, and, where called, shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint.

17.3	The Directors, by Resolution of Directors, or the chairman, if any, of the board of Directors, acting alone, may, and the Directors shall upon receipt of a valid Members’ Requisition, call general meetings. Only those matters set forth in the notice of the general meeting or, solely with respect to an annual general meeting or an extraordinary general meeting convened upon a Members’ Requisition, properly requested in accordance with Article 17.8, may be considered or acted upon at a general meeting. In addition to the other requirements set forth in the Articles, for any proposal of business to be considered at a general meeting, it must be a proper subject for action by Members of the Company under the Statute.

17.4	A Members' requisition is a requisition of Members holding at the date of deposit of the requisition not less than thirty (30) per cent. of the voting power of the issued Shares which as at that date carry the right to vote in respect of the matter for which the meeting is requested.

17.5	The Members' requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

17.6	If there are no Directors as at the date of the deposit of the Members' requisition or if the Directors do not within twenty-one (21) days from the date of the deposit of the Members' requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three (3) months after the expiration of the said twenty-one (21) day period.

17.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

17.8	For nominations of candidates for appointment as Director ("Director Nominations") or other business to be properly brought (x) by a Member before an annual general meeting or (y) by Requisitioning Members before an extraordinary general meeting convened upon a Members’ Requisition, the Director Nomination or other business must be (i) specified in the notice of the general meeting (or any supplement thereto) given by or at the direction of the Directors by Resolution of Directors, (ii) brought before the general meeting by the person presiding over the meeting or (iii) otherwise properly requested to be brought before the meeting by a Member of the Company or by the Requisitioning Members, as applicable, in accordance with this Article 17.8. For Director Nomination or other business to be properly requested to be brought (x) by a Member before an annual general meeting or (y) by Requisitioning Members before an extraordinary general meeting convened upon a Members’ Requisition, the Member or Requisitioning Members must (i) be Member(s) of the Company of record at the time of the giving of the notice for such general meeting, (ii) be entitled to vote at such general meeting, (iii) have given Timely Notice (as defined below) thereof in writing to any Director addressed to the Registered Office, (iv) have provided any updates or supplements to such notice at the times and in the forms required by the Articles and (v) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by the Articles. To be timely, a Member’s written notice in respect of an annual general meeting must be received by any Director at the Registered Office not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the one (1) year anniversary of the preceding year’s annual general meeting; provided, however, that in the event the annual general meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual general meeting was held in the preceding year, notice by the Member to be timely must be received by any Director at the Registered Office not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual general meeting and not later than the close of business on tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as "Timely Notice"). Notwithstanding anything to the contrary provided herein, (x) for the first annual general meeting, a Member’s notice shall be timely (and be considered a Timely Notice) if received by any Director at the Registered Office not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such annual general meeting is first made or sent by the Company and (y) for any extraordinary general meeting convened upon a Members’ Requisition, the Requisitioning Members’ notice shall be timely (and be considered a Timely Notice) if received by any Director at the Registered Office on the date of delivery of the Members’ Requisition. Any such Timely Notice must set forth, as to each matter the Member or Requisitioning Members propose to bring before the general meeting:

(a)	as to each person whom the Member or the Requisitioning Members propose to nominate for appointment as a Director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of Shares or any other securities of the Company that are held of record or are beneficially owned by the nominee and of its affiliates and any derivative positions held or beneficially held by the nominee and of its affiliates, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee or any of its affiliates with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of any securities), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee or any of its affiliates, (v) a description of all agreements, arrangements or understandings between or among the Member or the Requisitioning Members, as applicable, or any of its or their affiliates and each nominee or any of its affiliates and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Member or the Requisitioning Members or concerning the nominee’s potential service as a Director, (vi) a written statement executed by the nominee acknowledging that as Director, the nominee will owe fiduciary duties under the Statute with respect to the Company and its Members, and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an appointment contest, or is otherwise required, in each case pursuant to the Statute or other applicable law, rule or regulation (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if appointed);

(b)	as to any other business that the Member or the Requisitioning Members propose to bring before the general meeting, a description in reasonable detail of the business desired to be brought before the general meeting, the reasons for conducting such business at the general meeting, the text, if any, of any resolutions or Articles amendment proposed for adoption, and any material interest in such business of each Proposing Person;

(c)	(i) the name and address of the Member or Requisitioning Members giving the notice, as they appear on the Company’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, such Proposing Peron’s written consent to the public disclosure of information provided to the Company pursuant to this Article 17.8 and the following information: (a) the class or series and number of all Shares of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates, including any Shares of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such Shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such Shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Statute or the Exchange Act of 1934, as amended, of the United States of America (the "Exchange Act"), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any Shares of the Company, (d) any rights to dividends or other distributions on the Shares of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of Shares of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as "Material Ownership Interests") and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any Shares of the Company, (f) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act by such Proposing Person and/or any of its respective affiliates or associates, and (g) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to the Statute, the Exchange Act or any other applicable laws, rules or regulations;

(d)	(i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the general meeting (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other Members (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of Shares owned beneficially or of record by such other Member(s) or other beneficial owner(s); and

(e)	a statement whether or not the Member or Requisitioning Members giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the Shares of the Company required under applicable law to approve the proposal or, in the case of a Director Nomination, at least the percentage of voting power of all of the Shares of the Company reasonably believed by such Proposing Person to be sufficient to appoint the nominee or nominees proposed to be nominated by such Member or Requisitioning Members (such statement, the "Solicitation Statement").

A Member or the Requisitioning Members must also submit a supporting statement indicating the reasons for bringing such proposal.

17.9	A Member or Requisitioning Members providing Timely Notice of Director Nomination or other business proposed to be brought before a general meeting shall further update and supplement such notice, if necessary, so that the information (including the Material Ownership Interests information) provided or required to be provided in such notice pursuant to the Articles shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such general meeting, and such update and supplement must be received by any Director at the Registered Office not later than the close of business on the fifth (5th) business day after the record date for the general meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the general meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). If a Member or the Requisitioning Members do not comply with this Article 17 in providing notice of Director Nomination or other business proposed to be brought before a general meeting, such notice shall not be deemed to be Timely Notice.

17.10	Only such persons who are nominated for appointment as a Director in accordance with the provisions of the Articles shall be eligible for appointment and to serve as Directors once appointed in accordance with the Articles and only such other business shall be conducted at an general meeting as shall have been brought before the meeting in accordance with the provisions of the Articles. The Directors or a designated committee thereof, through a Resolution of Directors, shall have the power to determine whether a Director Nomination or any other business proposed to be brought before the meeting was made in accordance with the provisions of the Articles. If neither the Directors nor such designated committee makes a determination as to whether any Director Nomination or other proposal was made in accordance with the provisions of the Articles, the presiding person of the general meeting shall have the power and duty to determine whether the Director Nomination or other proposal was made in accordance with the provisions of the Articles. If the Directors or a designated committee thereof or the presiding person, as applicable, determines that any Director Nomination or other proposal was not made in accordance with the provisions of the Articles, such proposal or nomination shall be disregarded and shall not be presented for action at the general meeting.

17.11	Except as otherwise required by applicable law, nothing in this Article 17 shall obligate the Company or the Directors to include in any proxy statement or other Member communication distributed on behalf of the Company or the Directors information with respect to any nominee for appointment of a Director or any other business submitted or proposed by a Member.

17.12	Notwithstanding the foregoing provisions of this Article 18, if the nominating or proposing Member or the Requisitioning Members (or a qualified representative of the Member or the Requisitioning Members) do not appear at the general meeting to present a Director Nomination or any other business, such Director Nomination or other business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article 17, to be considered a qualified representative of the proposing Member or Requisitioning Members, a person must be authorised by a written instrument executed by such Member or Requisitioning Members or an electronic transmission delivered by such Member or Requisitioning Members to act for such Member or Requisitioning Members as proxy at the meeting of Members and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding person at the general meeting.

17.13	For purposes of the Articles, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable international or national news service or in a document publicly filed by the Company with the SEC pursuant to section 13, 14 or 15(d) of the Exchange Act or the rules of the Recognised Exchange.

17.14	Notwithstanding the foregoing provisions of the Articles, a Member and the Requisitioning Members shall also comply with all applicable requirements of the Statute and all applicable laws, rules and regulations with respect to the matters set forth in the Articles.

18	Notice of General Meetings

18.1	At least seven (7) clear days' notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five (95) per cent. in par value (if all the issued Shares have a par value), or otherwise by number of the Shares giving that right.

18.2	Notwithstanding any other provision of the Articles, the accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice, or the accidental failure to refer in any notice or other document to a meeting as an "annual general meeting" or "extraordinary general meeting", as the case may be, shall not invalidate the proceedings of that general meeting.

19	Proceedings at General Meetings

19.1	No business shall be transacted at any general meeting unless a quorum is present. A majority in voting power of the Shares entitled to vote at such meeting, present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy, shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

19.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

19.3	Any action taken by the Members must be taken or effected at a general meeting and may not be taken or effected by a written resolution or written consent of Members or otherwise in lieu thereof.

19.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members' Requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

19.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he, she or it shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall appoint one of their number to be chairman of the meeting.

19.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

19.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

19.8	When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

19.9	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the Directors, by Resolution of Directors, or the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten (10) per cent. in par value (if all the issued Shares have a par value), or otherwise by number of the Shares giving a right to attend and vote at the meeting demand a poll.

19.10	Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

19.11	The demand for a poll may be withdrawn.

19.12	Except on a poll demanded on the appointment of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

19.13	A poll demanded on the appointment of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

19.14	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote.

20	Votes of Members

20.1	Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he, she or it is the holder.

20.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

20.3	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his, her or its committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

20.4	No person shall be entitled to vote at any general meeting unless he, she or it is registered as a Member on the record date for such meeting nor unless all calls or other monies then due and payable by him or her in respect of Shares have been paid.

20.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

20.6	On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

20.7	On a poll, a Member holding more than one Share need not cast the votes in respect of his, her or its Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he, she or it is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he, she or it is appointed.

21	Proxies

21.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his, her or its attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

21.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

21.3	The chairman may in any event at his, her or its discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

21.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

21.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

22	Corporate Members

22.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he, she or it represents as the corporation could exercise if it were an individual Member.

22.2	If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

23	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company (including Treasury Shares) shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

24	Directors

24.1	There shall be a board of Directors consisting of nine Directors, provided however that the Company may, by a Resolution of Directors, increase or reduce the number of Directors. No increase or reduction in the number of directors constituting the board of Directors shall shorten the term of any incumbent director.

24.2	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting.

24.3	Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed in accordance with Article 26 for a term of office to expire at the third succeeding annual general meeting after their appointment.

24.4	Except as the Statute may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, notwithstanding that such majority may be less than a quorum required for a Resolution of Directors. For the avoidance of doubt, any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause and unfilled vacancies resulting from increases or reductions in the number of Directors, may not be filled by a Resolution of Members.

24.5	All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his, her or its successor shall have been appointed and qualified.

24.6	No Director shall be permitted to appoint an alternate director pursuant to section 130 of the Statute.

25	Powers and Duties of Directors

25.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Resolution of Members, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

25.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

25.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his, her or its widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

25.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

25.5	A Director, in exercising his, her or its powers or performing his, her or its duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company.

25.6	Section 175 of the Statute shall not apply to the Company.

26	Appointment and Removal of Directors

26.1	The Company may by Resolution of Members, and in accordance with Articles 17 and 24, appoint any person properly nominated for election as a Director at any general meeting to appoint Directors of the Company.

26.2	The Company may, by Resolution of Directors, appoint any person to be a Director either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by the Articles as the maximum number of Directors.

26.3	The Company may by Resolution of Directors passed by at least two-thirds of the Directors remove any Director with cause. Members may not act to remove Directors.

26.4	Sections 114(2) and 114(3) of the Statute shall not apply to the Company.

27	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he, she or it resigns the office of Director; or

(b)	the Director dies; or

(c)	a court of competent jurisdiction has determined in a final non-appealable order that such Director is permanently and totally disabled and unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death within twelve (12) months, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months; or

(d)	the Director becomes disqualified to act as a Director under section 111 of the Statute.

28	Proceedings of Directors

28.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

28.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a Resolution of Directors. In the case of an equality of votes, the chairman shall not have a second or casting vote.

28.3	A person may participate in a meeting of the Directors or a meeting of any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

28.4	A Resolution of Directors in writing (in one or more counterparts) signed by all of the Directors or all of the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

28.5	A Director may, or other officer of the Company on the direction of a Director shall, call a meeting of the Directors by at least two (2) days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

28.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

28.7	The Directors may appoint a chairman of their board and determine the period for which he, she or it is to hold office; but if no such chairman is appointed, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

28.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

29	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

30	Directors' Interests

30.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his, her or its office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

30.2	A Director may act by himself or herself or by, through or on behalf of his, her or its firm in a professional capacity for the Company and he, she or it or his, her or its firm shall be entitled to remuneration for professional services as if he, she or it were not a Director.

30.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director or officer of, or from his, her or its interest in, such other company.

30.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he, she or it is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote thereon.

30.5	Any notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be deemed a general notice of such interest for the purposes of the Statute and be sufficient disclosure for the purposes of voting on a Resolution of Directors in respect of a contract or transaction in which he, she or it has an interest, and after such general notice it shall not be necessary to give a general or special notice relating to any particular transaction.

31	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

32	Delegation of Directors' Powers

32.1	Subject to the Statute, the Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also, subject to the Statute, delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him or her and the appointment of a managing director shall be revoked forthwith if he, she or it ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

32.2	Subject to the Statute, the Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

32.3	The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of any Recognised Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under applicable law.

32.4	Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Recognised Exchange (after giving effect to any applicable exemptions and phase-in of the accommodations).

32.5	For so long as any class of Shares is listed on a Recognised Exchange, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Recognised Exchange (after giving effect to any applicable exemptions and phase-in of the accommodations).

32.6	Subject to the Statute, the Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

32.7	Subject to the Statute, the Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

32.8	The Directors may appoint such officers of the Company (including any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his, her or its appointment an officer of the Company may be removed by Resolution of Directors or Resolution of Members. An officer of the Company may vacate his, her or its office at any time if he, she or it gives notice in writing to the Company that he, she or it resigns his, her or its office.

33	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

34	Remuneration of Directors

34.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred or sustained by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

34.2	The Directors may by Resolution of Directors approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his, her or its ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his, her or its remuneration as a Director.

35	Seal

35.1	The Company shall have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.

35.2	The Company may have for use in any place or places outside the British Virgin Islands a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

35.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his, her or its signature alone to any document of the Company required to be authenticated by him or her under seal or to be filed wheresoever.

36	Dividends, Distributions and Reserve

36.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve by Resolution of Directors to pay Distributions on Shares in issue and authorise payment of the Distributions out of the funds of the Company lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the Resolution of Directors pursuant to which the Directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No Distribution shall be authorised if such Distribution would cause the Company or its Directors to be in breach of the Statute.

36.2	The Directors may deduct from any Distribution payable to any Member all sums of money (if any) payable by him or her to the Company on account of calls or otherwise.

36.3	The Directors may resolve by Resolution of Directors that any Distribution or redemption be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

36.4	Except as otherwise provided by the rights attached to any Shares, Distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

36.5	The Directors may, before resolving to pay any Distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

36.6	Any Distribution, redemption payment, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other Distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

36.7	No Distribution or redemption payment shall bear interest against the Company.

36.8	Any Distribution or redemption payment which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date on which such Distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or other Distribution shall remain as a debt due to the Member. Any Distribution or redemption payment which remains unclaimed after a period of six (6) years from the date on which such Distribution or redemption payment becomes payable shall be forfeited and shall revert to the Company.

37	Books of Account

37.1	The Directors shall cause proper books of account (including, where applicable, underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company, in accordance with the Statute.

37.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

37.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

38	Audit

38.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

38.2	If the Shares (or depositary receipts therefor) are listed or quoted on the Recognised Exchange, the Company shall conduct an appropriate review of all related party transactions as required by the rules and regulations of any Recognised Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under applicable law and shall utilise the Audit Committee for the review, approval and ratification, as the case may be, of potential conflicts of interest.

38.3	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

38.4	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his, her or its becoming incapable of acting by reason of illness or other disability at a time when his, her or its services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

38.5	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

39	Notices

39.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, fax or email to him or her or to his, her or its address as shown in the Register of Members (or where the notice is given by email by sending it to the email address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail. Notice may also be served by Electronic Communication in accordance with the rules of any Recognised Exchange or submitted to the SEC through its Electronic Data Gathering, Analysis and Retrieval system or by placing such notice on the Company's website.

39.2	Where a notice is sent by:

(a)	courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third (3rd) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)	post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays in the British Virgin Islands) following the day on which the notice was posted;

(c)	cable, fax or other similar electronic means service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)	email service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient;

(e)	submission to the SEC through its Electronic Data Gathering, Analysis and Retrieval system; service of the notice shall be deemed to have been effected one hour after the notice or document was submitted;

(f)	placing it on the Company’s website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s website.

39.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

39.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his, her or its being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his, her or its death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

40	Winding Up

40.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, each Share will rank pari passu with each other Share in relation to the distribution of surplus assets on a winding up.

40.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and subject to contrary direction by Resolution of Members, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, subject to contrary direction by Resolution of Members, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, subject to contrary direction by Resolution of Members, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

41	Indemnity and Insurance

41.1	Subject to the Statute, every Director and officer of the Company (which for the avoidance of doubt, shall not include Auditors), together with every former Director and former officer of the Company (each an "Indemnified Person") shall be indemnified out of the assets of the Company to the fullest extent permissible under the Statue and the laws of the British Virgin Islands against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

41.2	Subject to the Statute, the Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

41.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

42	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

43	Transfer by Way of Continuation

The Company shall, subject to the provisions of the Statute, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the British Virgin Islands and to be deregistered in the British Virgin Islands.

44	Mergers and Consolidations

The Company shall, subject to the provisions of the Statute, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

45	Corporate Opportunity

The Directors of the Company who are not employees of the Company (each  a "Specified Party") have participated (directly or indirectly) in and may, and shall have no duty not to, continue to (A) participate (directly or indirectly) in venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities conducting business of any kind, nature or description ("Other Investments") and (B) have interests in, participate with and aid, and maintain seats on the boards of directors or similar governing bodies of, Other Investments, in each case that may, are or will be competitive with the business of the Company and its subsidiaries or in the same or similar lines of business as the Company and its subsidiaries, or that could be suitable for the Company or its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, any such Other Investment or any business opportunities for such Other Investments that are from time to time presented to any Specified Party or are business opportunities in which a Specified Party participates or desires to participate, even if the Other Investment or business opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Specified Party shall have no duty to communicate or offer any such Other Investment or business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries or any Member, including for breach of any fiduciary or other duty, by reason of the fact that such Specified Party (i) participates in any such Other Investment or pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another person or (iii) fails to present any such Other Investment or business opportunity, or information regarding any such Other Investment or business opportunity, to the Company or its subsidiaries, unless such business opportunity is expressly offered to such Specified Party in writing solely in his or her capacity as a director of the Company.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 23rd day of July 2021.

Incorporator

(Signed: Denery Moses)
Denery Moses
Authorised Signatory
Maples Corporate Services (BVI) Limited

Exhibit 99.2

Swvl Announces Reverse Share Split

Dubai, United Arab Emirates – January 25, 2022 – Swvl Holdings Corp (“Swvl” or the “Company”) (Nasdaq: SWVL), a global provider of transformative tech-enabled mass transit solutions, today announced that on January 4, 2023, the Company's Board of Directors approved a reverse stock split of its Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), at the ratio of one-for-25 such that every 25 issued Ordinary Shares would be combined into one Ordinary Share, with a par value of $0.0025 each (the “Reverse Share Split”). The Company’s Board of Directors also approved an amendment and restatement to the Company's Memorandum and Articles of Association to reflect the Reverse Share Split. No shareholder approval is required for the Reverse Share Split pursuant to the BVI Business Companies Act (as revised).

The Reverse Share Split is expected to be effective on January 25, 2023, following which the trading of the Company’s Ordinary Shares will begin trading on the Nasdaq Global Market (“Nasdaq”) on a split-adjusted basis at the start of trade on January 26, 2023. All options and warrants of the Company outstanding immediately prior to the Reverse Share Split will be appropriately adjusted by dividing the number of shares of the Ordinary Shares into which the options and warrants are exercisable or convertible by 25 and multiplying the exercise or conversion price thereof by 25, as a result of the Reverse Share Split.

The Company's Ordinary Shares will continue to trade on the Nasdaq under the symbol "SWVL" but will trade under the new CUSIP G86302125. The Company expects that the Reverse Share Split will allow the Company to regain compliance with the Nasdaq $1.00 minimum bid price requirement.

About Swvl

Swvl is a global provider of transformative tech-enabled mass transit solutions, offering intercity, intracity, B2B and B2G transportation. The Company’s platform provides complimentary semi-private alternatives to public transportation for individuals who cannot access or afford private options. Every day, Swvl’s parallel mass transit systems are empowering individuals to go where they want, when they want – making mobility safer, more efficient, accessible, and environmentally friendly. Customers can book their rides on an easy-to-use proprietary app with varied payment options and access to high-quality private buses and vans.

For additional information about Swvl, please visit www.swvl.com.

Forward Looking Statements

This press release contains “forward-looking statements” relating to future events. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events and other statements that are not historical facts.

These statements are based on the current expectations of Swvl’s management and are not predictions of actual performance. For example, Swvl is using forward-looking statement in this press release when it discusses the effective date for its Reverse Share Split, the date that trading in its Ordinary Shares will begin on a split-adjusted basis, the adjustment of all options and warrants that are exercisable or convertible and the Company’s expectation that the Reverse Share Split will allow the Company to regain compliance with the Nasdaq minimum bid price requirement. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Swvl. These statements are subject to a number of risks and uncertainties regarding Swvl’s business, and actual results may differ materially. In addition, forward-looking statements provide Swvl’s expectations, plans or forecasts of future events and views as of the date of this communication. Swvl anticipates that subsequent events and developments could cause Swvl’s assessments and projections to change. However, while Swvl may elect to update these forward-looking statements in the future, Swvl specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Swvl’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon any forward-looking statements. Except as otherwise required by law, Swvl undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. More detailed information about the risks and uncertainties affecting the Company is contained under the heading "Risk Factors" in the Company's annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the "SEC"), which is available on the SEC's website, www.sec.gov, and in subsequent SEC filings.

Contact

Youssef Salem

Swvl CFO

Investor.relations@swvl.com